As filed with the Securities and Exchange Commission on June 8, 2007
REGISTRATION NO. 333-140628

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2/A-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BIOMETRX, INC.
(Name of small business issuer in its charter)

Delaware	3670	31-1190725
(State or Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

500 North Broadway, Suite 204
Jericho, New York 11753
(516) 937-2828
(Address and Telephone Number of Principal Executive Office
and Principal Place of Business)

Mark Basile
Chief Executive Officer
500 North Broadway, Suite 204
Jericho, New York 11753
(516) 937-2828
(Name, address and telephone number of agent for service)

Copies to:
Joel C. Schneider, Esq.
Sommer & Schneider LLP
595 Stewart Avenue, Suite 710
Garden City, NY 11530
(516) 228-8181
  (516) 228-8211 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If the Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If the Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 of the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of Common Stock, $0.001 par value per share (3)	1,550,000	$2.75	$4,262,500	$407.60

Total	1,550,000	$2.75	$4,262,500	$407.60

(1) All 1,550,000 shares registered pursuant to this registration statement are to be offered by the selling shareholders. Pursuant to Rule 416 under the Securities Act, this registration statement also covers such number of additional shares of common stock to prevent dilution resulting from stock splits, stock dividends and similar transactions pursuant to the terms of the warrants referenced below.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act, using the average of the bid and asked price as reported on the Over the Counter Bulletin Board on February 9, 2007.

(3) Represents a total of 1,550,000 shares of common stock issuable upon the conversion of convertible debentures and convertible notes held by the selling shareholders.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IS NOT A SOLICITATION OF AN OFFER TO BUY IN ANY STATE IN WHICH AN OFFER, SOLICITATION, OR SALE IS NOT PERMITTED.

Subject to completion, dated _______________, 2007

PROSPECTUS

BIOMETRX, INC.

1,550,000 SHARES OF COMMON STOCK

This prospectus relates to an aggregate of up to 1,550,000 shares of our common stock, which may be offered by the selling shareholders identified in this prospectus for their own account. The 1,550,000 shares are issuable upon the conversion of convertible notes and debentures in the principal amount of $1,550,000. Our filing of the registration statement of which this prospectus is a part is intended to satisfy a portion of our obligations to the selling shareholders to register for resale the shares underlying the Convertible Notes and Debentures issued to them and the shares issuable upon exercise of the warrants issued to them.

We will not receive any proceeds from the sale of the shares by these selling shareholders.

Unless the context otherwise requires, the terms “bioMETRX”, “we,” “us” or “our” refer to bioMETRX, Inc.

Our common stock is listed on the OTC Bulletin Board under the symbol ““BMRX”. The last reported sales price per share of our common stock, as reported by the OTC Bulletin Board on June 4, 2007, was $1.10.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
SEE “RISK FACTORS” BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June ___, 2007

TABLE OF CONTENTS

NOTICE ABOUT FORWARD LOOKING STATEMENTS	5
PROSPECTUS SUMMARY	5
RISK FACTORS	9
USE OF PROCEEDS	17
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	17
BUSINESS	18
LEGAL PROCEEDINGS	24
DESCRIPTION OF PROPERTY	24
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION	25
AND RESULTS OF OPERATIONS	25
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING	37
AND FINANCIAL DISCLOSURE	37
MANAGEMENT	38
EXECUTIVE COMPENSATION	39
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	41
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	42
DESCRIPTION OF SECURITIES	43
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	43
PLAN OF DISTRIBUTION	44
SELLING SHAREHOLDERS	46
LEGAL MATTERS	50
EXPERTS	50
AVAILABLE INFORMATION	50
ITEM 24. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES	II-1
ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	II-1
ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES	II-2
ITEM 27. EXHIBITS.	II-9
ITEM 28. UNDERTAKINGS	II-13

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER.

NOTICE ABOUT FORWARD LOOKING STATEMENTS

When used in this prospectus, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “intend,” “plans”, and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding events, conditions and financial trends which may affect our future plans of operations, business strategy, operating results and financial position. Forward looking statements in this prospectus include without limitation statements relating to:

•	trends affecting our financial condition or results of operations;

•	our business and growth strategies;

•	our technology; and

•	our financing plans.

Such statements are not guarantees of future performance and are subject to risks and uncertainties and actual results may differ materially from those included within the forward-looking statements as a result of various factors. Such factors include, among other things:

•	our ability to obtain additional sources of capital to fund continuing operations, in the event that we are unable to timely generate revenues;

•	our ability to retain existing or obtain additional licensees who will act as distributors of our products;

•	our ability to obtain additional patent protection for our technology; and

•	other economic, competitive and governmental factors affecting our operations, market, products and services.

Additional factors are described in our other public reports and filings with the Securities and Exchange Commission (the “SEC”). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. bioMETRX undertakes no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE “RISK FACTORS” SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS.

Our Company

The Company was incorporated on March 13, 1985, under the laws of the State of Utah with the name Univenture Capital Corp. The Company was organized to engage in any lawful business and had no specific business plan except the investigation, analysis, and possible acquisition of business opportunities.

  On August 29, 1986, the Company acquired all of the outstanding stock of Health & Leisure Inc., a Delaware corporation which subsequently changed its name to Entre Vest, Inc. (“Entre Vest”), in a transaction in which a subsidiary of the Company merged with and into Entre Vest and the former stockholders of Entre Vest obtained a controlling interest in the Company. The Company subsequently changed its own name from Univenture Capital Corp. to Health & Leisure, Inc. and changed its state of incorporation from Utah to Delaware.
Entre Vest was incorporated on June 6, 1985, under the laws of the State of Delaware.

Pursuant to an Acquisition Agreement and Plan of Merger dated June 13, 2003 (the “Merger Agreement”), by and among Health & Leisure, Inc (the “Registrant”); Venture Sum, Inc., a Delaware corporation and a wholly owned subsidiary of Registrant (“Mergerco”); and MarketShare Recovery, Inc., a New York corporation, (“MKSR”), Mergerco merged with and into MKSR, and MKSR became a wholly-owned subsidiary of the Registrant. The merger became effective June 13, 2003, (the “Effective Date,”) however closing of the Agreement occurred on July 15, 2003. Subsequently, Health & Leisure, Inc. filed an amendment to its certificate of incorporation and thereby changed its name to MarketShare Recovery, Inc.

Our former subsidiary similarly named MarketShare Recovery, Inc. was incorporated in New York in November 2000. The subsidiary, MarketShare Recovery, Inc. was a provider of online direct marketing solutions for enterprises. The solutions enabled corporations to create and deliver online direct marketing programs that drive revenue, influence behavior and deepen customer relationships. Our solutions provided customer insight and powerful program execution through a combination of hosted applications and technology infrastructure. As a result of new technology, the Company found it harder to maintain and grow this business and at the end of 2004 this business was discontinued.

On October 7, 2004, we entered into an Asset Purchase Agreement with Palomar Enterprises, Inc. (the “Agreement”). Pursuant to the Agreement, we agreed to purchase certain assets, including certain automotive notes and contracts, a business plan and model for an automotive financial services company and a data base of potential customers and $150,000 in cash from Palomar in exchange for a controlling interest in us.

On November 2, 2004, by mutual agreement, Palomar and the Company terminated the Agreement.

In 2004, we entered into a database license agreement with 110 Media Group to use and to sublicense the use of its database for a term of ten years for a total license fee of $45,567. For financial reporting, revenue is recognized using the straight-line method, based upon the economic useful life of three years. At December 31, 2004, our remaining deferred revenue of $30,378 was recognized as revenue due to the Company completing its obligations under the agreement and we are no longer required to perform any further services nor incur any costs related to this agreement.

On May 27, 2005, we completed a merger (“Merger”) of MarketShare Merger Sub, Inc. a wholly owned subsidiary of the Company (“Merger Sub”) with bioMetrx Technologies, Inc., a Delaware corporation (“bioMetrx Technologies”) pursuant to the Agreement and Plan of Merger dated April 27, 2005, by and among the Company, Merger Sub and bioMetrx Technologies (“Merger Agreement”). bioMetrx Technologies, a development stage company, is engaged in the development of biometrics-based products for the home security and electronics market, including biometrically enabled residential door locks, central station alarm keypads, thermostats and garage/gate openers.

On June 1, 2005 (the “Effective Date”), Merger Sub filed a Merger Certificate completing the acquisition of bioMetrx Technologies. The consideration for the Merger was 3,554,606 restricted shares of our common stock and the issuance of 45,507 Common Stock Purchase Warrants to the holders of corresponding instruments of bioMetrx Technologies. The Merger was completed according to the terms of the Merger Agreement. Simultaneously with the Merger, certain stockholders of the Company surrendered 552,130 shares of the Company’s common stock which were cancelled and returned to the status of authorized and unissued. In addition, 75,000 shares of the Company’s common stock were deposited by these stockholders into escrow to cover contingent liabilities, if any. As a result of the Merger, bioMetrx Technologies was merged into the Merger Sub and became our wholly owned subsidiary.

Since the Company had no meaningful operations immediately prior to the Merger, the Merger is being treated as a reorganization of bioMetrx Technologies via a reverse merger with the Company for accounting purposes.

The 3,554,606 shares and the shares issuable upon the exercise of 45,507 warrants issued as part of Merger to the former bioMetrx Technologies stockholders represented approximately 90% of the total outstanding post-merger stock.

On October 10, 2005, the Company amended its Certificate of Incorporation to change its name to bioMETRX, Inc., as a result, the Company’s trading symbol was changed to “BMTX”.

On March 14, 2006, the Company filed an amendment to its Certificate of Incorporation to effect a reverse split of all of the outstanding shares of its Common Stock at a ratio of one-for-four and increase the number of authorized shares of its Common Stock to 25,000,000 shares and decrease the par value of the Company’s common stock to $.001 per share. Our certificate of incorporation amendment authorized the issuance of up to 10,000,000 shares of $.01 par value preferred stock, with such designation rights and preferences as may be determined from time to time by the Board of Directors. The Company’s trading symbol was changed to “BMRX.” The combined companies are hereinafter referred to as the “Company” or “bioMETRX.”

Our corporate address is 500 North Broadway, Suite 204, Jericho, New York 11753, and our telephone number is (516) 937-2828 and our fax number is (516) 937-2880.

Summary of the Offerings

bioMETRX, Inc. (the “Company”) entered into a Securities Purchase Agreement dated as of June 29, 2006, with four investors relating to the issuance and sale, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), of units consisting of 8% Convertible Notes in the principal amount of $950,000, Series A Common Stock Purchase Warrants and Series B Common Stock Purchase Warrants. In addition, the company entered into an Exchange Agreement with the two investors who purchased $650,000 of the Preferred Stock, on April 28, 2006 whereby the Company agreed to issue the units in exchange for the return and cancellation of the previously issued Preferred Stock units. At the closing the Company issued its 8% Convertible Notes in the aggregate principal amount of $1,600,000, 1,600,000 A Warrants and 800,000 B Warrants to the Investors. The Company also issued an aggregate of 128,000 shares of its common stock to the investors representing one year’s of prepaid interest on the notes.

The notes mature 24 months from the closing. The notes are convertible at the option of the holder into the Company’s common stock at the rate of $1.00 per share. The notes are mandatorily convertible into the Company’s common stock if the closing bid price of the Company’s common stock is above $2.50 per share for ten (10) consecutive trading days and if the daily volume for the same period exceeds 100,000 shares per day. The Company may redeem the notes for 125% of the principal amount of the note together with all accrued and unpaid interest provided that (i) an event of default had not occurred, and (ii) an effective registration statement covering the shares underlying the Note exists.

Each A Warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $1.00 per share commencing on the date of issuance and expiring at the close of business on the fifth anniversary of the issuance date. Each B Warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $.10 per share commencing 181 days after issuance and expiring at the close of business on the fifth anniversary of the initial exercise date. Notwithstanding the foregoing if the Company provides the holder of a B Warrant with validation and acknowledgement, in the form of bona fide purchase order demonstrating that at least $1,000,000 of the Company’s products have been ordered, other than its initial order from a national retailer in the amount of approximately 23,000 garage door opening units, within 181 days after the date of the Securities Purchase Agreement, the B Warrants shall automatically terminate. Both the A and B Warrants contain provisions that protect the holder against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassifications, or mergers.

Pursuant to the Selling Agent Letter Agreement between the Company and the Selling Agent, the Selling Agent was paid a cash fee of $95,000 (10% of the aggregate purchase price of the units sold to the subscribers) in addition to the $65,000 it received on April 28, 2006. The Company also issued the Selling Agent a warrant to purchase 160,000 shares of its common stock on the same terms as the A Warrants.

The Company entered into a Securities Purchase Agreement dated as of December 28, 2006, with three investors relating to the issuance and sale, in a private placement exempt from the registration requirements of the Securities Act, of units consisting of Senior Convertible Debentures in the principal amount of $1,500,000, 1,500,000 Series A Common Stock Purchase Warrants and 750,000 Series B Common Stock Purchase Warrants. The closing occurred on January 5, 2007.

The debentures mature on June 29, 2008. The debentures are convertible at the option of the holder into the Company’s common stock at the rate of $1.00 per share. The debentures are convertible at the option of the Company into the Company’s common stock if the closing bid price of the Company’s common stock is above $2.50 per share for ten (10) consecutive trading days and if the shares underlying the debentures are registered. The Company may redeem the debentures for 125% of the principal amount of the debenture together with all accrued and unpaid interest provided that (i) an event of default has not occurred, (ii) the price of the Company’s common stock exceeds $1.50, (ii) an effective registration statement covering the shares underlying the debentures exists, and (iii) if for 20 consecutive days the daily VWAP exceeds $1.50 and certain equity conditions are met, including a condition that the daily volume for the same period exceeds $50,000 per day.

Each A Warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $1.00 per share commencing on the date of issuance and expiring at the close of business on the fifth anniversary of the issuance date. Each B Warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $.10 per share at any time after July 1, 2007 and expiring at the close of business on the fifth anniversary of the initial issuance date. Notwithstanding the foregoing if the Company provides the holder of a B Warrant with validation and acknowledgement on or before June 30, 2007 that the Company has both received and booked revenues for its products totaling $1,000,000, the B Warrants shall automatically terminate. Both the A and B Warrants contain provisions that protect the holder against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassifications, or mergers.

Pursuant to the Selling Agent Letter Agreement between the Company and First Montauk Securities Corporation, the Selling Agent was paid a cash fee of $150,000 (10% of the aggregate purchase price of the units sold to the subscribers). The Company also issued the Selling Agent a warrant to purchase 150,000 shares of its common stock on the same terms as the A Warrants.

As part of the Private Placement, the Company entered into a registration rights agreement with each subscriber who purchased units in the private placement. Under the registration rights agreement, the Company is obligated to file a registration statement on Form SB-2, relating to the resale by the holders of the Common Stock underlying the debentures, warrants and Selling Agent warrant.

As a condition to closing, the Company obtained consents and waivers from the investors of its private placement of $1,600,000 principal amount of Convertible Notes issued on June 29, 2006, pursuant to which each of the prior investors agreed to waive any and all existing defaults relating to the notes and agreed to forebear from exercising any rights accruing upon default until March 31, 2007. As of the date hereof, none of the investors have exercised any rights upon the default. In connection therewith, the Company issued to the investors convertible notes in the aggregate principal amount of $387,437.39, representing liquidated damages due under the notes. The notes are convertible into the Company’s common stock at $1.00 per share.

Common stock offered by bioMETRX:	None.

Common stock offered by selling shareholders:	1,550,000 shares, issuable upon the conversion of a portion of the Convertible Notes and Convertible Debentures.

Common stock outstanding:	As of June 1, 2007, 10,064,867 shares of our common stock were issued and outstanding.

Proceeds to bioMETRX:	We will not receive proceeds from the resale of shares by the selling shareholders.

Use of proceeds:	Working capital.

OCT Bulletin Board Symbol:	BMRX.

RISK FACTORS

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. BEFORE YOU INVEST YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS. IF ANY OF THE FOLLOWING RISKS ARE REALIZED, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE HARMED AND THE VALUE OF OUR STOCK COULD GO DOWN. THIS MEANS YOU COULD LOSE ALL OR A PART OF YOUR INVESTMENT.

Risks Related to Our Business

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date and have never generated revenue. Therefore, we have a limited operating history upon which to evaluate the merits of investing in the Company. Because we are in the early stages of operating our business, we are subject to many of the same risks inherent in the operation of a business with a limited operating history, including the potential inability to continue as a going concern.

We are dependent on outside financing for continuation of our operations.

Because we have never generated revenue and currently operate at a significant loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future. Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, investors in the Company could lose their entire investment.

Our business will not grow unless the market for biometric products and services expands both domestically and internationally.

       Our revenues will be derived from the sale of biometric products and services. Biometric products have not gained widespread commercial acceptance. We cannot accurately predict the future growth rate, if any, or the ultimate size of the biometric technology market. The expansion of the market for our products depends on a number of factors including without limitation:

•	national or international events which may affect the need for or interest in biometric products or services;

•	the cost, performance and reliability of our products and services and those of our competitors;

•	customers’ perception of the perceived benefit of biometric products and services and their satisfaction with our products and services;

•	public perceptions of the intrusiveness of these products and services and the manner in which firms are using the information collected;

•	public perceptions regarding the confidentiality of private information;

•	proposed or enacted legislation related to privacy of information; and

•	marketing efforts and publicity regarding these products and services.

Certain groups have publicly objected to the use of biometric products for some applications on civil liberties grounds and legislation has been proposed to regulate the use of biometric security products. From time to time, biometrics technologies have been the focus of organizations and individuals seeking to curtail or eliminate such technologies on the grounds that they may be used to diminish personal privacy rights. If such initiatives result in restrictive legislation, the market for biometric solutions may be adversely affected. Even if biometric solutions gain wide market acceptance, our products and services may not adequately address the requirements of the market and may not gain wide market acceptance.

We may face intense competition from other biometric solution providers as well as identification and security systems providers.

       A significant number of established and startup companies are marketing or developing software and hardware for facial and/or fingerprint biometric products and applications that may eventually compete with our current offerings.

       The biometric security market is a rapidly evolving and intensely competitive, and we believe that additional significant long-term competitors will continue to enter the market. We expect competition in the biometrics markets to increase and intensify in the near term. Companies competing with us may introduce products that are targeted at our target markets and competitively priced, have increased performance or functionality or incorporate technological advances we have not yet developed or implemented. Some present and potential competitors have financial, marketing, research, and manufacturing resources substantially greater than ours. Other players in the biometric do have the potential to directly compete with us. Among these companies are Sagem Morpho, Inc., Cogent, NEC, Printrak International, Inc., (a Motorola company), and Saflink. However, these companies primarily focus on networked-based, or computer based systems that require a sophisticated computer-based infrastructure to operate. Our company’s products are embedded and self contained and do not require a computer to operate.

The biometrics industry is characterized by rapid technological change and requires introduction of new and enhanced products at competitive prices.

       In order to compete effectively in the biometrics market, we must continually design, develop and market new and enhanced products at competitive prices and we must have the resources available to invest in significant research and development activities. Our future success will depend upon our ability to address the changing and sophisticated needs of the marketplace. Frequently, technical development programs in the biometric industry require assessments to be made of the future directions of technology and technology markets generally, which are inherently risky and difficult to predict. Delays in introducing new products, services and enhancements, the failure to choose correctly among technical alternatives or the failure to offer innovative products and services at competitive prices may cause customers to forego purchases of our products and services and purchase those of our competitors, and could adversely affect our business operations, financial results and stock price.

Our financial and operating results often vary significantly from quarter to quarter and may be negatively affected by a number of factors.

Our financial and operating results may fluctuate from quarter to quarter because of the following reasons:

•	unavailability or delays in authorization of government funding or cancellations, delays or contract amendments by government agency customers;

•	reduced demand for products and services caused, for example, by product offerings from new competitors;

•
the inability to timely and successfully (i) complete development of complex designs, components and products, (ii) complete new product introductions that may result in improved gross margins, (iii) manufacture in volume or

•	install certain of our complex products or (iv) obtain relevant government agency certifications for newly introduced products on a timely basis;

•	changes in the mix of products and services we or our distributors sell;

•	the readiness of customers to accept delivery of new products on a timely basis;

•	protests of federal, state or local government contract awards by competitors;

•	unforeseen legal expenses, including litigation and/or administrative protest costs;

•	expenses related to acquisitions or mergers;

•	impairment charges arising out of our assessments of goodwill and intangibles;

•	other one-time financial charges;

•	the lack of availability or increase in cost of key components and subassemblies;

•	competitive pricing pressures; and

•	unpredictable product installation schedules

Particularly important is the need to invest in planned technical development programs to maintain and enhance our competitiveness, and to successfully develop and launch new products and services on a timely basis. Managing and improving the likelihood of success of such programs requires the development of budgets, plans and schedules for the execution of these programs and the adherence to such budgets, plans and schedules. The majority of such program costs are payroll and related staff expenses, and secondarily materials, subcontractors and promotional expenses. These costs are very difficult to adjust in response to short-term fluctuations in our revenues, compounding the difficulty of achieving profitability in the event of a revenue downturn.

A security breach or failure in systems that we use could result in the disclosure of private personal information that could harm our business by adversely affecting the market’s perception of our products and services.

       Many of the systems we use are designed to secure or manage private personal information or information maintained by governmental agencies or credit card processing companies. In addition to being costly to repair and causing delays and other difficulties, a security breach or failure in one of these systems could cause serious harm to our business as a result of negative publicity or decisions by clients to limit our access or involvement with this information.

The terrorist attacks of September 11, 2001, and the continuing threat of global terrorism, have increased financial expectations that may not materialize.

       The September 11, 2001 terrorist attacks, and continuing concerns about global terrorism, may have created an increase in awareness for biometric security solutions generally. However, it is uncertain whether the actual level of demand for our biometric products and services will grow as a result of such increased awareness. Increased demand may not result in an actual increase in our revenues. In addition, it is uncertain which security solutions, if any, will be adopted as a result of terrorism and whether our products will be a part of those solutions.. These factors may adversely impact us and create unpredictability in revenues and operating results.

Our lengthy and variable sales cycle will make it difficult to predict operating results.

       Certain of our products often have a lengthy sales cycle while the customer evaluates and receives approvals for purchase. If, after expending significant funds and effort, we fail to receive an order, a negative impact on our financial results and stock price could result. It is difficult to predict accurately the sales cycle of any large order for any of our products. If we do not ship and or install one or more large orders as forecast for a fiscal quarter, our total revenues and operating results for that quarter could be materially and adversely affected.

The substantial lead-time required for ordering parts and materials may lead to inventory problems.

       The lead-time for ordering parts and materials and building many of our products can be many months. As a result, we must order parts and materials and build our products based on forecasted demand. If demand for our products lags significantly behind our forecasts, we may produce more products than we can sell, which can result in cash flow problems and write-offs or write-downs of obsolete inventory.

We will rely in part upon original equipment manufacturers (“OEM”) and distribution partners to distribute our products, and we may be adversely affected if those parties do not actively promote our products or pursue installations that use our equipment.

       We estimate that a significant portion of our revenue will come from sales to partners including OEMs, systems integrators, distributors and resellers. Some of these relationships have not been formalized in a detailed contract, and may be subject to termination at any time. Even where these relationships are formalized in a detailed contract, the agreements are often terminable with little or no notice and subject to periodic amendment. We cannot control the amount and timing of resources that our partners devote to activities on our behalf.

       We intend to continue to seek strategic relationships to distribute, license and sell certain of our products. We, however, may not be able to negotiate acceptable relationships in the future and cannot predict whether current or future relationships will be successful.

Loss of sole or limited source suppliers may result in delays or additional expenses.

       We obtain certain hardware components and complete products, as well as software applications, from a single source or a limited group of suppliers. We do not have long-term agreements with any of our suppliers. We will experience significant delays in manufacturing and shipping of products to customers if we lose these sources or if supplies from these sources are delayed.

       As a result, we may be required to incur additional development, manufacturing and other costs to establish alternative sources of supply. It may take several months to locate alternative suppliers, if required, or to re-tool our products to accommodate components from different suppliers. We cannot predict if we will be able to obtain replacement components within the time frames we require at an affordable cost, or at all. Any delays resulting from suppliers failing to deliver components or products on a timely basis in sufficient quantities and of sufficient quality or any significant increase in the price of components from existing or alternative suppliers could have a severe negative impact on our financial results and stock price.

We may be subject to loss in market share and market acceptance as a result of performance failures, manufacturing errors, delays or shortages.

       Performance failure in our products may cause loss of market share, delay in or loss of market acceptance, additional warranty expense or product recall, or other contractual liabilities. The complexity of certain of our fingerscanners makes the manufacturing and assembly process of such products, especially in volume, complex. This may in turn lead to delays or shortages in the availability of certain products, or, in some cases, the unavailability of certain products. The negative effects of any delay or failure could be exacerbated if the delay or failure occurs in products that provide personal security, secure sensitive computer data, authorize significant financial transactions or perform other functions where a security breach could have significant consequences. If a product launch is delayed or is the subject of an availability shortage because of problems with our ability to manufacture or assemble the product successfully on a timely basis, or if a product or service otherwise fails to meet performance criteria, we may lose revenue opportunities entirely and/or experience delays in revenue recognition associated with a product or service in addition to incurring higher operating expenses during the period required to correct the defects. There is a risk that for unforeseen reasons we may be required to repair or replace a substantial number of products in use or to reimburse customers for products that fail to work or meet strict performance criteria. We carry product liability insurance, but existing coverage may not be adequate to cover potential claims.

We may be subject to repair, replacement, reimbursement and liability claims as a result of products that fail to work or to meet applicable performance criteria.

       There is a risk that for unforeseen reasons we may be required to repair or replace a substantial number of products in use or to reimburse customers for products that fail to work or meet strict performance criteria. We attempt to limit remedies for product failure to the repair or replacement of malfunctioning or noncompliant products or services, and also attempt to exclude or minimize exposure to product and related liabilities by including in our standard agreements warranty disclaimers and disclaimers for consequential and related damages as well as limitations on our aggregate liability. From time to time, in certain complex sale or licensing transactions, we may negotiate liability provisions that vary from such standard forms. There is a risk that our contractual provisions may not adequately minimize our product and related liabilities or that such provisions may be unenforceable. We carry product liability insurance, but existing coverage may not be adequate to cover potential claims. We maintain warranty reserves as deemed adequate by management.

Failure by us to maintain the proprietary nature of our technology, intellectual property and manufacturing processes could have a material adverse effect on our business, operating results, financial condition, stock price, and on our ability to compete effectively.

       We principally rely upon patent, trademark, copyright, trade secret and contract law to establish and protect our proprietary rights. There is a risk that claims allowed on any patents or trademarks we hold may not be broad enough to protect our technology. In addition, our patents or trademarks may be challenged, invalidated or circumvented and we cannot be certain that the rights granted thereunder will provide competitive advantages to us. Moreover, any current or future issued or licensed patents, or trademarks, or currently existing or future developed trade secrets or know-how may not afford sufficient protection against competitors with similar technologies or processes, and the possibility exists that certain of our already issued patents or trademarks may infringe upon third party patents or trademarks or be designed around by others. In addition, there is a risk that others may independently develop proprietary technologies and processes, which are the same as, substantially equivalent or superior to ours, or become available in the market at a lower price.

       In addition, foreign laws treat the protection of proprietary rights differently from laws in the United States and may not protect our proprietary rights to the same extent as U.S. laws. The failure of foreign laws or judicial systems to adequately protect our proprietary rights or intellectual property, including intellectual property developed on our behalf by foreign contractors or subcontractors may have a material adverse effect on our business, operations, financial results and stock price.

       There is a risk that we have infringed or in the future will infringe patents or trademarks owned by others, that we will need to acquire licenses under patents or trademarks belonging to others for technology potentially useful or necessary to us, and that licenses will not be available to us on acceptable terms, if at all.

       We may have to litigate to enforce our patents or trademarks or to determine the scope and validity of other parties’ proprietary rights. Litigation could be very costly and divert management’s attention. An adverse outcome in any litigation may have a severe negative effect on our financial results and stock price. To determine the priority of inventions, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office or oppositions in foreign patent and trademark offices, which could result in substantial cost and limitations on the scope or validity of our patents or trademarks.

       We also rely on trade secrets and proprietary know-how, which we seek to protect by confidentiality agreements with our employees, consultants, service providers and third parties. There is a risk that these agreements may be breached, and that the remedies available to us may not be adequate. In addition, our trade secrets and proprietary know-how may otherwise become known to or be independently discovered by others.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

       Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and NASDAQ National Market rules, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

If we fail to adequately manage the size of our business, it could have a severe negative effect on our financial results or stock price.

       Our management believes that in order to be successful we must appropriately manage the size of our business. This may mean reducing costs and overhead in certain economic periods, and selectively growing in periods of economic expansion. In addition, we will be required to implement operational, financial and management information procedures and controls that are efficient and appropriate for the size and scope of our operations. The management skills and systems currently in place may not be adequate and we may not be able to manage any significant cost reductions or effectively provide for our growth.

If we fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

       We are dependent on the continued availability of the services of our employees, many of whom are individually key to our future success, and the availability of new employees to implement our business plans. The market for skilled employees is highly competitive, especially for employees in technical fields. Although our compensation programs are intended to attract and retain the employees required for us to be successful, there can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

       Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel, especially engineers, is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

       If we lose the services of key personnel, or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. In addition, there is intense competition for highly qualified engineering and marketing personnel in the locations where we principally operate. The loss of the services of any key engineering, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

If we fail to comply with the new rules under the Sarbanes-Oxley Act related to accounting controls and procedures, or if material weaknesses or other deficiencies are discovered in our internal accounting procedures, our stock price could decline significantly.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent auditors addressing these assessments. We are in the process of documenting and testing our internal control procedures, and we may identify material weaknesses in our internal control over financial reporting and other deficiencies. If material weaknesses and deficiencies are detected, it could cause investors to lose confidence in our Company and result in a decline in our stock price and consequently affect our financial condition. In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our Common Stock could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

 The following risks relate principally to our common stock and its market value:

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with a company’s operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to our business or operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like the American Stock Exchange. Accordingly, stockholders may have difficulty reselling any of their shares of common stock.

Our Common Stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

•	technological innovations or new products and services by us or our competitors;

•	government regulation of our products and services;

•	the establishment of partnerships with other technology companies;

•	intellectual property disputes;

•	additions or departures of key personnel;

•	sales of our common stock

•	our ability to integrate operations, technology, products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	loss of any strategic relationship;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

Because we are a development stage company with no revenues to date, you should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the future on our common stock. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of cash dividends on our common stock will depend on earnings, financial condition and other business and economic factors at such time as the board of directors may consider relevant. If we do not pay cash dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Penny stock regulations may impose certain restrictions on marketability of our stock.

Our common stock is currently listed for trading on the OTC Bulletin Board which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities are subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended, or Exchange Act. The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules," investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

Our Board of Directors may issue and fix the terms of shares of our preferred stock without stockholder approval, which could adversely affect the voting power of holders of our common stock or any change in control of our company.

Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of "blank check" preferred stock, with such designation rights and preferences as may be determined from time to time by the Board of Directors. Our Board of Directors is empowered, without shareholder approval, to issue additional shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. In the event of such issuances, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.

A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of common stock. All of the shares of our common stock covered by this prospectus will be freely transferable without restriction or further registration under the Securities Act.

USE OF PROCEEDS

This prospectus relates to 1,550,000 shares of our common stock, which may be sold from time to time by the selling shareholders. We will not receive any part of the proceeds from the sale of common stock by the selling shareholders.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock has been quoted on the OTCBB under the symbol BMRX since March 16, 2006. Prior to that, the Company traded under the symbol BMTX and prior to that the Company’s common stock traded under the symbol MKSH. The following table sets forth, for the periods indicated, the high and low sales prices per share of common stock as reported on the OTCBB. These quotations reflect interdealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions:

2004

	High	Low
COMMON STOCK
First quarter	$12.00	$3.36
Second quarter	$9.60	$1.49
Third quarter	$2.64	$1.20
Fourth quarter	$1.39	$0.06

2005

	High	Low
COMMON STOCK
First quarter	$1.28	$0.60
Second quarter	$15.40	$0.60
Third quarter	$15.80	$2.20
Fourth quarter	$8.00	$2.40

2006

	High	Low
COMMON STOCK
First quarter	$6.80	$2.40
Second quarter	$3.75	$1.35
Third quarter	$1.80	$0.60
Fourth quarter	$2.95	$1.05

2007

	High	Low
COMMON STOCK
First quarter	$3.49	$1.75

All prices for fiscal 2004, 2005, 2006 and 2007 are split-adjusted to reflect a reverse 1:12 stock split which occurred on December 20, 2004 and also reflect a reverse 1:4 stock split which occurred March 14, 2006.

On June 4, 2007, the last sale price of our common stock reported by the OTCBB was $1.10 per share.

Shareholders

Records of our stock transfer agent indicate that as of May 17, 2007, we had 696 record holders of our common stock. The Company estimates there are nearly 500 holders of lots of 100 or more shares. Since a significant number of our shares are held by financial institutions in “street name,” it is likely that we have significantly more stockholders than indicated above. We estimate that we have approximately 1,000 beneficial holders, including such shares held in “street name.” As of June 4, 2007 we had 10,064,867 outstanding shares of common stock.

Dividend Policy

Our board of directors determines any payment of dividends. We have never declared or paid any cash dividends, and we do not anticipate or contemplate paying cash dividends in the foreseeable future. It is our Board of Directors intention to utilize all available funds for working capital of bioMETRX.

BUSINESS

The Company, through its wholly owned subsidiaries, designs, develops, engineers and markets biometrics-based products for the consumer home security, consumer electronics, medical records and medical products markets. The Company’s executive offices are located in Jericho, New York.

Originally founded in 2001, bioMETRX is focused on developing simple-to-use, cost-efficient, finger-activated, lifestyle products under the trade name smartTOUCH™ .As a result of the agreement with MasterLOCK™, various products will be branded using the MasterLOCK™ powered by smartTOUCH™ brand name. The Company’s product line includes biometrically enabled residential locks, central station alarm keypads, thermostats, garage/gate openers, medical crash carts and industrial medicine cabinets. Our products utilize finger recognition technology designed to augment or replace conventional security methods such as keys, keypads, and PIN numbers.

The Company operates its business through three (3) wholly owned subsidiaries, bioMETRX Technologies Inc., which conducts the product engineering and design, smartTOUCH Consumer Products, Inc., the consumer-based marketing and sales group and smartTOUCH Medical, Inc. which is designing and will market medical industry products.

The home security industry consists of garage door manufacturers, key and lock manufacturers and central station alarm monitoring companies, representing a $25 billion global market. bioMETRX develops market-specific products in this area which are being sold through retailers, dealers and direct to consumers in the Unites States. The company’s first product, the Garage Door Opener, also known as the MasterLock™ GDO powered by SmartTOUCH, will be available through the Home Depot this summer.

The Company has also developed a finger-activated thermostat (smartSTAT) that will be marketed   to the general public as well as small box retailers, restaurant chains and small business owners. The Company’s smartSTAT thermostat allows only authorized users the ability to access and change the HVAC settings, after they have been authenticated by placing their finger on a sensor built into the device. This provides consumers and small business owners complete control over the heating and cooling settings within their homes or business establishments by preventing unwanted tampering and hence offers direct energy and cost savings benefits, without the need to install a cumbersome, ineffective security box around the thermostat.

The Company is presently completing some software enhancements on its smartSTIK product and will soon commence distribution and fulfillment of on-line orders. At this point we cannot offer a specific date or assurances that the release of the product will result in any meaningful revenues.

The Company is also developing technology for the medical products market. Currently, devices such as medical crash carts, rolling medicine drawers and cabinets and medical tool supply bins are either accessible in a hallway of a hospital or require medical personnel to enter a 4-digit PIN code to unlock these products. The Company is developing technology to secure these items while simplifying the procedure so that the proper medical personnel can access them quickly when necessary.

bioMETRX, to date, has not introduced its products and services commercially and is considered an entry level market vendor of consumer-based biometric products. bioMETRX has limited assets, significant liabilities and limited business operations. To date, activities have been limited to organizational matters, development of its products and services and capital raising.

Management’s plan of operations for the next twelve months is to raise additional capital, complete further development of its product line and commence marketing the Company’s products and services through its disparate distribution channels. The Company has recently executed a licensing agreement as well as a co-marketing/co-development agreement with MasterLock™ for its garage door opener and other products whereby the garage door opener will be marketed under the MasterLock™ brand and the companies will jointly undertake development of new products. The Company expects it will require $8,000,000 - $10,000,000 over the next 12 months to accomplish these goals and expects to be financed by the private sale of its securities and lines of credit with commercial banks for continuous manufacturing output of its products. The Company has initiated production of its garage door openers and it is estimated that delivery will commence incrementally in late second quarter though exact delivery dates are still uncertain. As the Company has no lines of credit with its contract manufacturer at this point, it will necessitate the requirement for advance purchase of components. To that end, the company has paid its manufacturer approximately $150,000 for components. Further as Company will replenish orders and maintain inventories, it will require additional financing until it is internally generating positive cash flow. Although the Company has retained the services of an investment banker, there are no firm commitments on anyone’s part to invest in the Company and if it is unable to obtain financing through the sale of its securities or other financing, the Company’s products and services may never be commercially sold. The Company though expecting to receive revenues within the second quarter of 2007 does not expect to be profitable in 2007 and cannot reasonably insure that it will be cash flow positive during this period. The Company’s balance sheet continues to reflect negative shareholder equity and for the foreseeable year will be solely reliant on the attraction of additional equity in order for it to reflect shareholder equity unless revenues should exceed expectations for the current market ready products or other products planned for release during this fiscal year 2007.  Should the Company prevail in its efforts to attract capital and fulfill its delivery requirements of its initial orders, it will require strict budget adherence in order to manage the many demands for capital.

Current Market Outlook - Target Markets/Applications

There is a unique opportunity in the consumer electronics market for the incorporation of biometrics technology in multiple devices, requiring personal identification or key access. Two current examples are biometrically secured laptops (IBM-Lenovo Thinkpad) and cell phones (Samsung SCH370). Prospective home/office security and electronics devices includes the introduction of “biometric” access controls on anything that presently requires a key, keypad or Personal Identification Number (“PIN”). bioMETRX is the first company to offer biometric security and electronics products for the home consumer market at any significant level.

We are focused on developing simple to use, cost efficient, finger activated consumer electronics products principally under the trade name “smartTOUCH™”. Our current and prospective consumer products include biometrically enabled and secure residential garage/gate door openers/locks, central station alarm pads and thermostats.

Product Offerings

smartTOUCH™ products allow a person to open a door, or set an alarm or thermostat simply by placing a finger upon a sensor chip, the size of a postage stamp. smartTOUCH™ products are designed to simplify access, while substantially increasing the security level of the systems used for such purposes. Our smartTOUCH™ products use one-to-one biometrics matching authenticated systems embodied in its products. The bioMETRX patent-pending system includes a hand held universal programmer designed to control access to the administrative functions of each smartTOUCH™ device. All smartTOUCH™ products are designed to work with this universal programmer, and permit up to twenty (20) authorized users to be enrolled. Our system allows two types of users, an access user who can only operate the smartTOUCH™ device, and an administrative user who can operate and also add or delete other users.

Consumer Products

smartTOUCH™ Garage Door Opener

As a result of the licensing agreement with the MasterLock™, the smartTOUCH™ Garage Door Opener (GDO) will be marketed as MasterLock™ Garage Door Opener powered by smartTOUCH. The GDO is a weatherproof, shockproof, tamper resistant, garage door opener switch that allows a homeowner to control the opening of a garage door with a touch of a finger. The garage door opener originally a hardwired unit, has been redesigned to be wireless and works universally with any manufacturer’s opener mechanism. The GDO is designed specifically to withstand the elements for years of reliable service and dependability. The homeowner’s finger is used to activate the garage door opening mechanism.

The GDO unit is programmed using a proprietary handheld programmer that was designed by the Company to program the complete range of smartTOUCH products. The programmer simply plugs into the main Sensor Unit and initiates a series of simple prompts on the menu screen, allowing the GDO to be programmed quickly and easily.

In developing a wireless biometric version of the smartTOUCH GDO unit, thus removing the need for a hard-wired connection between the Sensor unit and Relay, we have made the GDO system easier to install and more secure, as the unit transmits data using die code hopping encryption . In addition, future versions of the wireless GDO will allow the unit to communicate with a device such as a cell phone or other alternative wireless remote. The need for biometric authentication to operate the GDO will eliminate the possibility of a criminal using a frequency descrambler to open the garage door. Our wireless technology is being designed to actually transmit the user’s information that is authenticated at the remote device first, then transmitted to the receiver located on the garage door frame for re-authentication. We call this feature our “Failsafe Authentication Process” (“FAP”).

Although market data on the use of automatic garage door openers is limited, management estimates that there are 30 million homes in the United States equipped with automatic garage doors. For many families, the automatic garage door opener has made the garage door the most frequently used door for entering and exiting the home. Consequently, there is a large potential market for the smartTOUCH™ Garage Door Opener which meets the consumer need for security and convenience combined. We have filed our initial patent for this device with the United States Patents and Trademark Office in March 2004 and the patent was granted in January 2007 for the design of the biometric electronic garage door opener device.

During the quarter ended March 31, 2006 we received an initial purchase order for our smartTOUCH™ Garage Door Opener and purchase orders were subsequently modified in January 2007 in the amount of 17,340 units from The Home Depot. Delivery of the order is scheduled for early summer 2007. As a result of its co-marketing agreement with MasterLock™, the GDO will be marketed under the name of MasterLock™ GDO powered by smartTOUCH™. The company has received numerous inquiries from other home improvement and consumer electronic retailers and is making every effort to meet with these other retailers.

The Company has had discussions with garage door manufacturers with the objective of providing the Company’s product as an additional option to their standard garage door openers. In addition, following numerous inquiries, we have begun to establish a National Dealer Network, with the introduction of our proTOUCH Dealer Program. Our products are also available on the Company’s website. To date, the Company has received approximately 1,200 on-line orders for its garage door opener unit.

We are currently initiating manufacturing of the garage door opener unit with a third party contract manufacturer located in the United States with manufacturing operations in China, who will be providing turn-key manufacturing services. We have also established a credit facility with our major component supplier.

smartSTAT™ Thermostat

Every residential, commercial and industrial building is equipped with at least one thermostat. Typically, thermostats can be adjusted by children, housekeepers, employees, guests and even strangers, which can cost the homeowner or business owner hundreds, if not thousands, of dollars per year in lost energy costs due to unauthorized operations. Currently, the only security device available for thermostats is a clear plastic “lockbox” that fits over the thermostat. These boxes are used in a number of different buildings, including, but not limited to, shopping malls, apartment buildings office buildings, restaurants and factories. They are cumbersome and ineffective deterrents. In fact, these lockboxes are usually broken or simply ripped off the wall.

The smartSTAT™ Thermostat allows business owners/homeowners complete and secure control of the building’s heating and cooling system without having to invest tens of thousands of dollars in computer-based HVAC systems. By programming the smartSTAT™ Thermostat, only those individuals with authority to change the temperature can access the thermostat menus and functions. The Company, in its continuing efforts to protect its intellectual property, has acquired the rights to a patent protecting the biometric application of an electronic thermostat. smartSTAT™ Thermostats are designed to the same operational standards as currently available electronic programmable thermostats. The smartSTAT™ Thermostat will be the Company’s second product to market. The smartSTAT™ Thermostat will have a suggested retail price of $189.00.

Management estimates that approximately 10 million thermostats are sold in the United States annually, 45% of which are electronic models, either programmable or non-programmable. Management expects that there will be an increase in the sale of electronic thermostats as several states enact laws addressing the sale and disposal of mercury-based thermostats, some are even offering rebate programs to consumers that replace mercury thermostats with new energy-efficient programmable models.

The Company intends to manufacture approximately one thousand (1,000) thermostat units for two programs. One program will be designed for commercial applications and the Company has had several discussions with a number of restaurant chains who have expressed interest in participating in the program. The second program will be designed for residential use. The Company anticipates that these programs will commence within the next six months.

smartSTIK™ USB Flash Drive

USB flash drives are compact and easy-to-use flash memory data storage devices integrated with a USB interface. USB devices are utilized for personal data storage and portable desktop computing. Rather than carrying bulky disks that may not be read by certain devices or trusting email to transfer important or confidential files or pictures, a USB flash drive offers a simple, portable means of securely storing data. Common applications range from consumers using USB flash drives to transport digital music, pictures and videos, to the transportation of sensitive data such as banking information, personal PIN numbers, and corporate documents.

The common problem with current USB flash devices is that, if lost or stolen, the data on the device is not protected and can be accessed by unauthorized users. bioMETRX has developed smartSTIK™, a secure USB flash drive that has the capacity to securely store 1 to 2 GB of data. All files saved on the drive are protected by a biometric finger sensor embedded in the flash drive, which requires a recognized finger swipe from an authorized user to access the data stored. None of the data stored on the smartSTIK™ can be viewed or edited until biometric recognition is achieved through successful finger scanning. This protects the integrity and confidentiality of the information stored in the drive, while still offering the convenience and ease of use of traditional USB flash drives. We expect that our smartSTIK USB flash drive will retail for approximately $69.95 and will also carry the MasterLOCK™ brand name.

smartGATE™ Automatic Gate Opener

The smartGATE™ Automatic Gate Opener to be branded also with the MasterLOCK™ brand name serves a similar function as our garage door opener, as it allows homeowners and employees who gain access to their premises or place of business through either drive-through or walk-through security gates, easy, simple to use access with just a touch of a finger. Automatic gates work on the same principles as mechanized overhead garage door units. Many residences and businesses that use security gates use some sort of digital keypad, or universal “clicker” to open the gate from outside the premises.

The smartGATE™ Automatic Gate Opener is designed similarly to our garage door opener, except that it is housed in a weatherproof box that is usually an aftermarket product, purchased through gate installation companies. Our automatic gate opener is designed to fit conveniently into most vendors weatherproof containers designed for automatic gate opener units. While presently targeted for high-end residential installations, this unit will be re-engineered to meet the prospective needs of gated communities and moderate traffic commercial users.

Although market data is not readily available for this product, our own market analysis and information gathered through membership in industry organizations indicates large potential for the sale of this product for both residential and commercial use. These products will be marketed through traditional retail channels, as well as through contractor/installer channels.

Other smartTOUCH™ Consumer Products

The smartTOUCH™ line of products under development includes a biometric deadbolt, smartLOCK™ for use on residential doors, a biometric vehicle access and ignition system and a biometrically enabled home alarm/central station alarm keypad smartALARM™ that will be designed to communicate directly with home monitoring systems.

smartTOUCH™ Medical

We are also developing products for the healthcare industry. Government legislation surrounding the integrity, confidentiality and privacy of patient data was enacted under HIPAA. HIPAA requires the healthcare industry to restructure current information technology (“IT”) infrastructures and methods. We are developing biometrics products and solutions for end users, as well as enabling biometric technology for original equipment manufacturers (“OEMs”) and application developers to incorporate into their offerings, to assist healthcare organizations working towards meeting these legislative demands, while increasing efficiencies and user convenience and lowering overall administrative costs and risks associated with passwords, PINs and keys. To that end, the Company is working on a number of prospective medical products, some of which are expected to be available by late 2007. These products, which will incorporate biometric protection, include a series of medical crash carts, rolling medicine carts, fixed medicine and supply cabinets and a portable patient medical record system that integrates digital medical records with biometrics-based technology. In January 2007 the Company acquired a patent for the biometric storage and retrieval of an electronic medical record.

Intellectual Property

The Company currently owns three patents and has one patent pending, all of which incorporate the biometric design and/or architecture used within our smartTOUCH products. The Company’s design patent, application number 29/252,518 for our biometric keypad was recently granted and we are awaiting the issuance of a patent number from the USPTO. In December the Company acquired patent number 6,042, 005 for a Personal Identification System incorporating biometric authentication for Personal and Medical Information. In March 2007, the Company acquired patent number 6,644,557 for a biometric access controlled thermostat system. In addition, the Company is seeking patents on its system that utilizes a combination of software and hardware into an architecture that allows the offloading of all of the administrative functionality for any biometric device. By off loading the administrative functionality, the Company’s products can be smaller and hence more compatible with multiple consumer applications. In addition, this function enables the products to comply with and connect to any OEM’s equipment specifications.

The Company also seeks to protect its trademarks and branding and consequently has filed with the USTC for the following marks: “powered by smartTOUCH”, “smartALARM”, “smartGDO”, “smartCART”, “smartGATE”, “smartLOCK”, “smartSTART”, “smartSTAT” and “smartSTIK”.

Wherever possible we seek to protect our inventions through filing U.S. patents and foreign counterpart applications in selected other countries. Because patent applications in the U.S. are maintained in secrecy for at least eighteen months after the applications are filed and since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain that we were the first to make the inventions covered by each of our issued or pending patent applications or that we were the first to file for protection of inventions set forth in such patent applications. Our planned or potential products may be covered by third-party patents or other intellectual property rights, in which case continued development and marketing of the products would require a license. Required licenses may not be available to us on commercially acceptable terms, if at all. If we do not obtain these licenses, we could encounter delays in product introductions while we attempt to design around the patents, or could find that the development, manufacture or sale of products requiring these licenses is foreclosed.

We may rely on trade secrets to protect our technology. Trade secrets are difficult to protect. We seek to protect our proprietary technology and processes by confidentiality agreements with our employees and certain consultants and contractors. These agreements may be breached, we may not have adequate remedies for any breach and our trade secrets may otherwise become known or be independently discovered by competitors. To the extent that our employees or our consultants or contractors use intellectual property owned by others in their work for us, disputes may also arise as to the rights in related or resulting know-how and inventions.

Manufacturing

We do not own any manufacturing facilities and have been negotiating with, and are now working with a third party contract manufacturer, RDI, Inc. (“RDI”), to manufacture our garage door opening units. RDI is located in the United States and has overseas capabilities which mitigate the production costs. As the need arises, we plan to either contract additional contract manufacturers or license our technology to third party manufacturers to incorporate into their products. Each decision will depend on demand, our available cash resources and our ability to access expertise.

Marketing

The primary target market for our marketing effort of our home security and electronics products will be consumers and hardware security and device manufacturers. bioMETRX has established marketing initiatives by developing channel distribution through retailers, development partner's, authorized dealers and original equipment manufacturers and solutions-based companies.

An initial pilot program was implemented to test the consumer market for response as to the acceptance and use of the smartTOUCH™ line of home security products.  Feedback from the “test” families demonstrates that our products are consumer friendly and competitively priced. The first product tested was our garage door opener. The reports indicate that most every family member enrolled into the devices now use the garage as their main access point to their homes. The families seem to end up relying on our product since it is easy to operate. The units have had no material operational problems and have been subjected to temperatures well below zero and various snow and ice storms with no problems.

The Company will market its products through three (3) distinct sales channels, (i) vendors/installers, (ii) Retailers, and (iii) direct internet sales. The Company’s first product to be introduced to the pubic will be its garage door opener. The Company, through its membership in the Door Access Systems Manufacturing Association (“DASMA”) and the International Door Association (IDA) has access to most garage door vendors/installers. The Company has commenced an e-mail campaign to recruit these installers, has begun taking pre-orders and in the near future will begin a training program for each vendor/installer. The Company offers three levels of participation in this program, corresponding to the level of sales volume generated by each vendor/installer.

The Company has entered into a development and co-marketing agreement with MasterLock™ which will also allow the Company to access their distribution channels and co-brand with the trusted name of MasterLock™.

The Company will also market its products to large do-it-yourself retail chains. To date, the Company has received an initial purchase order from The Home Depot for 17,340 units. The Company also intends on private labeling its products for large retail chains upon expiration of the limited exclusivity agreement with Home Depot which is only applicable to its GDO product presently.

The Company also offers its products through direct Internet sales. The Company’s garage door opener was recently featured on a home improvement television show, which has generated approximately 1,100 Internet orders. The Company will seek other forms of media coverage to market its products directly to the consumer.

Competition

The markets for our products and solutions are extremely competitive and are characterized by rapid technological change as a result of technical developments exploited by competitors, the changing technical needs of the customers, and frequent introductions of new features. We expect competition to increase as other companies introduce products that are competitively priced, that may have increased performance or functionality, or that incorporate technological advances not yet developed or implemented by us. In order to compete effectively in this environment, we must continually develop and market new and enhanced products at competitive prices, and have the resources to invest in significant research and development activities. There is a risk that we may not be able to make the technological advances necessary to compete successfully. Existing and new competitors may enter or expand their efforts into our markets, or develop new products to compete against ours. Our competitors may develop new technologies or enhancements to existing products or introduce new products that will offer superior price or performance features. New products or technologies may render our products obsolete.

Employees

As of December 31, 2006, the Company has 8 full time employees and no part time employees. The Company expects that it will hire at least 4 more key people over the next 6 months. We believe our employee relations are satisfactory.

LEGAL PROCEEDINGS

On November 16, 2006, the Company was the subject of a complaint filed in the Supreme Court of New York State, County of Nassau (Index No. 019475-06) by Intellicon seeking final payment of $20,000 plus accrued interest for engineering design services performed for the Company.  The Company answered and counter-claimed on January 5, 2007 asserting damages of $25,000 incurred then and continuing to incur to remedy design defects performed by Intellicon. The Company intends to vigorously defend its position in this claim.

On March 7, 2007 the Company’s subsidiary, bioMETRX Technologies Inc. became the subject of a complaint filed by Frank Giannuzzi, the former Chief Financial Officer and Sante Santopadre, a former consultant with whom it had previously had severed its business relationship. The complaint was filed in the Supreme Court of the State of New York, County of Nassau (Index No. 07-004088). The plaintiffs allege damages arising from certain inducements which were relied upon to their detriment.

The Company considers these allegations to be baseless and without merit and expects to file a Motion to Dismiss both claims of both plaintiffs and intends to vigorously pursue damages in the course of its defense of this complaint and other previous acts of the plaintiffs.

DESCRIPTION OF PROPERTY

We operate our business in leased facilities. We occupy approximately 3,200 square feet in an office building in Jericho, New York. Our rent for this space is $8,800, plus utilities, per month. The Company’s lease for this space expires on January 31, 2010. The Company believes this space is adequate for its needs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Financial Statements and the related notes. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risks Relating to Our Business,” “Description of Business” and elsewhere in this document. See “Forward-Looking Statements.”

Background

The Company was incorporated on March 13, 1985, under the laws of the State of Utah with the name Univenture Capital Corp. The Company was organized to engage in any lawful business and had no specific business plan except the investigation, analysis, and possible acquisition of business opportunities.

On August 29, 1986, the Company acquired all of the outstanding stock of Health & Leisure Inc., a Delaware corporation which subsequently changed its name to Entre Vest, Inc. (“Entre Vest”), in a transaction in which a subsidiary of the Company merged with and into Entre Vest and the former stockholders of Entre Vest obtained a controlling interest in the Company. The Company subsequently changed its own name from Univenture Capital Corp. to Health & Leisure, Inc. and changed its state of incorporation from Utah to Delaware. Entre Vest was incorporated on June 6, 1985, under the laws of the State of Delaware.

Pursuant to an Acquisition Agreement and Plan of Merger dated June 13, 2003 (the “Merger Agreement”), by and among Health & Leisure, Inc (the “Registrant”); Venture Sum, Inc., a Delaware corporation and a wholly owned subsidiary of Registrant (“Mergerco”); and MarketShare Recovery, Inc., a New York corporation, (“MKSR”), Mergerco merged with and into MKSR, and MKSR became a wholly-owned subsidiary of the Registrant. The merger became effective June 13, 2003, however closing of the Agreement occurred on July 15, 2003. Subsequently, Health & Leisure, Inc. filed an amendment to its certificate of incorporation and thereby changed its name to MarketShare Recovery, Inc.

Our former subsidiary similarly named MarketShare Recovery, Inc. was incorporated in New York in November 2000. The subsidiary, MarketShare Recovery, Inc. was a provider of online direct marketing solutions for enterprises. The solutions enabled corporations to create and deliver online direct marketing programs that drive revenue, influence behavior and deepen customer relationships. Our solutions provided customer insight and powerful program execution through a combination of hosted applications and technology infrastructure. As a result of new technology, the Company found it harder to maintain and grow this business and at the end of 2004 this business was discontinued.

On October 7, 2004, we entered into an Asset Purchase Agreement with Palomar Enterprises, Inc. (the “Agreement”). Pursuant to the Agreement, we agreed to purchase certain assets, including certain automotive notes and contracts, a business plan and model for an automotive financial services company and a data base of potential customers and $150,000 in cash from Palomar in exchange for a controlling interest in us.

On November 2, 2004, by mutual agreement, Palomar and MarketShare Recovery terminated the Agreement.

In 2004, we entered into a database license agreement with 110 Media Group to use and to sublicense the use of its database for a term of ten years for a total license fee of $45,567. For financial reporting, revenue is recognized using the straight-line method, based upon the economic useful life of three years. At December 31, 2004, our remaining deferred revenue of $30,378 was recognized as revenue due to the Company completing its obligations under the agreement and we are no longer required to perform any further services nor incur any costs related to this agreement.

On May 27, 2005, we completed a merger (“Merger”) of MarketShare Merger Sub, Inc. a wholly owned subsidiary of the Company (“Merger Sub”) with bioMetrx Technologies, Inc., a Delaware corporation (“bioMetrx Technologies”) pursuant to the Agreement and Plan of Merger dated April 27, 2005, by and among the Company, Merger Sub and bioMetrx Technologies (“Merger Agreement”). bioMetrx Technologies, a development stage company, is engaged in the development of biometrics-based products for the home security and electronics market, including biometrically enabled residential door locks, central station alarm keypads, thermostats and garage/gate openers.

On June 1, 2005, Merger Sub filed a Merger Certificate completing the acquisition of bioMetrx Technologies. The consideration for the Merger was 3,554,606 restricted shares of our common stock and the issuance of 45,507 Common Stock Purchase Warrants to the holders of corresponding instruments of bioMetrx Technologies. The Merger was completed according to the terms of the Merger Agreement. Simultaneously with the Merger, certain stockholders of the Company surrendered 552,130 shares of the Company’s common stock which was cancelled and returned to the status of authorized and unissued. In addition, 75,000 shares of the Company’s common stock were deposited by these stockholders into escrow to cover contingent liabilities, if any. As a result of the Merger, bioMetrx Technologies was merged into the Merger Sub and became our wholly owned subsidiary.

Since the Company had no meaningful operations immediately prior to the Merger, the Merger is being treated as a reorganization of bioMetrx Technologies via a reverse merger with the Company for accounting purposes.

The 3,554,606 shares and the shares issuable upon the exercise of 45,507 warrants issued as part of Merger to the former bioMetrx Technologies stockholders represented approximately 90% of the total outstanding post-merger stock.

On October 10, 2005, the Company amended its Certificate of Incorporation to change its name to bioMETRX, Inc., as a result, the Company’s trading symbol was changed to “BMTX”.

On March 14, 2006, the Company filed an amendment to its Certificate of Incorporation to effect a reverse split of all of the outstanding shares of its Common Stock at a ratio of one-for-four and increase the number of authorized shares of its Common Stock to 25,000,000 shares and decrease the par value of the Company’s common stock to $.001 per share. Our certificate of incorporation amendment authorized the issuance of up to 10,000,000 shares of $.01 par value preferred stock, with such designation rights and preferences as may be determined from time to time by the Board of Directors. The Company’s trading symbol was changed to “BMRX.” The combined companies are hereinafter referred to as the “Company” or “bioMETRX.”

On June 29, 2006, the Company entered into a Securities Purchase Agreement dated as of June 29, 2006, with four investors relating to the issuance and sale, in a private placement exempt from the registration requirements of the Act, of units consisting of 8% Convertible Notes in the principal amount of $950,000, Series A Common Stock Purchase Warrants and Series B Common Stock Purchase Warrants. In addition, the company entered into an Exchange Agreement with the two investors who purchased $650,000 of the Preferred Stock Units, on April 28, 2006 whereby the Company agreed to issue the Units in exchange for the return and cancellation of the previously issued Preferred Stock Units. Accordingly, at closing the Company issued its 8% Convertible Notes in the aggregate principal amount of $1,600,000, 1,600,000 A Warrants and 800,000 B Warrants to the Investors. The Company also issued an aggregate of 128,000 shares of its common stock to the investors representing one year’s of prepaid interest on the Notes.

Pursuant to the Selling Agent Letter Agreement between the Company and the Selling Agent, the Selling Agent was paid a cash fee of $95,000 (10% of the aggregate purchase price of the Units sold to the subscribers) in addition to the $75,000 it received on April 28, 2006, inclusive of $10,000 in expenses. The Company also issued the Selling Agent a warrant to purchase 160,000 shares of its common stock on the same terms as the A Warrants. In addition, the Company paid $15,000 to the Selling Agent’s counsel and $32,500 to its counsel.

As part of the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with each subscriber who purchased Units in the Private Placement. Under the Registration Rights Agreement, the Company is obligated to file a registration statement (the “Registration Statement”) on Form SB-2, relating to the resale by the holders of the Common Stock underlying the Notes, Warrants and Selling Agent Warrant. If such Registration Statement was not filed by July 14, 2006, or does not become effective within 90 days after closing, the Company has agreed to pay to the investors 1.5% of the gross proceeds of the offering for each month in which the Company fails to comply with such requirements. The Company did not file the Registration Statement by July 14, 2006 and therefore is accruing 1.5% ($24,000) of the gross proceeds for each month the Company fails to file the Registration Statement. (See Footnote 11 “Forbearance Notes”).

On July 11, 2006, Mr. Steven Kang resigned as the Company’s Chief Technology Officer and as a director of the company. In connection with his resignation, the Company entered into a termination agreement terminating this employment.

On July 11, 2006, the Company elected Ms. Lorraine Yarde to the Company’s Board of Directors to replace Mr. Kang.

On August 4, 2006, the Company entered into an employment agreement with J. Richard Iler under which Mr. Iler will serve as our Chief Financial Officer. Mr. Iler replaces Mr. Frank Giannuzzi in this position; Mr. Giannuzzi resigned as the Company’s CFO and director on August 7, 2006. Mr. Iler was also elected to the Company’s Board of Directors.

On September 18, 2006, the Company entered into a Securities Purchase Agreement with two investors relating to the issuance and sale of the Company’s 10% Promissory Notes due March 15, 2007 in the aggregate principal amount of $400,000, 400,000 Common Stock Purchase warrants and 160,000 shares of the company’s Common Stock. In connection with this transaction, the two investors provided the Company with $300,000 and exchanged $100,000 in Notes that were previously issued by the Company to the investors.

In September 2006, the Company entered into a Securities Purchase Agreement with two investors relating to the issuance and sale of the Company’s 10% Promissory Notes due March 30, 2007 in the aggregate principal amount of $55,000, 55,000 Warrants and 22,000 shares of the Company’s Common Stock.

On December 28, 2006, the Company entered into a Securities Purchase Agreement with three investors relating to the issuance and sale in a private placement of units consisting of 8% Senior Convertible Debentures in the principal amount of $1,500,000, 1,500,000 Series A Common Stock Purchase Warrants and 750,000 Series B common Stock Purchase Warrants. The closing occurred on January 5, 2007.

Pursuant to the Selling Agent Letter Agreement between the Company and First Montauk Securities Corporation (“Selling Agent”), the Selling Agent was paid a cash fee of $150,000(10% of the aggregate purchase price of the units sold to the subscribers). The Company also issued the Selling Agent a warrant to purchase 150,000 shares of its common stock on the same terms as the A Warrants.

As part of the private placement, the Company entered into a registration rights agreement with each subscriber who purchased units in the private placement. Under the registration rights agreement, the Company is obligated to file a registration statement on Form SB-2 relating to the resale by the holders of the common stock underlying the debentures, warrants and Selling Agent warrant.

As a condition to closing, the Company obtained consents and waivers from the investors of its private placement of $1,600,000 principal amount of Convertible Notes (“Notes”) issued on June 29, 2006, pursuant to which each of the prior investors agreed to waive any and all existing defaults relating to the Notes and agreed to forebear from exercising any rights accruing upon default until March 31, 2007. In connection therewith, the Company issued to the investors Convertible Notes (“Forbearance Notes”) in the aggregate principal amount of $387,437.39, representing liquidated damages due under the Notes. The Forbearance Notes are convertible into the Company’s common stock at $1.00 per share.

Our corporate address is 500 North Broadway, Suite 204, Jericho, New York 11753, our telephone number is (516) 937-2828 and our facsimile number is (516) 937-2880.

Operations

The Company, through its wholly owned subsidiaries, designs, develops, engineers and markets biometrics-based products for the consumer home security, consumer electronics, medical records and medical products markets. The Company’s executive offices are located in Jericho, New York.

Originally founded in 2001, bioMETRX is focused on developing simple-to-use, cost-efficient, finger-activated, lifestyle products under the trade name smartTOUCH™ . The Company’s product line includes biometrically enabled residential locks, central station alarm keypads, thermostats, garage/gate openers, medical crash carts and industrial medicine cabinets. Our products utilize finger recognition technology designed to augment or replace conventional security methods such as keys, keypads, and PIN numbers.

The Company operates its business through three (3) wholly owned subsidiaries, bioMETRX Technologies Inc., which conducts the product engineering and design, smartTOUCH Consumer Products, Inc., the consumer-based marketing and sales group and smartTOUCH Medical, Inc. which is designing and will market medical industry products.

The home security industry consists of garage door manufacturers, key and locks manufacturers and central station alarm monitoring companies, representing a $25 billion global market. bioMETRX develops market-specific products in this area which are being sold through retailers, dealers and direct to consumers in the Unites States. The company’s first product, the Garage Door Opener, also known as the MasterLock™ GDO powered by smartTOUCH, will be available through the Home Depot this summer.

The Company also developed a finger-activated thermostat (smartSTAT) that will be marketed to the general public as well as small box retailers, restaurant chains and small business owners. The Company’s smartSTAT product will allow consumers and small business owners the ability to prevent unwanted tampering of their heating and cooling settings and hence control the temperature within their homes or business establishments, as the case may be, without having to install a cumbersome security box around the thermostat. The Company’s smartSTAT thermostat allows homeowners and small business owner’s complete control and security over their costly HVAC systems.

The Company is also developing technology for the medical products market. Currently, devices such as medical crash carts, rolling medicine drawers and cabinets and medical tool supply bins are either accessible in a hallway of a hospital or require medical personnel to enter a 4-digit PIN code to unlock these products. The Company is developing technology to secure these items while simplifying the procedure so that the proper medical personnel can access them quickly when necessary.

bioMETRX, to date, has not introduced its products and services commercially and is considered an entry level market vendor of consumer-based biometric products. bioMETRX has limited assets, significant liabilities and limited business operations. To date, activities have been limited to organizational matters, development of its products and services and capital raising.

Management’s plan of operations for the next twelve months is to raise additional capital, complete further development of its product line and commence marketing the Company’s products and services. The Company expects it will require $8,000,000 to $10,000,000 over the next 12 months to accomplish these goals and expects to be financed by the private sale of its securities and lines of credit with commercial banks for continuous manufacturing output of its products. There are no firm commitments on anyone’s part to invest in the Company and if it is unable to obtain financing through the sale of its securities or other financing, the Company’s products and services may never be commercially sold.

Current Market Outlook - Target Markets/Applications

There is a unique opportunity in the consumer electronics market for the incorporation of biometrics technology in multiple devices, requiring personal identification or key access. Two current examples are biometrically secured laptops (IBM-Lenovo Thinkpad) and cell phones (Samsung SCH370). Prospective home/office security and electronics devices include the introduction of “biometric” access controls on anything that presently requires a key, keypad or Personal Identification Number (“PIN”). bioMETRX is the first company to offer biometric security and electronics products for the home consumer market at any significant level.

We are focused on developing simple to use, cost efficient, finger activated consumer electronics products principally under the trade name “smartTOUCH™”. Our current and prospective consumer products include biometrically enabled and secure residential garage/gate door openers/locks, central station alarm pads and thermostats.

Product Offerings

smartTOUCH™ products allow a person to open a door, or set an alarm or thermostat simply by placing a finger upon a sensor chip, the size of a postage stamp. smartTOUCH™ products are designed to simplify access, while substantially increasing the security level of the systems used for such purposes. Our smartTOUCH™ products use one-to-one biometrics matching authenticated systems embodied in its products. The bioMETRX patent-pending system includes a hand held universal programmer designed to control access to the administrative functions of each smartTOUCH™ device. All smartTOUCH™ products are designed to work with this universal programmer, and permit up to fifteen (15) authorized users to be enrolled. Our system allows two types of users, an access user who can only operate the smartTOUCH™ device, and an administrative user who can operate and also add or delete other users.

Results of Operations

For the Three-Month Period Ended March 31, 2007 and 2006

During the quarter ended March 31, 2007, the Company had $0 revenues.

From inception (February 1, 2001) through March 31, 2007, bioMetrx has not generated any revenues. During the period from inception (February 1, 2001) through March 31, 2007, bioMetrx had net operating losses totaling $27,599,703. During the three months ended March 31, 2007, net operating losses totaled $3,011,147. From inception through March 31, 2007, bioMetrx’ general and administrative expenses totaled $25,654,392 or 92.9% % of total expenses, while for the three months ended March 31, 2007 general and administrative expenses totaled $1,378,823 or 95.9% of total expenses. From inception through March 31, 2007, bioMetrx stock-based compensation was $18,831,066 or 68.2 % of expenses, of which $872,474 or 60.7% of total expenses was incurred during the three months ended March 31, 2007. From inception through March 31, 2007, bioMetrx’ research and development costs were $1,236,283, or 4.5% of total expenses, while research and development costs for the three months ended March 31, 2007 were $58,238 or 4.1% of the total expenses.

For the three months ending March 31, 2007, interest expense was $1,575,803, as compared to $6,544 for the three months ending March 31 2006.

From Inception through December 31, 2006

From inception (February 1, 2001) through December 31, 2006, bioMETRX has generated no revenues. During the period from inception (February 1, 2001) through December 31, 2006, bioMETRX had net losses totaling $24,588,556. From inception through December 31, 2006, bioMETRX’s general and administrative expenses totaled $25,167,846 or 92.9% of total expenses. From inception through December 31, 2006, bioMETRX incurred stock-based compensation of $19,169,334 or 70.6% of expenses, of which $7,573,191 or 55.7% of total expenses was incurred during the twelve months ended December 31, 2006. Research and development costs were $1,178,045 or 4.3% of total expenses incurred in the period from inception through December 31, 2006.

Results of Operations for the years ended December 31, 2006 and 2005

For Twelve Month period ended December 31, 2006 compared to December 31, 2005

During the twelve months ended December 31, 2006, net losses totaled $10,837,218 compared to $12,173,969 for the same twelve month period ending December 31, 2005. For the twelve months ending December 31, 2006, bioMETRX’s general and administrative expenses totaled $12,673,521, or 94.9% of total operating expenses. During the same twelve month period in 2005, general and administrative expenses totaled $11,074,632 or 91.0% of total operating expenses. Salaries comprised $786,333, or  6.90% of total expenses for the twelve month period ended December 31, 2006 as compared to $396,504, or 4.42% for the nine months ended December 31, 2005.  Included in the net loss for 2006 was a one-time gain of $2,600,000 related to the return to the Company by a former officer and director of 187,500 stock options valued at $2,362,500 and 62,500 shares of common stock valued at $237,500.

For the twelve months ending December 31, 2006, interest expense was $104,356, as compared to $7,012 for the twelve months ending December 31 2005.

Research and development expenses for the nine months ending December 31, 2006 was $658,579, 5.00%  of net loss as compared to $361,490, or 2.97% for the same period in 2005.

Liquidity and Capital Resources

As of March 31, 2007 bioMETRX had total assets of $2,133,980 and total current assets of $1,137,322 At March 31, 2007 bioMETRX had total liabilities of $2,552,106 and total current liabilities of $1,405,908. bioMETRX had negative working capital at March 31, 2007 of $268,586 and an equity deficit of $418,126. Because of this deficit, the Company’s ability to continue to operate and its future remain in question as a going concern unless additional capital is contributed or until such time as it generates revenues and become cash flow positive.

    Since inception, bioMETRX has financed its activities solely from the private sales of its securities and the incurrence of debt. In November 2001 bioMetrx Technologies issued 275,000 shares of its common stock, valued at $275,000 ($1.00 per share), for services rendered. In December 2002, bioMETRX sold 20,000 shares of its common stock for $5,000 ($2.50 per share).

In 2003, bioMETRX sold 231,250 shares of its common stock for gross proceeds of $231,250 or $1.00 per share. During 2003, bioMETRX issued 75,000 shares of its common stock, valued at $150,000 ($2.00 per share), for services rendered to it pursuant to consulting agreements. During 2003, bioMETRX issued 129,500 shares of its common stock, valued at $518,000 ($4.00 per share), as commission on sales of its stock. Also in 2003 bioMETRX issued 378,000 shares of its common stock, valued at $94,500 ($.25 per share), as commission on sales of its common stock.

In 2004, bioMETRX sold 27,000 shares of its common stock for aggregate gross proceeds of $27,000 ($1.00 per share). During that same year, bioMETRX sold 83,750 shares of its common stock for aggregate gross proceeds of $335,000 ($4.00 per share). Also in 2004, bioMETRX issued 50,000 and 8,750 shares of its common stock valued at $200,000 and $8,750, respectively, as commissions on sales of its common stock.

In July 2005, the Company sold 233,334 shares of its common stock and 46,667 warrants for an aggregate purchase price of $700,000 or $3.00 per share without allocating any part of the purchase price for the warrants.

On October 28, 2005 the Company sold 562,500 shares and 562,500 warrants for an aggregate purchase price of $450,000 or $.80 per share without allocating any part of the purchase price for the warrants.

The warrants entitle the holder to purchase shares of the Company’s common stock for a period commencing on the date of issuance and expiring on December 15, 2005 at an exercise price of $.80 per share.

From December 2005 to February 2006, the Company sold an aggregate of 746,250 shares to Kuhn for an aggregate purchase price of $597,000 or $.80 per share. As part of this transaction, Kuhn exercised 562,500 warrants, which were issued to him on October 28, 2005 in connection with a previously reported financing. In addition to the exercise of the warrants, Kuhn provided the Company with an additional $147,000 and the Company agreed to issue him the shares at the same purchase price ($.80 per share) as the warrants.

On March 21, 2006, the Company received debt financing in the aggregate amount of $100,000 from Jane Petri and Joseph Panico. The principal and interest of 12% per annum was due on June 21, 2006. The note carried a default rate of 18% per annum. In addition, the Company issued 25,000 restricted shares of common stock to Petri and Panico as debt issuance costs at a cost of $71,250. On June 21, 2006, Petri and Panico agreed to extend the maturity date of these notes to September 21, 2006. In consideration, the Company issued 10,000 shares each to Panico and Petri.

The Company entered into a Securities Purchase Agreement dated September 18, 2006, with Jane Petri and Joseph Panico relating to the issuance and sale, in a private placement exempt from the registration requirements of the Securities Act of the Company’s 10% Promissory Notes due March 15, 2007 in the aggregate principal amount of $400,000, 400,000 Common Stock Purchase Warrants and 160,000 Shares of the Company’s Common Stock. In connection with this transaction the two investors provided the Company with $300,000 and exchanged $100,000 in Notes, described above, that were previously issued by the Company to the investors.

On November 17, 2006, the Company received additional debt financing in the aggregate amount of $300,000 from Jane Petri and Joseph Panico. This loan is evidenced by a 10% Promissory Note due March 15, 2007. In consideration for making this loan, the Company issued an aggregate of 300,000 shares of its common stock and issued 99,000 warrants exercisable at $1.35 per share and expiring on September 11, 2011. The aggregate principal amount of the debt due Panico and Petri as of March 31, 2007 was $700,000.

The Company is in default of the loans. The default relates to the fact that the Company has not repaid these loans despite their maturity. The Company entered into an extension Agreement dated March 30, 2007 (“Extension Agreement”) whereby the lenders agreed to extend the Notes to March 15, 2008. Such Extension Agreement was entered into in contemplation of a proposed financing for the Company in an amount of up to $1,000,000. The Extension Agreement provided that the financing had to be consummated by April 5, 2007 or the Extension Agreement would be null and void. The Company failed to close this financing; accordingly, the Extension Agreement is null and void. On May 8, 2007 the Company received a letter from the lenders’ counsel seeking evidence that the financing closed or, alternatively, if we were unable to provide such evidence, the lenders would pursue all remedies at law or in equity available to them pursuant to the Notes. As of May 18, 2007, the Company has paid the Lenders $130,000, thereby reducing the principal amount of the loans to $570,000.

On June 29, 2006, the Company entered into a Securities Purchase Agreement dated as of June 29, 2006, with four investors relating to the issuance and sale, in a private placement (“Private Placement”) exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), of units (the “Units”) consisting of 8% Convertible Notes in the principal amount of $950,000 (“Notes”), Series A Common Stock Purchase Warrants (“A Warrants”) and Series B Common Stock Purchase Warrants (“B Warrants”). In addition, the company entered into an Exchange Agreement with the two investors who purchased $650,000 of the Preferred Stock Units, on dated April 28, 2006 whereby the Company agreed to issue the Units in exchange for the return and cancellation of the previously issued Preferred Stock Units. Accordingly, at closing the Company issued its 8% Convertible Notes in the aggregate principal amount of $1,600,000, 1,600,000 A Warrants and 800,000 B Warrants to the Investors. The Company also issued an aggregate of 128,000 shares of its common stock to the investors representing one year’s of prepaid interest on the Notes.

The Notes mature 24 months from the closing. The Notes are convertible at the option of the holder into the Company’s common stock at the rate of $1.00 per share. The Notes are mandatorily convertible into the Company’s common stock if the closing bid price of the Company’s common stock is above $2.50 per share for ten (10) consecutive trading days and if the daily volume for the same period exceeds 100,000 shares per day. The Company may redeem the Notes for 125% of the principal amount of the Note together with all accrued and unpaid interest provided that (i) an event of default has not occurred, and (ii) an effective registration statement covering the shares underlying the Note exists.

Each A Warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $1.00 per share commencing on the date of issuance and expiring at the close of business on the fifth anniversary of the issuance date. Each B Warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $.10 per share commencing 181 days after issuance and expiring at the close of business on the fifth anniversary of the initial exercise date. Notwithstanding the foregoing if the Company provides the holder of a B Warrant with validation and acknowledgement, in the form of bona fide purchase order demonstrating that at least $1,000,000 of the Company’s products have been ordered, other than its initial order from a national retailer in the amount of approximately 23,000 garage door opening units, within 181 days after the date of the Securities Purchase Agreement, the B Warrants shall automatically terminate. Both the A and B Warrants contain provisions that protect the holder against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassifications, or mergers.

Pursuant to the Selling Agent Letter Agreement between the Company and the Selling Agent, the Selling Agent was paid a cash fee of $95,000 (10% of the aggregate purchase price of the Units sold to the subscribers) in addition to the $75,000 it received on April 28, 2006, inclusive of $10,000 in expenses. The Company also issued the Selling Agent a warrant to purchase 160,000 shares of its common stock on the same terms as the A Warrants. In addition, the Company paid $15,000 to the Selling Agent’s counsel and $32,500 to its counsel.

As part of the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with each subscriber who purchased Units in the Private Placement. Under the Registration Rights Agreement, the Company is obligated to file a registration statement (the “Registration Statement”) on Form SB-2, relating to the resale by the holders of the Common Stock underlying the Notes, Warrants and Selling Agent Warrant. If such Registration Statement was not filed by July 14, 2006, or does not become effective within 90 days after closing, the Company has agreed to pay to the investors 1.5% of the gross proceeds of the offering for each month in which the Company fails to comply with such requirements. The Company did not file the Registration Statement by July 14, 2006 and therefore is accruing 1.5% ($24,000) of the gross proceeds for each month the Company fails to file the Registration Statement. For the period ended December 31, 2006 a total of $72,000 has been accrued as finance costs to reflect these provisions.

Each Warrant entitles the holder to purchase one share of the Company’s Common Stock at an exercise price of $1.00 per share commencing on the date of issuance and expiring at the close of business on September 15, 2011.

The Company entered into a Securities Purchase Agreement dated September 30, 2006, with two investors relating to the issuance and sale, in a private placement exempt from the registration requirements of the Securities Act of the Company’s 10% Promissory Notes due March 30, 2007 in the aggregate principal amount of $55,000, 55,000 Common Stock Purchase Warrants and 22,000 Shares of the Company’s Common Stock.

Each Warrant entitles the holder to purchase one share of the Company’s Common Stock at an exercise price of $1.00 per share commencing on the date of issuance and expiring at the close of business on September 15, 2011.

As part of the Private Placement, the Company agreed to register the 55,000 shares of Common Stock underlying the Warrants and the 22,000 shares of the Common Stock issued as part of this Private Placement.

The Company entered into a Securities Purchase Agreement dated as of December 28, 2006, with three investors relating to the issuance and sale, in a private placement (“Private Placement”) exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), of units (the “Units”) consisting of Senior Convertible Debentures in the principal amount of $1,500,000 (“Debentures”), 1,500,000 Series A Common Stock Purchase Warrants (“A Warrants”) and 750,000 Series B Common Stock Purchase Warrants (“B Warrants”). The closing occurred on January 5, 2007.

The Debentures mature on June 29, 2008. The Debentures are convertible at the option of the holder into the Company’s common stock at the rate of $1.00 per hare. The Debentures are convertible at the option of the Company into the Company’s common stock if the closing bid price of the Company’s common stock is above $2.50 per share for ten (10) consecutive trading days and if the shares underlying the Debentures are registered. The Company may redeem the Debentures for 125% of the principal amount of the Debenture together with all accrued and unpaid interest provided that (i) an event of default has not occurred, (ii) the price of the Company’s common stock exceeds $1.50 and (ii) an effective registration statement covering the shares underlying the Debentures exists.

Each A Warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $1.00 per share commencing on the date of issuance and expiring at the close of business on the fifth anniversary of the issuance date. Each B Warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $.10 per share at any time after July 1, 2007 and expiring at the close of business on the fifth anniversary of the initial issuance date. Notwithstanding the foregoing if the Company provides the holder of a B Warrant with validation and acknowledgement on or before June 30, 2007 that the Company has both received and booked revenues for its products totaling $1,000,000, the B Warrants shall automatically terminate. Both the A and B Warrants contain provisions that protect the holder against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassifications, or mergers.

Pursuant to the Selling Agent Letter Agreement between the Company and First Montauk Securities Corporation (“Selling Agent”), the Selling Agent was paid a cash fee of $150,000 (10% of the aggregate purchase price of the Units sold to the subscribers). The Company also issued the Selling Agent a warrant to purchase 150,000 shares of its common stock on the same terms as the A Warrants.

As part of the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with each subscriber who purchased Units in the Private Placement. Under the Registration Rights Agreement, the Company is obligated to file a registration statement (the “Registration Statement”) on Form SB-2, relating to the resale by the holders of the Common Stock underlying the Debentures, Warrants and Selling Agent Warrant.

As a condition to closing, the Company obtained consents and waivers from the investors of its private placement of $1,600,000 principal amount of Convertible Notes (“Notes”) issued on June 29, 2006, pursuant to which each of the prior investors agreed to waive any and all existing defaults relating to the Notes and agreed to forebear from exercising any rights accruing upon default until March 31, 2007. In connection therewith, the Company issued to the investors Convertible Notes (“Forbearance Notes”) in the aggregate principal amount of $387,437.39, representing liquidated damages due under the Notes. The Forbearance Notes are convertible into the Company’s common stock at $1.00 per share.

The Company is in default under the terms of the registration rights agreements entered into between the Company and the several investors who purchased an aggregate of $3,100,000 of the Company’s Notes and Debentures described elsewhere herein. The default relates to the Company’s failure to get the Registration Statement registering the underlying securities issued in connection with the aforementioned transactions on a timely basis. As of the date of this report, none of the investors have asserted any claims or commenced any legal actions related to the default.

On January 17, 2007, the Company entered into several agreements with BLX Funding LLC (“BLX”) whereby BLX will purchase the Company’s accounts receivable in factoring transactions.

Pursuant to the agreements, BLX will purchase accounts receivables from the Company and varying discounts from the face value of the individual accounts receivable dependent upon the age of the receivable. The discounts range from 2.5% for receivables 30 days or less to 15% for receivables that are older than 90 days. BLX will advance to the Company 80% of the face amount of each of the accounts receivable it elects to purchase.

In addition to the factoring arrangement, the Company and BLX entered into a Funding Agreement whereby BLX arranged to provide the Company with Letters of Credit necessary for the Company to acquire the goods required to fulfill outstanding purchase orders. As of the date hereof, BLX has opened a Letter of Credit on behalf of the Company in the amount of $1,040,400 for the benefit of the Company’s third party manufacturer. Pursuant to the Funding Agreement, the Company will pay BLX 2.5% of the Letter of Credit amount for the first 30 days, thereafter the Company has agreed to pay BLX .84% of the Letter of Credit amount for each additional 10 day period the Letter of Credit is outstanding beyond the initial 30 day period. In addition, the Company paid BLX prior to opening the Letter of Credit an amount equal to .5% of the Letter of Credit amount to cover costs incurred by BLX with the opening of the Letter of Credit.

As a condition precedent to the obligation of BLX entering into the various agreements and arrangements with the Company, its CEO was required to provide BLX a Performance Guaranty guarantying (a) the due and punctual performance by the Company of the representations contained in the agreements (b) the payment (and not merely the collectibility) of any loss, liability or expense incurred by BLX in the event any one or more of the representations is untrue in any respect or fail to be performed and (c) the payment (and not merely the collectibility) of any other obligation owed by the Company to BLX of any nature. The Company has agreed to issue the CEO 50,000 shares of its common stock as consideration for providing the Company his guarantee and the Company has agreed to make additional financial accommodations to the CEO in the event there is a demand or claim against Mr. Basile arising out of the personal guarantee.

On February 7, 2007, the Company deposited $200,000 into an escrow account with its counsel. The funds are to be utilized in connection with the manufacture of the Company’s garage door openers. As of June 6, 2007, approximately $195,000 has been sent to the Company’s manufacturer and the balance remaining in that account is approximately $5,000.

On April 24, 2007 the Company’s CEO, Mark Basile, loaned the Company $130,000. The proceeds were used to repay a portion of the Panico/Petri notes, described elsewhere herein.

bioMETRX is dependent on raising additional funding necessary to implement its business plan. bioMETRX’ auditors have issued a “going concern” opinion on the financial statement for the year ended December 31, 2006, indicating bioMETRX is in the development stage of operations, has a working capital and net equity deficiency. These factors raise substantial doubt in bioMETRX’ ability to continue as a going concern. If bioMETRX is unable to raise the funds necessary to complete the development of its products and fund its operations, it is unlikely that bioMETRX will remain as a viable going concern.

Critical Accounting Policies and Estimates:

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosure of contingent assets and liabilities. We evaluate our estimates, including those related to contingencies, on an ongoing basis. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policy, among others; involve the more significant judgments and estimates used in the preparation of our consolidated financial statements:

The Company accounts for compensation costs associated with stock options and warrants issued to non-employees using the fair-value based method prescribed by Financial Accounting Standard No. 123 - Accounting for Stock-Based Compensation. The Company uses the Black-Scholes options-pricing model to determine the fair value of these instruments as well as to determine the values of options granted to certain lenders by the principal stockholder. The following estimates are used for grants in 2005: Expected future volatility over the expected lives of these instruments is estimated to mirror historical experience, measured by a weighted average of closing share prices prior to each measurement date. Expected lives are estimated based on management’s judgment of the time period by which these instruments will be exercised.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement No. 123R (“SFAS 123R) “Share Based Payment, “a revision of statement No. 123, “Accounting for Stock Based Compensation.” This standard requires the Company to measure the cost of employee services received in exchange for equity awards based on grant date fair value of the awards. The Company adopted SFAS 123R effective January 1, 2006. The standard provides for a prospective application. Under this method, the Company will begin recognizing compensation cost for equity based compensation of or all new or modified grants after the date of adoption.

Information Relating To Forward-Looking Statements

When used in this Report on Form 10-QSB, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “intend,” “plans”, and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding events, conditions and financial trends which may affect the Company’s future plans of operations, business strategy, operating results and financial position. Such statements are not guarantees of future performance and are subject to risks and uncertainties and actual results may differ materially from those included within the forward-looking statements as a result of various factors. Such factors include, among others: (i) the Company’s ability to obtain additional sources of capital to fund continuing operations; in the event it is unable to timely generate revenues (ii) the Company’s ability to retain existing or obtain additional licensees who will act as distributors of its products; (iii) the Company’s ability to obtain additional patent protection for its technology; and (iv) other economic, competitive and governmental factors affecting the Company’s operations, market, products and services. Additional factors are described in the Company’s other public reports and filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Recent Accounting Pronouncements

Statement of Financial Accounting Standards (“SFAS”) No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”, SFAS No. 147, “Acquisitions of Certain Financial Institutions - an Amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9”, SFAS No. 148, “ Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123”, SFAS No. 149, “Amendment of Statement 33 on Derivative Instruments and Hedging Activities”, and SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, were recently issued. SFAS No. 146, 147, 148, 149 and 150 have no current applicability to the Company or their effect on the financial statements would not have been significant.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement No. 123R (“SFAS 123R”) “Share Based Payment, “a revision of Statement No. 123, “Accounting for Stock Based Compensation.” This standard requires the Company to measure the cost of employee services received in exchange for equity awards based on grant date fair value of the awards. The Company is required to adopt SFAS 123R effective January 1, 2006. The standard provides for a prospective application. Under this method, the Company will begin recognizing compensation cost for equity based compensation for all new or modified grants after the date of adoption.

In addition, the Company will recognize the unvested portion of the grant date fair value of awards issued prior to the adoption based on the fair values previously calculated for disclosure purposes.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets,” (“SFAS 153”). SFAS 153 amends Accounting Principles Board (“APB”) Opinion No. 29, Accounting for Non-monetary Transactions,” to require exchanges of non-monetary assets are accounted for at fair value, rather than carryover basis. Non-monetary exchanges that lack commercial substance are exempt from this requirement.

SFAS 153 is effective for non-monetary exchanges entered into in fiscal years beginning after June 15, 2005. The Company does not routinely enter into exchanges that could be considered non-monetary; accordingly the Company does not expect adoption of SFAS 153 to have a material impact on the Company’s financial statements.

In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46, (“FIN No. 46”), “Consolidation of Variable Interest Entities” (VIEs), which is an interpretation of Accounting Research Bulletin (ARB) No. 51, “Consolidated Financial Statement”. FIN 46, as revised by FIN 46R in December 2003, addresses the application of ARB No. 51 to VIEs, and generally would require assets, liabilities and result of activity of a VIE be consolidated into the financial statements of the enterprise that is considered the primary beneficiary. FIN 46R shall be applied to all VIEs by the end of the first reporting period ending after December 15, 2004. The Company has determined that FIN 46R has no material impact on its financial statements.

COMMITMENTS

We do not have any commitments that are required to be disclosed in tabular form as of March 31, 2006 and as of March 31, 2007.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

On April 18, 2005, based upon the recommendation of and approval by our board of directors, the “Company dismissed Marcum & Kliegman LLP (“M&K”) as its independent auditor and engaged Wolinetz Lafazan & Co., P.C. to serve as its independent auditor for the fiscal year ending December 31, 2005.

M&K’s reports on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. However, M&K’s reports each contained an explanatory paragraph about the Company’s ability to continue as a going concern.

During the years ended December 31, 2004 and 2003 and through April 18, 2005, there were no disagreements with M&K on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to M&K’s satisfaction, would have caused them to make references to the subject matter in connection with their reports of the Company’s consolidated financial statements for such years.

In addition, the Company believes there were no reportable events as defined in Item 304(a) (1) (iv) (B) of Regulation S-B.

The Company provided M&K with a copy of the foregoing statements and requested that M&K provide it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements. A copy of M&K’s letter, dated April 25, 2005, was filed as Exhibit 16.1 to Current Report on Form 8-K filed with the SEC on April 25, 2005.

MANAGEMENT

The members of the Board of Directors serve until the next annual meeting of shareholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. The following are the directors and executive officers of the Company:

Name	Age	Position	Held Position Since
Mark Basile	47	Chief Executive Officer and Chairman	2002

J. Richard Iler	53	Chief Financial Officer and Director	2006

Lorraine Yarde	36	Chief Operating Officer and Director	2005

Mark R. Basile is the Company's founder, Chairman of the Board and CEO. Since founding the Company in 2001, Mr. Basile has been responsible for its overall strategic direction, capital transactions, business development, executive hires, and the management of its overall operations. Mr. Basile has assembled a highly qualified team, completed the introduction of the first products, and developed strong relationships with prospective industry partners. In 1999, Mr. Basile founded and became CEO of Sickbay Health Media, Inc., a publicly owned company. During his tenure at Sickbay, Mr. Basile led several diverse initiatives and operations including the repositioning of the company to reflect the internet marketplace in which it competed directly with WebMD, the acquisition of publisher Healthline Publications and expanded the company’s health information content and distribution. Mr. Basile left Sickbay in April 2001. Mr. Basile is also one of the co-founding members of the eHI - e-Health Initiative, the single largest not-for-profit trade organization that promotes awareness and develops platforms for electronic health through interactivity of its membership. Mr. Basile began his career as a private practice attorney in 1988. Mr. Basile received a BS in Economics and BA in Political Science from Hofstra University in 1985, and a Juris Doctorate from Touro Law School in 1988.

Lorraine Yarde is Chief Operating Officer for bioMETRX Inc., and President of smartTOUCH Consumer Products, Inc. Ms. Yarde is currently responsible for the day to day operations of bioMETRX and the sales direction, focus and the complete concept to market life cycle for new product development for smartTOUCH Consumer Products. Ms. Yarde has over 15 years experience in Sales/Sales Management, Marketing and Business Development, predominantly in the fields of software, engineering and computer consulting, holding various senior management positions with complete operational accountability for a number of computer consulting organizations. At those entities, Ms. Yarde had been responsible for providing direction, driving revenue, and securing and maintaining successful business relationships with prestigious companies, such as Estee Lauder, Pfizer, Schering Plough and Henry Schein. As an entrepreneur, Ms. Yarde owned and operated a successful family run Commercial Flooring organization, which at its peak, employed over 20 installers and performed work for major construction firms such as Turner Construction. Notable installation accounts included Home Depot, Circuit City and Toys r Us.

J. Richard Iler is the Chief Financial Officer of bioMETRX, Inc. From April 2003 to July 2006 Mr. Iler was the Chief Financial Officer and a member of the Board of Directors of SiriCOMM, Inc., and a publicly traded company. From 2001 through 2003, Mr. Iler was managing director of a private equity fund responsible for financing activities, management consulting and investor relations of the funds portfolio companies and served as a management consultant to SiriCOMM, Inc. from June 2002 to the time of his appointment in April 2003. From 1998 through 2001 Mr. Iler was Chief Financial Officer of United American eHealth Technologies, a publicly traded company which he assisted in raising capital and preparation of regulatory filings. Mr. Iler graduated from Grand Valley State University in Allendale, Michigan, with a B.S. and attended South Texas College of Law in Houston, Texas.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 2004, 2005 and 2006. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.
SUMMARY COMPENSATION TABLE

	Annual Compensation			Long Term Compensation
Name and Principal Position	Fiscal Year End	Salary ($)	Bonus ($)	All other and annual Compensation and LTIP Payouts ($)	Securities under Options/ SARS Granted (#)	Restricted Shares or Restricted Share Units (#)
Mark Basile	2006	$370,384	$80,000	$18,000	1,250,000	—
President, CEO and	2005	$360,000	—	—	187,500	—
Chairman	2004	$360,000	—	—	—	—

Lorraine Yarde	2006	$150,577		$7,500	850,000	150,000
Chief Operating Officer	2005	$33,334	—	—	25,000	—
	2004	—	—	—	—	—

J. Richard Iler	2006	$49,538		$9,500	400,000	100,000
Chief Financial Officer	2005	—	—	—	—	—
	2004	—	—	—	—	—

Employment Contracts

We have full-time employment agreements with our three executive officers, Mark Basile, J. Richard Iler and Lorraine Yarde.

Mr. Basile’s employment agreement, originally entered into in December 2002, and amended on February 6, 2006 has an initial term of five years from the date of the Amendment and a base salary of:

$360,000 for Calendar Year 2006
$500,000 for Calendar Year 2007
$560,000 for Calendar Year 2008
$620,000 for Calendar Year 2009
$700,000 for Calendar Year 2010

In addition to the base salary of 2006, Mr. Basile also received an $80,000 bonus upon execution of his amended contract. The $80,000 will have to be returned to the Company on a pro rata basis should Mr. Basile terminate his employment with the Company prior to the first anniversary of his amended employment agreement. Mr. Basile also receives a $1,500 per month car allowance and a five million dollar ($5,000,000) term life insurance policy naming Mr. Basile’s family as the beneficiary thereof.

Upon signing the Amendment, Mr. Basile also received options to purchase up to 1,250,000 shares of the Company’s common stock at the following prices:

Number of Shares	Exercise Price
*250,000	$1.25
250,000	$2.00
250,000	$3.00
250,000	$4.00
250,000	$5.00

(*These options are included in the Company’s 2005 Equity Incentive Plan)

After the initial term, Mr. Basile’s agreement automatically renews for additional one-year periods. Under the terms of this agreement, any accrued compensation may be converted into shares of the Company’s common stock at $2.00 per share. Bonuses, if any, are to be paid at the sole discretion of the Board of Directors.

On August 14, 2006, the Company entered into a three-year employment agreement with Lorraine Yarde with a base annual salary of:

 $150,000 through December 31, 2006
 $175,000 for calendar year 2007
 $200,000 for the remainder of the term of the agreement

Ms. Yarde’s compensation will be automatically increased in the 2007 calendar year to $200,000 upon the Company achieving $10,000,000 in revenue and $250,000 during the last year of the agreement upon the Company achieving $15,000,000 in revenue. Ms. Yarde also receives a $750 per month car allowance.

Upon signing the employment agreement, Ms. Yarde also received immediately vested options to purchase up to 600,000 shares of the Company’s common stock at the following prices:

Number of Options	Exercise Price
200,000	$1.00
200,000	$1.25
200,000	$1.50

This agreement supersedes all prior employment agreements between Ms. Yarde and the Company.

 On August 4, 2006, the Company entered into a three-year employment agreement with J. Richard Iler with a base salary of:

$180,000 for the first year of the agreement
$207,000 for the second year of the agreement
$238,050 for the third year of the agreement

Mr. Iler also receives $500 per month car allowance.

 Upon signing the employment agreement, Mr. Iler also received options to purchase up to 400,000 shares of the Company’s common stock at the following prices and subject to the vesting schedule set forth below.

Number of Options	Exercise Price	Vesting
200,000	$1.05	Immediately
100,000	$1.10	1 year from date of agreement
100,000	$1.00	2 years form date of agreement

Upon signing Mr. Iler also received 100,000 shares of the Company’s common stock.

Stock Options

OPTIONS/SAR GRANTS TABLE

Option/SAR Grants in the Last Fiscal Year
Individual Grants

Name and Principal Position	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Market Price on Date of Grant ($/Sh)
Mark Basile	1,250,000	50%	$3.50	01/31/2010	$1.50
President, CEO, Chairman

Lorraine Yarde	850,000	34%	$1.25	08/14/2011	$1.25
Chief Operating Officer

J. Richard Iler	400,000	16%	$1.05	08/14/2011	$1.05
Chief Financial Officer

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 24, 2007 the Company’s CEO, Mark Basile, loaned the Company $130,000. The proceeds were used to pay a portion of the debt due Jane Petri and Joseph Panico. In consideration for making the loan, the Company issued Mr. Basile 140,000 shares of its common stock and 140,000 common stock purchase warrants exercisable at $1.00 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 17, 2007, the number and percentage of shares of Common Stock of the Company, owned of record and beneficially, by each person known by the Company to own 5% or more of such stock, each director of the Company, and by all executive officers and directors of the Company, as a group:

Name and Address	Number of Shares		Percentage
Mark Basile	3,432,199	(1)(2)	30.9%
500 N. Broadway
Jericho, NY 11753

J. Richard Iler	198,000		2.0%
500 N. Broadway
Jericho, NY 11753

Lorraine Yarde	944,545	(3)	9.3%
500 N. Broadway
Jericho, NY 11753

The Naples Trust (4)	1,130,600		11.6%
736 Carlisle Road
Jericho, NY 11753

Russell Kuhn	1,184,094	(5)	12.1%
8680 Greenback Lane
Orangevale, CA 95662

BridgePointe Master Fund Ltd.	2,000,000	(6)	17.0%
c/o Roswell Capital Partners, LLC
1125 Sanctuary Parkway, Suite 725
Alpharetta, GA 30004

Linden Growth Partners Master Fund, LP	1,746,000	(7)	15.2%
718 South State Street
Clarks Summit, PA 18411

Whalehaven Capital Fund	1,410,878	(8)	12.7%
3rd Floor, 14 Par-La-Ville Road
P.O. Box HM1027
Hamilton, HMDX Bermuda

Alpha Capital Aktiengesellschaft	1,128,666	(9)	10.4%
Pradafaut 7
Furstentums 1490
Vaduz Liechtenstein

Officers and directors as a group (3 persons) (1)(2)(3)(4)	4,574,744		39.7%

(1)	Includes 1,130,600 shares held by The Naples Trust. Mr. Basile’s mother-in-law is the trustee for The Naples Trust and Mr. Basile’s wife is the beneficiary.

(2)	Includes 1,375,000 shares of common stock issuable upon the exercise of stock options to purchase a like number of shares.

(3)	Includes 400,000 shares of common stock issuable upon the exercise of stock options to purchase a like number of shares.

(4)	Mr. Basile’s mother-in-law is the trustee for The Naples Trust and Mr. Basile’s wife is the beneficiary. Mr. Basile disclaims any beneficial ownership to these shares.

(5)	Includes 86,238 shares of common stock issuable upon the exercise of stock options to purchase a like number of shares.

(6)
Includes (i) 1,000,000 shares issuable upon conversion of the 8% Senior Convertible Debenture, and (ii) stock underlying a warrant to purchase 1,000,000 shares of common stock at an exercise price of $1.00 per share. Does not include a warrant to purchase 500,000 shares of common stock at an exercise price of $.10 per share which are not exercisable within 60 days of the date hereof. These shares would not be deemed beneficially owned within the meaning of Sections 13(d) and 13(g) of the Exchange Act before their acquisition by BridgePointe Master Fund Ltd. Eric Swartz, who hold voting and dispositive power with respect to the securities held by BridgePointe Master Fund Ltd., disclaims beneficial ownership of such securities. The debenture and warrant contain language restricting the shareholder from owning in excess of 4.99% of the Company’s common stock at any given time.

(7)
Includes securities owned by Linden Growth Partners LP and includes (i) 300,000 shares issuable upon conversion of the 8% Convertible Note , (ii) 450,000 shares issuable upon conversion of the 8% Senior Convertible Debenture, (iii) 72,500 shares issuable upon conversion of the Forbearance Note, (iv) stock underlying warrants to purchase 750,000 shares at an exercise price of $1.00 per share, and (v) stock underlying warrants to purchase 150,000 shares at an exercise price of $.10 per share. Does not include a warrant to purchase 225,000 shares of common stock at exercise price of $.10 per share which are not exercisable within 60 days of the date hereof. Paul Coviello, who holds voting and dispositive power with respect to the securities held by Linden Growth Partners Master Fund, LP, disclaims beneficial ownership of such securities. The debenture and warrant contain language restricting the shareholder from owning in excess of 4.99% of the Company’s common stock at any given time.

(8)
Includes (i) 500,000 shares issuable upon conversion of the 8% Convertible Note, (ii) 120,855 shares issuable upon conversion of the Forbearance Note, (iii) stock underlying warrants to purchase 500,000 shares at an exercise price of $1.00 per share and (iv) stock underlying warrants to purchase 250,000 shares at an exercise price of $.10 per share. Evan Schemenauer, who holds voting and dispositive power with respect to the securities held by Whalehaven Capital Fund, disclaims beneficial ownership of such securities. The debenture and warrant contain language restricting the shareholder from owning in excess of 4.99% of the Company’s common stock at any given time.

(9)
Includes (i) 400,000 shares issuable upon conversion of the 8% Convertible Note, (ii) 96,666 shares issuable upon conversion of the Forbearance Note, (iii) stock underlying warrants to purchase 400,000 shares at an exercise price of $1.00 per share and (iv) stock underlying warrants to purchase 200,000 shares at an exercise price of $.10 per share. Konrad Ackerman, who holds voting and dispositive power with respect to the securities held by Alpha Capital Aktiengesellschaft, disclaims beneficial ownership of such securities. The debenture and warrant contain language restricting the shareholder from owning in excess of 4.99% of the Company’s common stock at any given time.

As ownership of shares of the Common Stock by each of the Company’s directors and executive officers is included within the foregoing table, and as the Company currently employs no additional executive officers, no separate table has been provided to identify Company stock ownership by management personnel.

DESCRIPTION OF SECURITIES

The following description includes the material terms of our common stock. However, it is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Our authorized capital stock consists of 35,000,000 shares of stock. We are authorized to issue two classes of stock that consist of 10,000,000 shares of preferred stock, par value $0.01 per share of which none are issued and outstanding, and 25,000,000 shares of common stock, par value $0.001 per share.

As of June 4, 2007, we had 10,064,867 outstanding shares of common stock, $.001 par value. We have reserved 9,143,493 shares of common stock for issuance pursuant to outstanding options and warrants. Each issued and outstanding share is fully paid and non-assessable. No pre-emptive rights exist with respect to any of our common stock. Holders of shares of our common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of shares of our common stock have no cumulative voting rights. Holders of shares of our common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by our Board of Directors in its discretion, from funds legally available for any such dividends. In the event of a liquidation, dissolution or winding up of bioMETRX, the holders of shares of our common stock are entitled to their pro rata share of all assets remaining after payment in full of all liabilities.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Delaware General Corporation Law and our Bylaws provide for indemnification of our directors for liabilities and expenses that they may incur in such capacities. In general, our directors and officers are indemnified with respect to actions taken in good faith and in a manner such person believed to be in our best interests, and with respect to any criminal action or proceedings, actions that such person has no reasonable cause to believe were unlawful. Furthermore, the personal liability of our directors is limited as provided in our Certificate of Incorporation.

We currently carry directors and officers insurance in the amount of $1,000,000, but existing coverage may not be adequate to cover potential claims.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker/dealer solicits purchasers;

•	block trades in which the broker/dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker/dealer as principal and resale by the broker/dealer for its account;

•	an exchange distribution in accordance with the Rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker/dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker/dealers engaged by the selling shareholders may arrange for other brokers/dealers to participate in sales. Broker/dealers may receive commissions from the selling shareholders (or, if any broker/dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions to exceed what is customary in the types of transactions involved.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders and any broker/dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker/dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions under the Securities Act. The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

 Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. Our obligation to keep the registration statement to which this prospectus relates effective is subject to specified, permitted exceptions. In these cases, we may suspend offers and sales of the securities pursuant to the prospectus to which this prospectus relates. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

First Montauk Securities Corp, Inc. is a registered broker dealer and NASD member firm. First Montauk Securities Corp served as placement agent in our recently completed private placement offerings, and received, in addition to cash commissions and reimbursement of certain expenses, warrants to purchase an aggregate of 310,000 shares of our Common Stock with an exercise price of $1.00 per share.

The 160,000 warrants held by First Montauk Securities Corp expire on June 29, 2011 and 150,000 warrants expire on January 5, 2012. The 310,000 shares of common stock issued or issuable upon conversion of placement agent warrants received by First Montauk Securities Corp are restricted from sale, transfer, assignment, pledge or hypothecation or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the effective date of a Registration Statement except transfers of the warrants to officers or partners of First Montauk Securities Corp. as allowed under NASD Rule 2710 (g)(1) and (2).

 First Montauk Securities Corp has indicated to us its willingness to act as selling agent on behalf of certain of the selling shareholders named in the Prospectus under "Selling Shareholders." that purchased our privately placed securities. All shares sold, if any, on behalf of selling shareholders by First Montauk Securities Corp would be in transactions executed by First Montauk Securities Corp on an agency basis and commissions charged to its customers in connection with each transaction shall not exceed a maximum of 4.5% of the gross proceeds. First Montauk Securities Corp does not have an underwriting agreement with us and/or the selling shareholders and no selling shareholders are required to execute transactions through First Montauk Securities Corp. Further, other than their existing brokerage relationship as customers with First Montauk Securities Corp, no selling shareholder has any pre-arranged agreement, written or otherwise, with First Montauk Securities Corp to sell their securities through First Montauk Securities Corp.

NASD Rule 2710 requires NASD members firms (unless an exemption applies) to satisfy the filing requirements of Rule 2710 in connection with the resale, on behalf of selling shareholders, of the securities on a principal or agency basis.  NASD Notice to Members 88-101 states that in the event a selling shareholder intends to sell any of the shares registered for resale in this Prospectus through a member of the NASD participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of the NASD and disclosing to the NASD the following:

•	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

•	the complete details of how the selling shareholders shares are and will be held, including location of the particular accounts;

•
whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling shareholders, including details regarding any such transactions; and

•
in the event any of the securities offered by the selling shareholders are sold, transferred, assigned or hypothecated by any selling shareholder in a transaction that directly or indirectly involves a member firm of the NASD or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of the NASD for review.

The NASD has recently proposed rule changes to NASD Rule 2710 which may, if approved, modify the requirements of its members to make filings under NASD Rule 2710. Further, no NASD member firm may receive compensation in excess of that allowable under NASD rules, including Rule 2710, in connection with the resale of the securities by the selling shareholders, which total compensation may not exceed 8%.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this Prospectus available to the selling shareholders for the purpose of satisfying the Prospectus delivery requirements of the Securities Act.

SELLING SHAREHOLDERS

This prospectus covers the offer and sale by the selling shareholders of up to 800,000 shares of common stock issuable upon conversion of 8% Convertible Notes in the principal amount of $800,000 and 750,000 shares of common stock issuable upon the conversion of 8% Senior Convertible Debentures in the principal amount of $750,000.

We are registering for resale shares issuable on conversion of Convertible Notes and Convertible Debentures issued by us in private placements. All such shares issued or to be issued are and will be restricted securities as that term is defined in Rule 144 under the Securities Act, and will remain restricted unless and until such shares are sold pursuant to this prospectus or otherwise are sold in compliance with Rule 144.

In the purchase agreements, each of the selling shareholders represented that it had acquired the shares for investment purposes only and with no present intention of distributing those shares, except in compliance with all applicable securities law. In addition, each of the selling shareholders represented that each qualifies as an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

The table below sets forth information concerning the resale of the shares of common stock by the selling shareholders. We will not receive any proceeds from the resale of the common stock by the selling shareholders. We will receive proceeds from the warrants, if exercised. The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling shareholder has sole or shared voting power or investment power and also any shares the selling shareholder has the right to acquire within 60 days. Percentages are based on a total of 10,064,867 shares of common stock outstanding on June 1, 2007. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 1, 2007, are deemed outstanding for computing the percentage of the selling shareholder holding such option or warrant but are not deemed outstanding for computing the percentage of any other selling shareholder.

			Shares Owned Prior to the Offering			Shares Owned After the Offering
Name	No. of Shares Offered		Number (including stock underlying warrants)		Percentage (%)	Number	Percentage(%)
Whalehaven Capital Fund Limited	250,000	(1)	1,410,878	(10)	12.7%	1,160,878	10.3%
Nite Capital LP	75,000	(2)	423,976	(11)	4.2%	348,976	3.6%
Lighthouse Capital Insurance Company, Policy #03-046	62,500	(3)	352,708	(12)	3.5%	290,208	2.8%
Peter Thomson	62,500	(4)	352,708	(13)	3.5%	290,208	2.8%
Alpha Capital Aktiengesellschaft	200,000	(5)	1,128,666	(14)	10.4%	928,666	8.4%
Linden Growth Partners LP	150,000	(6)	846,500	(15)	8.0%	696,500	6.5%
Linden Growth Partners Master Fund L.P.	225,000	(7)	1,125,000	(16)	10.0%	900,000	8.2%
BridgePointe Master Fund Ltd.	500,000	(8)	2,500,000	(17)	19.9%	2,000,000	16.6%
Osher Capital Partners LLC	25,000	(9)	125,000	(18)	1.0%	100,000	*

* Less than 1%

(1)	These shares represent a portion of the shares issuable upon conversion of the 8% Convertible Note.

(2)	These shares represent a portion of the shares issuable upon conversion of the 8% Convertible Note.

(3)	These shares represent a portion of the shares issuable upon conversion of the 8% Convertible Note.

(4)	These shares represent a portion of the shares issuable upon conversion of the 8% Convertible Note.

(5)	These shares represent a portion of the shares issuable upon conversion of the 8% Convertible Note.

(6)	These shares represent a portion of the shares issuable upon conversion of the 8% Convertible Note.

(7)	These shares represent a portion of the shares issuable upon conversion of the 8% Convertible Debenture.

(8)	These shares represent a portion of the shares issuable upon conversion of the 8% Convertible Debenture.

(9)	These shares represent a portion of the shares issuable upon conversion of the 8% Convertible Debenture.

(10)
Includes (i) 500,000 shares issuable upon conversion of the 8% Convertible Note, (ii) stock underlying a warrant to purchase 500,000 shares of common stock at an exercise price of $1.00 per share, (iii) shares underlying a warrant to purchase 250,000 shares of common stock at an exercise price of $.10 per share, and (iv) 120,855 shares issuable upon conversion of the Forbearance Note. Evan Schemenauer, who holds voting and dispositive power with respect to the securities held by Whalehaven Capital Fund Limited disclaims beneficial ownership of such securities.

(11)
Includes (i) 150,000 shares issuable upon conversion of the 8% Convertible Note, (ii) stock underlying a warrant to purchase 150,000 shares of common stock at an exercise price of $1.00 per share, (iii) shares underlying a warrant to purchase 75,000 shares of common stock at an exercise price of $.10 per share, and (iv) 36,999 shares issuable upon conversion of the Forbearance Note. Keith Goodman, who holds voting and dispositive power with respect to the securities held by Nite Capital LP disclaims beneficial ownership of such securities.

(12)
Includes (i) 125,000 shares issuable upon conversion of the 8% Convertible Note, (ii) stock underlying a warrant to purchase 125,000 shares of common stock at an exercise price of $1.00 per share, (iii) shares underlying a warrant to purchase 62,500 shares of common stock at an exercise price of $.10 per share, and (iv) 30,208 shares issuable upon conversion of the Forbearance Note. Janet Sairsingh, who holds voting and dispositive power with respect to the securities held by Lighthouse Capital Insurance Company, Policy # 03046, disclaims beneficial ownership of such securities.

(13)
Includes (i) 125,000 shares issuable upon conversion of the 8% Convertible Note, (ii) stock underlying a warrant to purchase 125,000 shares of common stock at an exercise price of $1.00 per share, (iii) shares underlying a warrant to purchase 62,500 shares of common stock at an exercise price of $.10 per share, and (iv) 30,208 shares issuable upon conversion of the Forebearance Note.

(14)
Includes (i) 400,000 shares issuable upon conversion of the 8% Convertible Note, (ii) stock underlying a warrant to purchase 400,000 shares of common stock at an exercise price of $1.00 per share, and (iii) shares underlying a warrant to purchase 200,000 shares of common stock at an exercise price of $.10 per share, and (iv) 96,666 shares issuable upon conversion of the Forbearance Note. Konrad Ackerman, who holds voting and dispositive power with respect to the securities held by Alpha Capital Aktiengesellschaft, disclaims beneficial ownership of such securities.

(15)
Includes (i) 300,000 shares issuable upon conversion of the 8% Convertible Note, (ii) stock underlying a warrant to purchase 300,000 shares of common stock at an exercise price of $1.00 per share, (iii) shares underlying a warrant to purchase 150,000 shares of common stock at an exercise price of $.10 per share, and (iv) 72,500 shares issuable upon conversion of the Forbearance Note. Paul Coviello, who holds voting and dispositive power with respect to the securities held by Linden Growth Partners L.P., disclaims beneficial ownership of such securities.

(16)
Includes (i) 450,000 shares issuable upon conversion of the 8% Convertible Debenture, (ii) stock underlying a warrant to purchase 450,000 shares of common stock at an exercise price of $1.00 per share, and (iii) shares underlying a warrant to purchase 225,000 shares of common stock at an exercise price of $.10 per share. Paul Coviello, who holds voting and dispositive power with respect to the securities held by Linden Growth Partners Master Fund L.P., disclaims beneficial ownership of such securities.

(17)
Includes (i) 1,000,000 shares issuable upon conversion of the 8% Convertible Debenture, (ii) stock underlying a warrant to purchase 1,000,000 shares of common stock at an exercise price of $1.00 per share, and (iii) shares underlying a warrant to purchase 500,000 shares of common stock at an exercise price of $.10 per share. Eric Swartz, who holds voting and dispositive power with respect to the securities held by BridgePointe Master Fund Ltd., disclaims beneficial ownership of such securities.

(18)
Includes (i) 50,000 shares issuable upon conversion of the 8% Convertible Debenture, (ii) stock underlying a warrant to purchase 50,000 shares of common stock at an exercise price of $1.00 per share, and (iii) shares underlying a warrant to purchase 25,000 shares of common stock at an exercise price of $.10 per share. Yisrael Kluger, who holds voting and dispositive power with respect to the securities held by Osher Capital Partners LLC, disclaims beneficial ownership of such securities.

Additional Disclosures

The total value of the shares of the Company’s common stock underlying the $1,600,000 in Convertible Notes issued on June 29, 2006 was $2,160,000 based on the last sale price of our common stock reported by the OTCBB of $1.35. The total value of the shares of the Company’s common stock underlying the $1,500,000 in Convertible Debentures issued on January 5, 2007 was $4,575,000 based on the last sale price of our common stock reported by the OTCBB of $3.05.

Payments Made in Connection with the Convertible Note Offering closed on June 29, 2006 and the Convertible Debenture Offering closed on January 5, 2007.

Selling Stockholder	Invested June 2006	Cash Payments(1)	Penalties Converted into Shares (5)	Series A Warrants	Series B Warrants	Pre-Paid Interest Shares	Stock Price on Issuance	Stock Value	Value of A Warrants (2)	Value of B Warrants (3)	Pre-paid Interest (4)	Total Value
Whalehaven Capital Fund Limited	$500,000	$50,000		500,000	250,000	40,023	$1.35	$675,000	$175,000	$312,500	$54,031	$1,216,531
Nite Capital LP	150,000	15,000		150,000	75,000	11,977	$1.35	202,500	52,500	93,750	16,169	364,919
Lighthouse Capital Insurance Company, Policy #03-046	125,000	12,500		125,000	62,500	10,000	$1.35	168,750	43,750	78,125	13,500	304,125
Peter Thomson	125,000	12,500		125,000	62,500	10,000	$1.35	168,750	43,750	78,125	13,500	304,125
Alpha Capital Aktiengesellschaft	400,000	40,000		400,000	200,000	32,000	$1.35	540,000	140,000	250,000	43,200	973,200
Linden Growth Partners LP	300,000	30,000		300,000	150,000	24,000	$1.35	405,000	105,000	187,500	32,400	729,900

First Montauk Securities Corp.& Designees (below):	-	-	-	160,000	-	-	$1.35	-	56,000	-	-	56,000
Ernest Pellegrino
Victor K. Kuylak
Max Povolsky
Ed Pitlake
Angela Meteliska
Robert Casolaro
Paul Coviello

Forbearance Note Allocation (5)			387,435	-	-	-	$2.90	1,123,562				1,123,562
	$1,600,000	$160,000	387,435	1,760,000	800,000	128,000		$3,283,562	$616,000	$1,000,000	$172,800	$5,072,362

(1) Represents commissions paid by the Company to First Montauk Securities Corp. in connection with this transaction

(2) Value of A Warrants determined by subtracting strike price of warrant ($1.00) from price of stock at time of issuance

(3) Value of A Warrants determined by subtracting strike price of warrant ($0.10) from price of stock at time of issuance

(4) Value of stock at time of issuance < /font>

(5) As a condition of closng the December 28, 2006 financing, the Company was required to obtain the consent and waiver from each investor in the June 29, 2006 transaction.

In that regard, the Company issued forbearance notes in the aggregate principal amount of $387,435 to the above listed investors in connection with them providing the Company with their consent and waiver. The principal of the note was allocated to each investor based on their percentage of the total investment. The notes are convertible into the Company's common stock at $1.00 per share.

	Invested January 2007	Cash Payments (1)	Series A Warrants	Series B Warrants	Stock Price on Issuance	Stock Value	Value of A Warrants (2)	Value of B Warrants (3)	Total Value
Linden Growth Partners Master Fund L.P.	$450,000	$45,000	450,000	225,000	$3.05	1,372,500	922,500	663,750	$2,958,750
BridgePointe Master Fund Ltd.	1,000,000	100,000	1,000,000	500,000	$3.05	3,050,000	2,050,000	1,475,000	6,575,000
Osher Capital Partners LLC	50,000	5,000	50,000	25,000	$3.05	152,500	102,500	73,750	328,750

First Montauk Securities Corp.& Designees (below):			150,000		$3.05		307,500		307,500
Ernest Pellegrino
Victor K. Kuylak
Max Povolsky
Ed Pitlake
Angela Meteliska
Robert Casolaro
Paul Coviello
	$1,500,000	$150,000	1,650,000	750,000		$4,575,000	$3,382,500	$2,212,500	$10,170,000

(1) Represents commissions paid by the Company to First Montauk Securities Corp. in connection with this transaction

(2) Value of A Warrants determined by subtracting strike price of warrant ($1.00) from price of stock at time of issuance

(3) Value of A Warrants determined by subtracting strike price of warrant ($0.10) from price of stock at time of issuance

The aggregate net proceeds received by the Company as a result of both offerings was $2,760,000 after deduction of a 10% ($310,000) commission paid to First Montauk Securities Corporation and the payment of an aggregate of $30,000 in legal fees payable to the investors and placement agent’s legal counsel.

Potential Profits on Conversion of the Convertible Notes and Debentures:

Note Holder	Closing Dates	Shares Underlying Convertible Note on Closing Date	Market Price of Common Stock on Closing Date	Conversion Price of Common Stock	Combined Market Price of Shares Underlying Convertible Note	Combined Conversion Price of Shares Underlying Convertible Note	Total Possible Discount to Market Price
Whalehaven Capital Fund Limited	06/29/06	660,878	$1.35	$1.00	$892,185	$660,878	$231,307
Nite Capital LP	06/29/06	198,976	$1.35	$1.00	268,618	198,976	69,642
Lighthouse Capital Insurance, Policy #03-046	06/29/06	165,208	$1.35	$1.00	223,031	165,208	57,823
Peter Thompson	06/29/06	165,208	$1.35	$1.00	223,031	165,208	57,823
Linden Growth Partners, LP	06/29/06	396,500	$1.35	$1.00	535,275	396,500	138,775
Alpha Capital	06/29/06	528,667	$1.35	$1.00	713,700	528,667	185,033

Linden Growth Partners Master Fund LP	01/05/07	450,000	$3.05	$1.00	1,372,500	450,000	922,500
BridgePointe Master Fund Ltd	01/05/07	1,000,000	$3.05	$1.00	3,050,000	1,000,000	2,050,000
Osher Capital Fund Partners LLC	01/05/07	50,000	$3.05	$1.00	152,500	50,000	102,500
		3,615,437			$7,430,840	$3,615,437	$3,815,403

 Total Potential Profit from other Securities:

The following table shows the total possible profit to be realized as a result of any conversion discounts for securities underlying any other warrants, options, notes or other securities of our company that are held by the Selling Shareholders or any affiliates of the Selling Shareholders.

Selling Shareholders	Date of Sale	Shares Underlying Warrants and Options	Market Price of Common Stock on Date of Sale	Exercise Price of Warrants	Combined Market Price of Shares Underlying Warrants	Combined Exercise Price of Shares Underlying Warrants	Total Possible Discount to Market Price
Common Stock "A" Warrants:

Whalehaven Capital Fund Limited	06/29/06	500,000	$1.35	$1.00	$675,000	$500,000	$175,000
Nite Capital LP	06/29/06	150,000	$1.35	$1.00	202,500	150,000	52,500
Lighthouse Capital Insurance, Policy #03-046	06/29/06	125,000	$1.35	$1.00	168,750	125,000	43,750
Peter Thompson	06/29/06	125,000	$1.35	$1.00	168,750	125,000	43,750
Linden Growth Partners, LP	06/29/06	300,000	$1.35	$1.00	405,000	300,000	105,000
Alpha Capital	06/29/06	400,000	$1.35	$1.00	540,000	400,000	140,000
First Montauk Securities Corp.	06/29/06	160,000	$1.35	$1.00	216,000	160,000	56,000

Linden Growth Partners Master Fund LP	01/05/07	450,000	$3.05	$1.00	1,372,500	450,000	922,500
BridgePointe Master Fund Ltd	01/05/07	1,000,000	$3.05	$1.00	3,050,000	1,000,000	2,050,000
Osher Capital Fund Partners LLC	01/05/07	50,000	$3.05	$1.00	152,500	50,000	102,500
First Montauk Securities Corp.	01/05/07	150,000	$3.05	$1.00	457,500	150,000	307,500
Subtotal - Common Stock "A" Warrants		3,410,000			7,408,500	3,410,000	3,998,500

Common Stock "B" Warrants:

Whalehaven Capital Fund Limited	06/29/06	250,000	$1.35	$0.10	337,500	25,000	312,500
Nite Capital LP	06/29/06	75,000	$1.35	$0.10	101,250	7,500	93,750
Lighthouse Capital Insurance, Policy #03-046	06/29/06	62,500	$1.35	$0.10	84,375	6,250	78,125
Peter Thompson	06/29/06	62,500	$1.35	$0.10	84,375	6,250	78,125
Linden Growth Partners, LP	06/29/06	150,000	$1.35	$0.10	202,500	15,000	187,500
Alpha Capital	06/29/06	200,000	$1.35	$0.10	270,000	20,000	250,000
					-
Linden Growth Partners Master Fund LP	01/05/07	225,000	$3.05	$0.10	686,250	22,500	663,750
BridgePointe Master Fund Ltd	01/05/07	500,000	$3.05	$0.10	1,525,000	50,000	1,475,000
Osher Capital Fund Partners LLC	01/05/07	25,000	$3.05	$0.10	76,250	2,500	73,750
Subtotal - Common Stock "B" Warrants		1,550,000			3,367,500	155,000	3,212,500
Totals		4,960,000			$10,776,000	$3,565,000	$7,211,000

Comparison of Company Proceeds from the Convertible Notes and Convertible Debenture Transactions to Potential Investor Profit:

Gross Proceeds	Total Payments Made by the Company Related to Issuance of the Notes and Debentures	Net Proceeds (1)			Total Possible Profit From Sale of Underlying Securities to Selling Shareholders
		Amount	As a Percentage of Proceeds of Notes	Monthly Percentage	Amount	As a Percentage of Proceeds of Notes	Monthly Percentage
$ 7,180,437	$ 340,000 (2)	$ 6,840,437	247.84%	11.14%	$ 11,026,403	395.31%	19.39%

(1)	Includes proceeds from the sale of the Notes/Debentures as well as the total potential proceeds from the exercise of the A and B Warrants.

(2)	Includes 10% commission paid to First Montauk Securities Corp. and other expense including legal fees paid by the Company related to the offerings in the aggregate amount of $30,000.

Prior Securities Transactions Between the Company and the Selling Stockholders

There were no prior securities transactions between the Company and any of the Selling Shareholders or any affiliates of the Selling Shareholders.

Comparison of Registered Shares to Outstanding Shares

The following table sets forth:

•                                          the number of shares outstanding prior to the Convertible Note and Convertible Debenture transactions that are held by persons other than the Selling Shareholders, affiliates of the Company, and affiliates of the Selling Shareholders;

•                                          the number of shares registered for resale by the Selling Shareholders or affiliates of the Selling Shareholders in prior registration statements;

•                                          the number of shares registered for resale by the Selling Shareholders or affiliates of the Selling Shareholders that continue to be held by the Selling Shareholders or affiliates of the Selling Shareholders;

•                                          the number of shares that have been sold in registered resale transactions by the Selling Shareholders or affiliates of the Selling Shareholders; and

•                                          the number of shares registered for resale on behalf of the Selling Shareholders or affiliates of the Selling Shareholders in. the current transaction.

In this analysis, the calculation of the number of outstanding shares does not include any securities underlying any outstanding convertible securities, options, or warrants.

Selling Shareholders	Date of Transaction	Number of Shares of Common Stock Outstanding prior to the convertible Note Transaction (excl. selling shareholders and affiliates)	Number of Shares of Common Stock Registered for Resale by Selling Shareholder in Prior Registration Statements	Number of Shares of Common Stock Sold in Registered Resale Transactions by the Selling Stockholder	Number of Shares Registered for Resale in Current Transaction
Whalehaven Capital Fund	June 29,2006	7,360,249	-	-	250,000
Nite Capital LP	June 29,2006	7,360,249	-	-	75,000
Linden Growth Partners L.P.	June 29,2006	7,360,249	-	-	150,000
Peter Thompson	June 29,2006	7,360,249	-	-	62,500
Lighthouse Capital Insurance Company Policy #03-046	June 29,2006	7,360,249	-	-	62,500
Alpha Capital	June 29,2006	7,360,249	-	-	200,000

Linden Growth Partners Master Fund L.P.	January 5, 2007	8,579,404	-	-	225,000
Osher Capital	January 5, 2007	8,579,404	-	-	25,000
BridgePointe Master Fund L.P.	January 5, 2007	8,579,404	-	-	500,000
Total Shares to be Registered					1,550,000

In the event the Selling Shareholders do not convert the Convertible Debentures and Convertible Notes prior to their respective maturity dates, the Company will be required to pay the principal and accrued interest of such instruments. While the Company intends on making such payments when they come due based on its current financial situation, it would not have the ability to make all payments that may come due on the Debentures and Notes.

Based on information from each of the Selling Shareholders, no short position in the Company’s common stock exists with regard to the Selling Shareholders.

Relationships Between Us and the Selling Shareholders

First Montauk Securities Corporation and the Company entered into a placement agency agreement dated February 16, 2006, whereby they received a fee of 10% ($310,000) of the amount raised in both offerings and received an aggregate of 310,000 Class A Warrants. This agreement provides that First Montauk will also receive fees for any additional monies raised by the Company as a result of their introductions.

The Company is registering 1,550,000 shares of its common stock. The Company determined the number of shares it seeks to register by dividing the principal amount of the debentures by 2. The number of shares is approximately 30% of the Company’s public float.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Sommer & Schneider LLP.

EXPERTS

The consolidated financial statements of bioMETRX, Inc. as of and for the years ended December 31, 2006 and 2005, appearing in this Prospectus and Registration Statement has been audited by Wolinetz, Lafazan & Company, P.C., independent accountants as set forth in its report appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of bioMETRX, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

We are subject to the informational requirements of the Exchange Act, which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at the public reference room of the SEC at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the facility at prescribed rates. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov or our website at http://www.biometrx.net. Information contained in our web site is not part of this prospectus.

Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of our contract or other document we have filed as an exhibit to the registration statement for complete information.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. The selling shareholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

We furnish our shareholders with annual reports containing audited financial statements.

INDEX TO FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheet as of March 31, 2007 and December 31, 2006	3

Condensed Consolidated Statements of Operations for the three months ended March 31, 2007 and March 31, 2006	4

Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2007 and March 31, 2006	5-6

Notes to the Condensed Consolidated Financial Statements	7-18

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2007
(Unaudited)

ASSETS

Current Assets:
Cash	$351,170
Restricted Cash	169,316
Inventory	591,690
Prepaid Expenses	25,146
Total Current Assets	1,137,322

Property and Equipment, net	90,738

Other Assets:
Patents	664,500
Deferred Finance Costs, net	224,375
Security Deposit	17,045
Total Other Assets	905,920

TOTAL ASSETS	$2,133,980

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Notes Payable	$700,000
Accounts Payable	561,236
Accrued Taxes	68,143
Accrued Interest	76,529
Total Current Liabilities	1,405,908

Long-Term Liabilities:
8% Convertible Notes, net of unamortized discounts of $2,018,375	1,081,625
Convertible Forbearance Notes, net of unamortized discounts of $322,864	64,573
Total Long-Term Liabilities	1,146,198

TOTAL LIABILITIES	2,552,106

COMMITMENTS AND CONTINGENCIES

Stockholders' Deficit:
Preferred Stock, $.01 par value; 10,000,000 shares authorized
no shares issued and outstanding	-
Common Stock, $.001 par value; 25,000,000 shares authorized
9,759,120 shares issued and outstanding	9,759
Additional Paid-In-Capital	27,423,191
Prepaid Interest, 8% Convertible Notes	(43,200)
Deferred Finance Costs	(199,198)
Deficit Accumulated in the Development Stage	(27,608,678)

Total Stockholders' Deficit	(418,126)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,133,980

The accompanying notes are an integral part of these financial statements.

3

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	For The Three Months Ended March 31, 2007	For The Three Months Ended March 31, 2006	For the Period February 1, 2001 (Inception) to March 31, 2007

REVENUES	$-	$-	$-

Costs and Expenses:
General and Administrative Expenses	1,378,823	6,867,845	25,654,392
Research and Development Expenses	58,238	142,755	1,236,283
Contract Buyouts Issued In Stock	-	-	356,000
Settlement of Threatened Litigation	-	-	368,750
Total Costs and Expenses	1,437,061	7,010,600	27,615,425

Loss before Other Income (Expense)	(1,437,061)	(7,010,600)	(27,615,425)

Other Income (Expense)
Value of Common Stock & Options Cancelled	-	-	2,600,000
Interest Income	1,718	-	1,718
Interest Expense	(1,575,803)	(6,544)	(2,579,449)
Unrealized Loss on Marketable Securities	-	143	(6,547)
Total Other Income (Expense)	(1,574,085)	(6,401)	15,722

Net Loss	(3,011,147)	(7,017,001)	(27,599,703)

Preferred Stock Dividend	-	-	(8,975)

Net Loss Allocated to Common Shareholders	$(3,011,147)	$(7,017,001)	$(27,608,678)

Weighted Average Common Shares - Outstanding	9,037,011	6,496,756

Net Loss per Common Share (Basic and Diluted)	$(0.33)	$(1.08)

The accompanying notes are an integral part of these financial statements.

4

BIOMETRX INC. AND SUBSIDIARIES
(A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	FOR THE THREE MONTHS ENDED MARCH 31, 2007	FOR THE THREE MONTHS ENDED MARCH 31, 2006	FOR THE PERIOD FEBRUARY 1, 2001 (INCEPTION) TO MARCH 31, 2007

Cash Flows from Operating Activities:
Net Loss	$(3,011,147)	$(7,017,001)	$(27,599,703)
Adjustment to reconcile net loss to net cash used in operating activities:
Non-Cash Item adjustments:
Compensatory Element of Stock and Warrant Issuances	872,474	6,365,077	18,831,066
Liquidated Damages paid by Issuance of Forbearance Notes	-	-	387,437
Amortization of Deferred Finance Costs	1,387,732	5,938	2,390,153
Depreciation	2,206	80	6,205
Unrealized (Gain) Loss on Marketable Securities	-	(142)	6,547

Change in Operating Assets and Liabilities:

(Increase) Decrease in Prepaid Expenses	10,918	41,353	(6,243)
(Increase) in Inventories	(167,837)	-	(591,690)
Decrease in Deposits on Inventory	57,197	-	-
(Increase) Decrease in Security Deposits	-	2,460	(17,045)
Increase (Decrease) in Accounts Payable	(6,053)	-	279,353
Increase in Accrued Liabilities	116,046	71,724	241,884
Increase in Accrued Payroll - Related Parties	-	-	960,000
Net Cash Used in Operating Activities	(738,464)	(530,511)	(5,112,036)

Cash Flows from Investing Activities:

Capital Expenditures	(1,131)	(11,552)	(96,944)

Net Cash Used in Investing Activities	(1,131)	(11,552)	(96,944)

Cash Flows from Financing Activities:
Restricted Cash	(169,316)	10,000	(199,316)
Proceeds of Loans	-	-	25,000
Proceeds from Issuance of 8% Convertible Notes	1,500,000	-	2,450,000
Proceeds from Issuance of Notes Payable	-	100,000	755,000
Advances to Stockholder/Officer	-	-	(381,598)
Proceeds from Issuance of Preferred Stock	-	-	650,000
Repayment of Related Party Loans	-	-	(109,736)
Repayments of Loans	-	-	(25,000)
Deferred Finance Costs	(255,000)	-	(410,000)
Proceeds from Issuances of Common Stock	-	372,000	3,066,750
Commissions Paid on Sales of Common Stock	-	(37,200)	(260,950)
Net Cash Provided by Financing Activities	1,075,684	444,800	5,560,150

Net Increase (Decrease) in Cash	336,089	(97,263)	351,170

Cash, Beginning	15,081	184,116	-

Cash, Ending	$351,170	$86,853	$351,170

Supplemental Cash Flow Information:
Cash Paid During the Period for:
Interest	$30,388	$-	$37,400

Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

5

BIOMETRX INC. AND SUBSIDIARIES
(A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	FOR THE THREE MONTHS ENDED MARCH 31, 2007	FOR THE THREE MONTHS ENDED MARCH 31, 2006	FOR THE PERIOD FEBRUARY 1, 2001 (INCEPTION) TO MARCH 31, 2007

Supplemental Disclosures of Cash Flow Information:

Non Cash Financing Activities:

Common Stock Issued as Commissions on
Sale of Common Stock	$-	$-	$1,600,624

Accrued Commissions on Sales of
Common Stock	$-	$431,706	$224,783

Common Stock Issued as payment of
Accrued Commissions Payable	$-	$-	$224,783

Common Stock Issued for Patents	$664,500	$-	$664,500

Issuance of Common Stock as Payment of Accrued
Officers' Salaries	$-	$-	$160,000

Issuance of Common Stock - Deferred Finance Costs	$-	$71,250	$2,248,354

Issuance of Common Stock - Deferred Compensation	$-	$-	$390,000

Application of Loans Receivable - Officer Against
Accrued Compensation	$-	$-	$851,598

Common Stock Issued as Penalty Shares for
Non-Registration	$-	$-	$1,303,175

Common Stock Issued as Prepaid Interest
on 8% Convertible Notes	$-	$-	$172,800

Issuance of Convertible Forbearance Notes
in connection with Liquidated Damages	$-	$-	$387,439

Beneficial Conversion Feature of Convertible Forbearance Notes	$-	$-	$387,439

Beneficial Conversion Feature of Convertible Notes	$1,500,000	$-	$2,715,200

Cashless Exercise of Stock Options - Related Party	$100,000	$250,000	$350,000

Accrued Deferred Finance Costs	$-	$-	$67,948

Deferred Finance Costs on the Issuance of Warrants		$-	$-

Preferred Stock Dividend	$-	$-	$8,975

Issuance of Common Stock as Payment of Accrued
Expenses	$-	$-	$1,825,000

Issuance of Common Stock as Payment of Accrued
Settlement of Threatened Litigation	$-	$-	$368,750

Issuance of Common Stock to pay Notes Payable	$55,000	$-	$55,000

Insurance of Common Stock to pay Accrued Interest Payable on Notes Payable	$32,500	$-	$32,500

Issuance of Warrants to pay Accrued Intetrest Payable on Notes Payable	$29,060	$-	$29,060

Issuance of Common Stock for Prepaid Expenses	$18,900	$-	$18,900

The accompanying notes are an integral part of these financial statements.

6

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation

In the opinion of the Company’s management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the information set forth therein. These financial statements are condensed and therefore do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

Results of operations for interim periods are not necessarily indicative of the results of operations for the full year.

The Company incurred a net loss of $3,011,047 for the three months ended March 31, 2007 and has a working capital deficit of $418,126. This raises substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds will be generated during the next year or thereafter from operations or that funds will be available from external sources as debt or equity financings or other potential sources. The lack of additional capital could force the Company to curtail or cease operations and would, therefore, have an adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have significant dilutive effect on the Company’s existing stockholders.

The accompanying condensed financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

The Company is attempting to address its lack of liquidity by raising additional funds, either in the form of debt or equity, or some combination thereof.

There can be no assurances that the Company will be able to raise the additional funds it requires.

Reclassifications

Certain items in these consolidated financial statements have been reclassified to conform to the current period presentation.

Note 2 - Recently Issued Accounting Pronouncements

SAB 108

In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (SAB 108). SAB 108 was issued in order to eliminate the diversity in practice surrounding how public companies quantify financial statement misstatements. SAB 108 requires that registrants quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in a misstated amount that, when all relevant quantitative and qualitative factors are considered, is material. The Company has considered the SAB 108 to be not material.

7

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Recently Issued Accounting Pronouncements (Continued)

SFAS 157

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS 157). SFAS 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent with comparable. SFAS 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS 157 is effective for the Company’s year ended 2008, although early adoption is permitted. The Company is assessing potential effect of SFAS 157 on its financial statements.

Note 3 - Property and Equipment

Property and equipment at March 31, 2007 consist of the following:

Office Equipment	$33,690
Tooling and Dies	63,255
96,945
Less: Accumulated Depreciation	6,207
$90,738

Note 4 - Notes Payable

Notes payable at March 31, 2007 consist of the following:

Notes payable to private investors; bearing interest at 10%
per annum and due March 15, 2007. The Company is
currently in default of these Notes.	$700,000

The Company is in default of these loans. The loans are evidenced by 10% Promissory Notes due March 15, 2007. The default relates to the fact that the Company has not repaid these loans despite their maturity. The Company entered into an extension Agreement dated March 30, 2007 (“Extension Agreement”) whereby the lenders agreed to extend the Notes to March 15, 2008. Such Extension Agreement was entered into in contemplation of a proposed financing for the Company in an amount of up to $1,000,000. The Extension Agreement provided that the financing had to be consummated by April 5, 2007 or the Extension Agreement would be null and void. The Company failed to close this financing, accordingly, the Extension Agreement is null and void. On May 8, 2007 the Company received a letter from the lenders’ counsel seeking evidence that the financing closed or, alternatively, if we were unable to provide such evidence, the lenders would pursue all remedies at law or in equity available to them pursuant to the Notes.

As of May 18, 2007, the Company has paid the Lenders $130,000, thereby reducing the principal amount of the loans to $570,000.

8

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 5 - Convertible Notes

On June 29, 2006, the Company entered into a Securities Purchase Agreement, with four investors relating to the issuance and sale, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, of units (the “Units”) consisting of 8% Convertible Notes in the principal amount of $950,000 (“Notes”), Series A Common Stock Purchase Warrants (“A Warrants”) and Series B Common Stock Purchase Warrants (“B Warrants”). In addition, the company entered into an Exchange Agreement with the two investors who purchased $650,000 of the Preferred Stock Units, previously reported on Form 8-K dated April 28, 2006 whereby the Company agreed to issue the Units in exchange for the return and cancellation of the previously issued Preferred Stock Units. Accordingly, at closing the Company issued its 8% Convertible Notes in the aggregate principal amount of $1,600,000, 1,600,000 A Warrants and 800,000 B Warrants to the Investors. The Company also issued an aggregate of 128,000 shares of its common stock valued at $172,800 to the investors representing one year’s of prepaid interest on the Notes.

The Notes mature 24 months from the closing. The Notes are convertible at the option of the holder into the Company’s common stock at the rate of $1.00 per share. The Notes are mandatorily convertible into the Company’s common stock if the closing bid price of the Company’s common stock is above $2.50 per share for ten (10) consecutive trading days and if the daily volume for the same period exceeds 100,000 shares per day. The Company may redeem the Notes for 125% of the principal amount of the Note together with all accrued and unpaid interest provided that (i) an event of default has not occurred, and (ii) an effective registration statement covering the shares underlying the Note exists.

Each A Warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $1.75 per share commencing on the date of issuance and expiring at the close of business on the fifth anniversary of the issuance date. Each B Warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $.10 per share commencing 181 days after issuance and expiring at the close of business on the fifth anniversary of the initial exercise date. Notwithstanding the foregoing if the Company provides the holder of a B Warrant with validation and acknowledgement, in the form of bona fide purchase order demonstrating that at least $1,000,000 of the Company’s products have been ordered, other than its initial order from a national retailer in the amount of approximately 23,000 garage door opening units, within 181 days after the date of the Securities Purchase Agreement, the B Warrants shall automatically terminate. The Company did not receive this purchase order. Both the A and B Warrants contain provisions that protect the holder against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassifications, or mergers.

Pursuant to the Selling Agent Letter Agreement between the Company and the Selling Agent, the Selling Agent was paid a cash fee of $95,000 (10% of the aggregate purchase price of the Units sold to the subscribers) in addition to the $75,000 it received, inclusive of $10,000 in expenses. The Company also issued the Selling Agent a warrant to purchase 160,000 shares of its common stock on the same terms as the A Warrants. Such warrant was valued at $182,716 using the Black Scholes model. In addition, the Company paid $15,000 to the Selling Agent’s counsel and $32,500 to its counsel.

9

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 5 - Convertible Notes (Continued)

The Company recorded a combined debt discount in the amount of $1,215,200 to reflect the beneficial conversion feature of the convertible debt and the value of the warrants. The beneficial conversion feature, was recorded pursuant to Emerging Issues Task Force (“ETIF”) 00-27: Application of EITF No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios,” to certain convertible instruments. In accordance with EITF 00-27, the Company evaluated the value of the beneficial conversation feature and recorded this amount ($207,200) as a reduction of the carrying amount of the convertible debt and as an addition to paid-in capital. Additionally, the fair value of the warrants ($1,008,000) was calculated and recorded as a further reduction to the carrying amount of the convertible debt and as addition to paid-in capital.

The Company is amortizing the discount over the term of the debt. Amortization of the debt discount for the quarter ended March 31, 2007 was $149,615, and this amortization is recorded as interest expense for the value of the warrants and the value of the beneficial conversion feature.

As part of the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with each subscriber who purchased Units in the Private Placement. Under the Registration Rights Agreement, the Company is obligated to file a registration statement (the “Registration Statement”) on Form SB-2, relating to the resale by the holders of the Common Stock underlying the Notes, Warrants and Selling Agent Warrant. If such Registration Statement was not filed by July 14, 2006, or does not become effective within 90 days after closing, the Company has agreed to pay to the investors 1.5% of the gross proceeds of the offering for each month in which the Company fails to comply with such requirements. The Company did not file the Registration Statement by July 14, 2006 and therefore is accruing 1.5% ($24,000) of the gross proceeds for each month the Company fails to file the Registration Statement. For the year ended December 31, 2006 the Company recorded $144,000 as additional finance costs. In December 2006 the Company issued to the Convertible Noteholders Forbearance Notes in the amount of $387,437 that included the $144,000 liquidated damages.

On October 10, 2006 the Company amended the exercise price of the 1,600,000 Class A Warrants relating to the above referenced Private Placement from $1.75 to $1.00.

On September 21, 2006, the Company issued Jay Pitlake 50,000 shares of its common stock valued at $65,000 as a finder’s fee in connection with the sale of the convertible debentures.

The Company entered into a Securities Purchase Agreement dated as of December 28, 2006, with three investors relating to the issuance and sale, in a private placement (“Private Placement”) exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), of units (the “Units”) consisting of Senior Convertible Debentures in the principal amount of $1,500,000 (“Debentures”), 1,500,000 Series A Common Stock Purchase Warrants (“A Warrants”) and 750,000 Series B Common Stock Purchase Warrants (“B Warrants”). The closing occurred on January 5, 2007.

10

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 5 - Convertible Notes (Continued)

The Debentures mature on June 29, 2008. The Debentures are convertible at the option of the holder into the Company’s common stock at the rate of $1.00 per share. The Debentures are convertible at the option of the Company into the Company’s common stock if the closing bid price of the Company’s common stock is above $2.50 per share for ten (10) consecutive trading days and if the shares underlying the Debentures are registered. The Company may redeem the Debentures for 125% of the principal amount of the Debenture together with all accrued and unpaid interest provided that (i) an event of default has not occurred, (ii) the price of the Company’s common stock exceeds $1.50 and (ii) an effective registration statement covering the shares underlying the Debentures exists.

Each A Warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $1.00 per share commencing on the date of issuance and expiring at the close of business on the fifth anniversary of the issuance date. Each B Warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $.10 per share at any time after July 1, 2007 and expiring at the close of business on the fifth anniversary of the initial issuance date. Notwithstanding the foregoing if the Company provides the holder of a B Warrant with validation and acknowledgement on or before June 30, 2007 that the Company has both received and booked revenues for its products totaling $1,000,000, the B Warrants shall automatically terminate. Both the A and B Warrants contain provisions that protect the holder against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassifications, or mergers.

The Company recorded a combined debt discount in the amount of $1,500,000 to reflect the beneficial conversion feature of the convertible debt and the value of the warrants. The beneficial conversion feature, was recorded pursuant to Emerging Issues Task Force (“EITF”) 00-27: Application of EITF No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios,” to certain convertible instruments. In accordance with EITF 00-27, the Company evaluated the value of the beneficial conversion feature and recorded this amount ($284,307) as a reduction of the carrying amount of the convertible debt and as an addition to paid-in capital. Additionally, the fair value of the warrants ($1,215,693) was calculated and recorded as a further reduction to the carrying amount of the convertible debt and as addition to paid-in capital.

The Company is amortizing the discount over the term of the debt. Amortization of the debt discount for the quarter ended March 31, 2007 was $238,007, and this amortization is recorded as interest expense for the value of the warrants and the value of the beneficial conversion feature.

Pursuant to the Selling Agent Letter Agreement between the Company and First Montauk Securities Corporation (“Selling Agent”), the Selling Agent was paid a cash fee of $150,000 (10% of the aggregate purchase price of the Units sold to the subscribers). The Company also issued the Selling Agent a warrant to purchase 150,000 shares of its common stock on the same terms as the A Warrants.

As part of the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with each subscriber who purchased Units in the Private Placement. Under the Registration Rights Agreement, the Company is obligated to file a registration statement (the “Registration Statement”) on Form SB-2, relating to the resale by the holders of the Common Stock underlying the Debentures, Warrants and Selling Agent Warrant.

11

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 5 - Convertible Notes (Continued)

As a condition to closing, the Company obtained consents and waivers from the investors of its private placement of $1,600,000 principal amount of Convertible Notes (“Notes”) issued on June 29, 2006, pursuant to which each of the prior investors agreed to waive any and all existing defaults relating to the Notes and agreed to forebear from exercising any rights accruing upon default until March 31, 2007. In connection therewith, the Company issued to the investors Convertible Notes (“Forbearance Notes”) in the aggregate principal amount of $387,437, representing liquidated damages due under the Notes. The Forbearance Notes are convertible into the Company’s common stock at $1.00 per share.

The Company recorded a debt discount in the amount of $387,437 to reflect the beneficial conversion feature of the forbearance convertible debt. The beneficial conversion fature, was recorded pursuant to Emerging Issues Task Force (“EITF”)00-27 Application of EITF No. 98-5. “Accounting for Convertible Securities with Benefical Conversion Features or Contingently Adjustable Conversion Ratios,” to certain convertible instruments. In accordance with EITF 00-27, the Company evaluated the value of the benefical conversion feature and recorded this amount as a reduction of the carrying amount of the convertible debt and as an addition to paid-in capital.

The Company is amortizing the discount over the term of the debt. Amortization of the debt discount for the quarter ended March 31, 2007 was $64,573.

The Company is in default under the terms of the registration rights agreements entered into between the Company and the several investors who purchased an aggregate of $3,100,000 of the Company’s Notes and Debentures described above. The default relates to the Company’s failure to get the Registration Statement registering the underlying securities issued in connection with the aforementioned transactions on a timely basis. As of the date of this report, none of the investors have asserted any claims or commenced any legal actions related to the default.

Note 6 - Stockholders’ Deficit

Preferred Stock

Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of $.01 par value preferred stock, with such designation rights and preferences as may be determined from time to time by the Board of Directors. Our Board of Directors is empowered to, without shareholder approval, issue these shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. In the event of such issuances, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.

Common Stock

On January 2, 2007, the Company issued 40,000 shares of its common stock to Brad Schwab pursuant to a consulting agreement between the Company and Mr. Schwab.

On January 10, 2007, Ms. Yarde exercised 250,000 stock options at $.40 per share. Ms. Yarde exercised the options via “cash-less exercise” and was issued 217,213 shares of common stock.

12

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 6 - Stockholders’ Deficit (Continued)

Common Stock (Continued)

On January 15, 2007 the Company issued 20,000 restricted shares of its common stock to ICR LLC for services.

On January 16, 2007, the Company issued an aggregate of 4,000 shares of its common stock to the owners of Vintage Filings, Inc. (Seth Farbman 2,000 and Shai Stern 2,000) for services rendered to the Company in connection with its SEC filings. These shares were issued under the Company’s 2005 Equity Incentive Plan.

On January 22, 2007, the Company issued 50,000 shares of its common stock to Mark Basile as consideration for Mr. Basile providing the Company his personal guarantee in connection with the opening of a Letter of Credit in the amount of $1,040,400.

On January 23, 2007, the Company issued 70,000 shares of its common stock to Mark Basile in exchange for Mr. Basile foregoing $140,000 of his 2007 salary. In addition, the Company issued Mr. Basile 10,000 shares of its common stock as a bonus.

On February 8, 2007, the Company issued an aggregate of 7,000 shares of its common stock to the owners of Vintage Filings, Inc. (Seth Farbman 3,500 and Shai Stern 3,500) in exchange for Vintage providing one (1) year of filing the Company’s reports with the SEC via the Edgar filing system. These shares were issued under the Company’s 2005 Equity Incentive plan.

On February 14, 2007, the Company issued 25,000 restricted shares of its common stock to Barry and Marci Mainzer upon the exercise of a warrant for a like number of shares. The exercise price of the warrant was $1.00 per share and was paid for by forgiving the principal payment of a $25,000 promissory note due to the Mainzers.

On February 14, 2007 the Company issued 25,000 restricted shares of its common stock to Dorothy Christofides upon conversion of a promissory note in the principal amount of $30,000. As additional consideration for Ms. Christofides converting her promissory note, the Company issued her 20,000 common stock purchase warrants exercisable for a period of five years at $2.00 per share.

On March 1, 2007, the Company issued 75,000 restricted shares of its common stock to Interactive Resources Group, Inc. (“IRG”) pursuant to a consulting agreement between the Company and IRG.

On March 6, 2007, the Company issued Robert Jacobs 150,000 restricted shares of its common stock as consideration for the purchase of a patent.

On March 9, 2007, the Company issued The Incredible Card Company 150,000 restricted shares of its common stock as consideration for the purchase of a patent the Company acquired in January 2007. Mr. Basile, the Company’s Chairman and CEO, was a former officer and director of The Incredible Card Company.

13

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 6 - Stockholders’ Deficit (Continued)

2005 Equity Incentive Plan

Effective December 20, 2005, the Board of Directors approved the formation of the 2005 Equity Incentive Plan (“the Plan”) to benefit the Company’s key employees (including its directors, officers and employees) as well as consultants of the Company and its affiliates.

On January 5, 2006 the Company amended its 2005 Equity Incentive Plan by allowing for a “cashless exercise” of stock options. When this provision is utilized, the shareholder will return the cost of the exercise of the option in shares back to the Company.

The aggregate number of shares that may be issued under the Plan is 1,250,000. The Plan permits the Company to make awards of stock options, stock appreciations rights, warrants, stock awards and other equity awards.

Stock Options

Stock option share activity and weighted average exercise price under these plans for the three months ended March 31, 2007 are as follows:

	2007		2006
2005 Equity Incentive Plan	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
Balance - January 1,	287,500	$1.65	375,000	$2.00
Options Granted	-	-	250,000	$1.00
Options Exercised	-	-	(250,000)	$1.00
Balance - March 31, 2007	287,500	$1.65	375,000	$2.00

	2007		2006
Other Options	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
Balance - January 1,	2,150,000	$2.66	25,000	$.40
Options Granted in 2007	-	-	1,000,000	.3.50
Options Exercised in 2007	(250,000)	0.40	(6,250)	.40
Balance - March 31,	1,900,000	$2.69	1,018,750	$2.52

14

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 6 - Stockholders’ Deficit (Continued)

Stock Options (Continued)

The following table summarized information about stock options at March 31, 2007:

	Options Outstanding			Options Exercisable

Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Price

$1.00 - $1.99	900,000	4.45	$1.20	700,000	$1.23
$2.00	250,000	3.25	$2.00	250,000	$2.00
$3.00	250,000	3.25	$3.00	250,000	$3.00
$4.00	250,000	3.25	$4.00	250,000	$4.00
$5.00	250,000	3.25	$5.00	250,000	$5.00

$1.00 - $5.00	1,900,000	3.82	$2.69	1,700,000	$2.56

15

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 6 - Stockholders’ Deficit (Continued)

Warrants

	2007		2006
	Number of Warrants	Weighted Average Exercise Price	Number of Warrants	Weighted Average Exercise Price
Balance - January 1,	3,626,495-	$1.17-	194,245	$2.81
Warrants Granted	2,270,000	$0.71	-	-
Warrants Exercised	(25,000)	$1.00	-	-
Balance - March 31,	5,871,495	$0.90	194,245	$2.81

Warrants Outstanding				Warrants Exercisable

Range of Exercise Price	Number Outstanding	Weighted Average Remaining Contracted Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ .01-.99	1,568,250	5.00	$.10	1,568,250	$ .10
$1.00-1.99	3,889,000	4.53	$1.02	3,889,000	$ 1.02
$2.00-2.99	235,198	4.26	$2.13	235,198	$ 2.13
$3.00-3.99	52,698	3.00	$3.40	52,698	$ 3.40
$4.00	126,349	3.49	$4.00	126,349	$ 4.00
	5,871,495	4.56	$0.90	5,871,495	$ 0.90

Note 7 - Commitments and Contingencies

Lease Obligations

The Company operates its business in leased facilities. The Company currently leases approximately 3719 square feet for its corporate office facilities located at 500 North Broadway, Jericho, New York for $8,523 with increases annually on January 31. The lease expires January 31, 2010.

16

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Commitments and Contingencies (Continued)

Lease Obligations (Continued)

Approximate future minimum commitments under these leases are as follows:

April 1, 2007 - December 31, 2007	$79,390
January 1, 2008 - December 31, 2008	109,249
January 1, 2009 - December 31, 2009	113,073
January 1, 2010 - January 31, 2010	9,449
$311,161

Rent expense under the office leases was approximately $33,143 for the quarter ended March 31, 2007.

Engineering Contract

On March 16, 2007 The Company entered into a Service Level Agreement with A2E Technologies (“A2E”), (the “Agreement”). Pursuant to the Agreement, A2E will provide engineering and development services to be utilized in bioMETRX’ products. Under the terms of the Agreement, bioMETRX has committed to pay A2E two hundred thousand dollars ($200,000) annually for its services, payable fifty thousand dollars ($50,000) every three calendar months. In return for this commitment, A2E will provide its services to bioMETRX at a discounted rate. In addition to the cash payments, bioMETRX will also pay A2E $25 an hour in restricted common stock, payable no later than 30 days following each three calendar month period. The number of shares will be determined by multiplying the number of hours billed by A2E during the three month period by twenty-five (25) and divided by the current market price of bioMETRX’ common stock. The term of the Agreement is one (1) calendar year from the date of the Agreement

Legal Proceedings

On March 7, 2007 the Company’s subsidiary, bioMETRX Technologies Inc. became the subject of a complaint, by two individuals, a former employee/officer and consultant with whom it had previously had severed its business relationship. The complaint was filed in the Supreme Court of the State of New York, County of Nassau. The plaintiffs allege damages arising from certain inducements which were relied upon to their detriment.

The Company considers these complaints to be baseless and without merit and expects to file a Motion to Dismiss both claims of both plaintiffs and intends to vigorously pursue damages in the course of its defense of this complaint and other previous acts of the plaintiffs.

Note 8- Subsequent Events

On April 11, 2007, the Company’s Chief Operating Officer cashlessly exercised 200,000 warrants exercisable at $1.00. The market value of the Company’s common stock on that date was $2.00. Accordingly, the Company issued 100,000 shares to Ms. Yarde pursuant to such cashless exercise. The stock was issued under the Company’s Employee Stock Plan.

17

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 8- Subsequent Events (Continued)

On April 11, 2007, the Company’s Chief Financial Officer cashlessly exercised 200,000 warrants exercisable at $1.05. The market value of the Company’s common stock on that date was $2.00. Accordingly, the Company issued 95,000 shares to Mr. Iler pursuant to such cashless exercise. The stock was issued under the Company’s Stock Incentive Plan

On April 24, 2007, the Company issued 1,750 shares to the partners of its legal counsel, in consideration for legal services rendered in the ordinary course of business. The stock was issued under the Company’s Stock Incentive Plan.

On April 30, 2007, the company issued 140,000 shares of its common stock and 140,000 warrants exercisable at $1.00 per share expiring in five years to Mark Basile, the Company’s President and CEO as consideration for providing the Company a loan in the amount of $130,000.

18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
bioMetrx, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of bioMetrx, Inc. and Subsidiaries (A Development Stage Company) (“the Company”) as of December 31, 2006, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the years ended December 31, 2006 and 2005 and for the period February 1, 2001 (inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Also, an audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of bioMetrx, Inc. and Subsidiaries as of December 31, 2006 and the results of their operations and their cash flows for the years ended December 31, 2006 and 2005 and for the period February 1, 2001 (inception) to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is a development stage company whose operations have generated recurring losses and cash flow deficiencies for the years ended December 31, 2006 and 2005. In addition, as of December 31, 2006 the Company has a significant working capital deficit and stockholders’ deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
March 31, 2007

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET
December 31, 2006

ASSETS

Current Assets:
Cash	$15,081
Prepaid Expenses	17,164
Inventories	423,853
Deposits on Inventory	57,197
Total Current Assets	513,295

Property and Equipment, net	91,814

Other Assets:
Deferred Finance Costs, net	14,250
Security Deposit	17,045
Total Other Assets	31,295

TOTAL ASSETS	$636,404

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts Payable	$507,289
Notes Payable	755,000
Convertible Forbearance Notes, net of unamortized discounts of $387,437	-
Accrued Taxes Payable	39,436
Accrued Payroll	26,720
Accrued Interest	23,606

Total Current Liabilities	1,352,051

Long-Term Liabilities:
8% Convertible Notes, net of unamortized discounts of $905,997	694,003

TOTAL LIABILITIES	2,046,054

COMMITMENTS AND CONTINGENCIES

Stockholders' Deficit:
Preferred Stock, $.01 par value; 10,000,000 shares authorized;
no shares issued and outstanding	-
Common Stock, $.001 par value; 25,000,000 shares authorized;
8,915,907 shares issued and outstanding	8,916
Additional Paid-In-Capital	24,355,224
Prepaid Interest - 8% Convertible Notes	(86,400)
Deferred Finance Costs	(1,089,859)
Deficit Accumulated in the Development Stage	(24,597,531)

Total Stockholders' Deficit	(1,409,650)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$636,404

The accompanying notes are an integral part of these financial statements.

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS

	For the Year Ended December 31, 2006	For the Year Ended December 31, 2005	For the Period February 1, 2001 (Inception) to December 31, 2006
REVENUES	$-	$-	$-

Costs and Expenses:
General and Administrative Expenses	12,673,521	11,074,632	25,167,846
Research and Development Expenses	658,879	361,490	1,178,045
Contract Buyouts Issued In Stock	-	356,000	356,000
Settlement of Threatened Litigation	-	368,750	368,750
Total Costs and Expenses	13,332,400	12,160,872	27,070,641

Loss before Other Income (Expense)	(13,332,400)	(12,160,872)	(27,070,641)

Other Income (Expense)
Value of Common Stock and Options Cancelled	2,600,000	-	2,600,000
Interest Expense	(104,356)	(7,012)	(111,368)
Unrealized Loss on Marketable Securities	(461)	(6,085)	(6,547)
Total Other Income (Expense)	2,495,183	(13,097)	2,482,085

Net Loss	(10,837,218)	(12,173,969)	(24,588,556)

Preferred Stock Dividend	(8,975)	-	(8,975)

Net Loss Attributable to Common Shareholders	$(10,846,193)	$(12,173,969)	$(24,597,531)

Weighted Average Common Shares - Outstanding	7,605,851	4,026,446

Net Loss per Common Share (Basic and Diluted)	$(1.43)	$(3.02)

The accompanying notes are an integral part of these financial statements.

BIOMETRX INC. AND SUBSIDIARIES
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE YEAR ENDED DECEMBER 31, 2006	FOR THE YEAR ENDED DECEMBER 31, 2005	FOR THE PERIOD FEBRUARY 1, 2001 (INCEPTION) TO DECEMBER 31, 2006

Cash Flows from Operating Activities:
Net Loss	$(10,837,218)	$(12,173,969)	$(24,588,556)
Adjustment to reconcile net loss to net cash used in operating activities:
Non-Cash Item adjustments:
Compensatory Element of Stock and Warrant Issuances	7,573,591	10,072,501	17,958,592
Liquidated Damages paid by Issuance of Forbearance Notes	387,437	-	387,437
Amortization of Deferred Finance Costs	694,436	201,736	1,002,421
Depreciation	3,999	-	3,999
Unrealized Loss on Marketable Securities	461	6,085	6,547

Change in Operating Assets and Liabilities:

(Increase) Decrease in Prepaid Expenses	41,989	(59,150)	(17,161)
(Increase) in Inventories	(423,853)	-	(423,853)
(Increase) in Deposits on Inventory	(57,197)	-	(57,197)
(Increase) in Security Deposits	(509)	(16,536)	(17,045)
Increase in Accounts Payable	285,406	-	285,406
Increase (Decrease) in Accrued Liabilities	52,759	(38,929)	125,838
Increase (Decrease) in Accrued Settlement of Threatened Litigation	(368,750)	368,750	-
Increase in Accrued Payroll - Related Parties	-	180,000	960,000
Net Cash Used in Operating Activities	(2,647,449)	(1,459,512)	(4,373,572)

Cash Flows from Investing Activities:

Capital Expenditures	(95,813)	-	(95,813)

Net Cash Used in Investing Activities	(95,813)	-	(95,813)

Cash Flows from Financing Activities:
Restricted Cash	66,427	(96,427)	(30,000)
Proceeds of Loans	-	-	25,000
Proceeds from Issuance of 8% Convertible Notes	950,000	-	950,000
Proceeds from Issuance of Notes Payable	755,000		755,000
Advances to Stockholder/Officer	-	(79,570)	(381,598)
Proceeds from Issuance of Preferred Stock	650,000	-	650,000
Repayment of Related Party Loans	-	(109,736)	(109,736)
Advances to Employee	3,000	(3,000)	-
Repayments of Loans	-	-	(25,000)
Deferred Finance Costs	(155,000)	-	(155,000)
Proceeds from Issuances of Common Stock	342,000	2,125,000	3,066,750
Commissions Paid on Sales of Common Stock	(37,200)	(223,750)	(260,950)
Net Cash Provided by Financing Activities	2,574,227	1,612,517	4,484,466

Net Increase (Decrease) in Cash	(169,035)	153,005	15,081

Cash, Beginning	184,116	31,111	-

Cash, Ending	$15,081	$184,116	$15,081

Supplemental Cash Flow Information:
Cash Paid During the Period for:
Interest	$-	$-	$7,012

Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

Supplemental Disclosures of Cash Flow Information:

Non Cash Financing Activities:

Common Stock Issued as Commissions on
Sale of Common Stock	$431,706	$725,668	$1,600,624

Accrued Commissions on Sales of
Common Stock	$-	$224,783	$224,783

Common Stock Issued as payment of
Accrued Commissions Payable	$224,783	$-	$224,783

Issuance of Common Stock as Payment of Accrued
Officers' Salaries	$310,000	$470,000	$160,000

Issuance of Common Stock - Deferred Finance Costs	$2,248,354	$-	$2,248,354

Issuance of Common Stock - Deferred Compensation		$390,000	$390,000

Application of Loans Receivable - Officer Against
Accrued Compensation	$201,598	$-	$851,598

Common Stock Issued as Penalty Shares for
Non-Registration	$674,175	$629,000	$1,303,175

Common Stock Issued as Prepaid Interest
on 8% Convertible Notes	$172,800	$-	$172,800

Issuance of Convertible Forbearance Notes
in connection with Liquidated Damages	$387,439	$-	$387,439

Beneficial Conversion Feature of Convertible Forbearance Notes	$387,439	$-	$387,439

Cashless Exercise of Stock Options - Related Party	$250,000	$-	$250,000

Accrued Deferred Finance Costs	$67,948	$-	$67,948

Deferred Finance Costs on the Issuance of Warrants		$-	$-

Preferred Stock Dividend	$8,975	$-	$8,975

Issuance of Common Stock as Payment of Accrued
Expenses		$1,825,000	$1,825,000.00

Issuance of Common Stock as Payment of Accrued
Settlement of Threatened Litigation	$368,750	$-	$-

The accompanying notes are an integral part of these financial statements.

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FEBRUARY 1, 2001 (INCEPTION) TO DECEMBER 31, 2006

	Preferred Stock		Common Stock		Additional Paid In	Deferred	Prepaid Interest 8% Convertible	Deferred Finance	Deficit Accumulated During the Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Notes	Costs	Stage	Total

BALANCE, FEBRUARY 1, 2001			-	$-	$-	$-	$-	$-	$-	$-

Shares issued at December 31, 2001 pursuant to initial capitalization			1,500,000	1,500	-	-			-	1,500
Common Stock issued for services valued at $1.00 per share.			275,000	275	274,725	-			-	275,000
Net loss for the period ended December 31, 2002			-	-	-	-			(275,046)	(275,046)

BALANCE, December 31, 2001			1,775,000	1,775	274,725	-	-	-	(275,046)	1,454

Common Stock issued at $1.00 per share.			5,000	5	4,995	-			-	5,000
Net loss for the period ended December 31, 2003			-	-	-	-			(7,573)	(7,573)

BALANCE, December 31, 2002			1,780,000	1,780	279,720	-	-	-	(282,619)	(1,119)

Common Stock issued at $1.00 per share.			231,250	231	231,019	-			-	231,250
Common Stock issued for services.			75,000	75	149,925	(112,500)			-	37,500
Common Stock issued as commissions on sales of common stock.			129,500	130	129,370	-			-	129,500
					(129,500)					(129,500)
Amortization of deferred compensation.			-	-	-	47,917			-	47,917
Net loss for the period ended December 31, 2003			-	-	-	-			(526,536)	(526,536)

BALANCE, December 31, 2003			2,215,750	2,216	660,534	(64,583)	-	-	(809,155)	(210,988)

BIOMETRX TECHNOLOGIES, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) - (continued)
FOR THE PERIOD FEBRUARY 1, 2001 (INCEPTION) TO DECEMBER 31, 2006

	Preferred Stock		Common Stock		Additional Paid In	Deferred	Prepaid Interest 8% Convertible	Deferred Finance	Deficit Accumulated During the Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Notes	Costs	Stage	Total
Common Stock issued $1.00 per share.			27,000	$27	$26,974	$-			$-	$27,001
Common Stock issued $4.00 per share.			83,750	84	334,916	-			-	335,000
Common Stock issued as commissions on sales of common stock valued at $1.00 per share			8,750	9	8,741					8,750
					(8,750)					(8,750)
Common Stock issued as commissions on sales of common stock valued at $4.00 per share			50,000	50	199,950	-			-	200,000
					(200,000)					(200,000)
Amortization of deferred compensation.			-	-	-	58,333			-	58,333
Net loss for the period ended December 31, 2004			-	-	-				(768,214)	(768,214)

BALANCE, December 31, 2004			2,385,250	2,386	1,022,365	(6,250)	-	-	(1,577,369)	(558,868)

Common Stock issued $.40 per share upon exercise of stock options.			18,750	19	7,481					7,500
Common Stock issued $1.60 per share.			125,000	125	199,875	-			-	200,000
Common Stock issued $2.00 per share.			37,500	37	74,963	-			-	75,000
Common Stock issued $4.00 per share.			26,250	26	104,974	-			-	105,000
Common Stock issued for Services valued at $4.00 per share			25,000	25	99,975					100,000
Common Stock issued for Services valued at $4.00 per share			125,000	125	499,875					500,000
Common Stock issued for Services valued at $4.00 per share			17,500	18	69,982					70,000
Common Stock issued for Services valued at $4.00 per share			28,125	28	112,472					112,500
Common Stock issued for Services valued at $1.00 per share			10,000	10	9,990					10,000
Common Stock issued for Services valued at $3.56 per share			100,000	100	355,900					356,000
Common Stock issued for Services valued at $5.20 per share			62,500	63	324,937					325,000
Issuance of Common Stock purchase options for services - Related Party			-	-	4,725,000					4,725,000
Common Stock issued $.40 per share upon exercise of stock options - Related Party			31,250	31	12,469	-			-	12,500
Common Stock issued $.80 per share - Related Party			562,500	563	449,437	-			-	450,000
Common Stock issued $.80 per share upon exercise of stock warrants - Related Party			281,250	281	224,719					225,000
Common Stock issued $2.00 per share - Related Party			175,000	175	349,825	-			-	350,000
Common Stock issued $3.00 per share - Related Party			233,334	233	699,767	-			-	700,000
Common Stock issued for Services valued at $11.00 per share - Related Party			187,500	187	2,062,313				-	2,062,500
Common Stock issued for Services valued at $4.00 per share - Related Party			181,250	181	724,819					725,000
Common Stock issued as consideration for Accrued Salaries valued at $2.00 per share - Related Party			235,000	235	469,765					470,000

BIOMETRX TECHNOLOGIES, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) - (continued)
FOR THE PERIOD FEBRUARY 1, 2001 (INCEPTION) TO DECEMBER 31, 2006

	Preferred Stock		Common Stock		Additional Paid In	Deferred	Prepaid Interest 8% Convertible	Deferred Finance	Deficit Accumulated During the Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Notes	Costs	Stage	Total
Common Stock issued as commissions on sales of common stock valued at $4.40 per share			164,924	165	725,500	-			-	725,665
					(725,665)	-			-	(725,665)
Effect of recapitalization due to reverse merger			810,031	810	(319,804)					(318,994)
Penalty shares issued to Related Party in connection with non-registration valued at $4.80 per share			25,000	25	119,975					120,000
Penalty shares issued to Related Party in connection with non-registration valued at $4.80 per share			25,000	25	119,975					120,000
Penalty shares issued to Related Party in connection with non-registration valued at $3.20 per share			25,000	25	79,975					80,000
Penalty shares issued to Related Party in connection with non-registration valued at $7.96 per share			25,000	25	198,975					199,000
Penalty shares issued to Related Party in connection with non-registration valued at $4.40 per share			25,000	25	109,975					110,000
Issuance of 25,000 Common Stock purchase options for services - Related Party					180,000	(180,000)				-
Issuance of 18,750 Common Stock purchase options for services - Related Party					157,500	(105,000)				52,500
Issuance of 18,750 Common Stock purchase options for services - Related Party					157,500	(105,000)				52,500
Issuance of 62,500 Common Stock purchase options for services					252,500					252,500
Issuance of 25,000 Common Stock purchase options for services - Related Party					100,000					100,000
Amortization of deferred compensation.			-	-	-	201,736			-	201,736
Commissions paid on sales of common stock.			-	-	(223,750)	-			-	(223,750)
Commissions accrued on sale of Common Stock					(224,783)					(224,783)
Net loss for the period ended December 31, 2005			-	-	-	-			(12,173,969)	(12,173,969)

BALANCE, December 31, 2005	-	-	5,947,914	5,948	13,308,776	(194,514)	-	-	(13,751,338)	(631,128)

BIOMETRX TECHNOLOGIES, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) - (continued)
FOR THE PERIOD FEBRUARY 1, 2001 (INCEPTION) TO DECEMBER 31, 2006

	Preferred Stock		Common Stock		Additional Paid In	Deferred	Prepaid Interest 8% Convertible	Deferred Finance	Deficit Accumulated During the Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Notes	Costs	Stage	Total

Cashless Exercise of 250,000 common stock options @ $.72 per share - Related Party			179,578	180	(180)

Issuance of Common Stock pursuant to the 2005 Equity Incentive Plan - 44,250 shares @ $2.90 per share - Related Parties.			44,250	44	128,281					128,325

Common Stock issued $.80 per share upon exercise of stock warrants - Related Party			281,250	281	224,719					225,000

Effect of return of Shares of Common Stock and cancellation of Common Stock Options pursuant to a Termination Agreement - Related Party.			(62,500)	(63)	(2,359,342)					(2,359,405)

Issuance of Common Stock for Cash @ $1.25 per share - Related Party			183,750	184	146,816					147,000
Issuance of Common Stock for Cash @ $3.54 per share.			2,827	2	9,998					10,000

Issuance of 100,000 Common Stock Purchase Options for Services @ $.48.					47,500					47,500
Issuance of 100,000 Common Stock Purchase Options for Services @ $.37.					37,200					37,200
Issuance of 100,000 Common Stock Purchase Options for Services @ $.17.					17,100					17,100
Issuance of 18,250 Common Stock Purchase Options for Services @ $1.37.					25,003					25,003

Common Stock issued for Services valued at $3.50 per share - Related Party			250,000	250	874,750					875,000
Common Stock issued for Services valued at $.85 per share - Related Party			100,000	100	84,900					85,000
Common Stock issued for Services valued at $.80 per share - Related Party			150,000	150	119,850					120,000

Common Stock issued in connection with financing Notes Payable @ $2.85 per share			25,000	25	71,225			(71,250)		-
Common Stock issued in connection with financing Notes Payable @ $1.90 per share			320,000	320	607,680			(608,000)		-
Common Stock issued in connection with financing Notes Payable @ $1.09 per share			160,000	160	174,240			(174,400)		-
Common Stock issued in connection with financing Notes Payable @ $1.60 per share			22,000	22	35,178			(35,200)		-

Common Stock issued for Services valued at $6.00 per share			25,000	25	149,975					150,000

BIOMETRX TECHNOLOGIES, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) - (continued)
FOR THE PERIOD FEBRUARY 1, 2001 (INCEPTION) TO DECEMBER 31, 2006

	Preferred Stock		Common Stock		Additional Paid In	Deferred	Prepaid Interest 8% Convertible	Deferred Finance	Deficit Accumulated During the Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Notes	Costs	Stage	Total
Common Stock issued for Services valued at $3.55 per share			20,000	20	70,980					71,000
Common Stock issued for Services valued at $3.50 per share			180,000	180	629,820					630,000
Common Stock issued for Services valued at $1.15 per share			25,000	25	28,725					28,750
Common Stock issued for Services valued at $1.70 per share			25,000	25	42,475					42,500
Common Stock issued for Services valued at $1.94 per share			25,000	25	48,475					48,500
Common Stock issued for Services valued at $1.50 per share			115,000	115	172,385					172,500
Common Stock issued for Services valued at $2.95 per share			75,000	75	221,175					221,250

Commissions paid on sales of common stock.					(37,200)					(37,200)

Commissions accrued on sale of Common Stock					(431,706)					(431,706)

Common Stock issued as commissions on sales of common stock valued at $3.99 per share			164,637	165	656,324					656,489

Issuance of Common Stock purchase options valued @ $3.83 for services - Related Party					4,788,813					4,788,813

Penalty shares issued to Related Party in connection with non-registration valued at $4.03 per share			25,000	25	100,725					100,750
Penalty shares issued to Related Party in connection with non-registration valued at $3.80 per share			25,000	25	94,975					95,000
Penalty shares issued to Related Party in connection with non-registration valued at $3.60 per share			25,000	25	89,975					90,000
Penalty shares issued to Related Party in connection with non-registration valued at $3.00 per share			25,000	25	74,975					75,000
Penalty shares issued to Related Party in connection with non-registration valued at $2.75 per share			25,000	25	68,725					68,750
Penalty shares issued to Related Party in connection with non-registration valued at $1.90 per share			25,000	25	47,475					47,500
Penalty shares issued to Related Party in connection with non-registration valued at $1.75 per share			25,000	25	43,725					43,750
Penalty shares issued to Related Party in connection with non-registration valued at $1.50 per share			25,000	25	37,475					37,500
Penalty shares issued to Related Party in connection with non-registration valued at $1.40 per share			25,000	25	34,975					35,000
Penalty shares issued to Related Party in connection with non-registration valued at $1.35 per share			25,000	25	33,725					33,750
Penalty shares issued to Related Party in connection with non-registration valued at $1.05 per share			25,000	25	27,225					27,250
Penalty shares issued to Related Party in connection with non-registration valued at $0.80 per share			25,000	25	19,975					20,000

BIOMETRX TECHNOLOGIES, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) - (continued)
FOR THE PERIOD FEBRUARY 1, 2001 (INCEPTION) TO DECEMBER 31, 2006

	Preferred Stock		Common Stock		Additional Paid In	Deferred	Prepaid Interest 8% Convertible	Deferred Finance	Deficit Accumulated During the Development
	Shares	Amount	Shares	Amount	Capital	Compensation	Notes	Costs	Stage	Total

Issuance of Shares from Escrow to settle dispute of accrued expenses with pre-merger vendor.					67,948					67,948

Common Stock issued in Settlement of Threatened Litigation @ $2.95 per share.			125,000	125	368,625					368,750

Common Stock issued as consideration for Accrued Salaries valued at $2.00 per share - Related Party			54,201	54	108,348					108,402

Common Stock issued as Prepaid Interest on 8% Convertible Notes @ $1.35 per share.			128,000	128	172,672		(172,800)			-

Finder's Fees paid on sale of Preferred Stock					(147,500)			(28,500)		(176,000)

Common Stock issued as Finder's Fees on the sale of Preferred Stock valued at $1.30 per share.			50,000	50	64,950					65,000

Common Stock purchase warrants issued as payment of placement fees.					182,716			(182,716)		-

Beneficial Conversion Feature of common stock purchase warrants issued relative to 8% Convertible Notes.					1,217,392					1,217,392

Beneficial Conversion Feature of Convertible Forbearance Notes.					387,437					387,437

Issuance of Preferred Stock in conjunction with a Private Placement.	650,000	6,500			643,500					650,000

Conversion of Preferred Stock to 8% Convertible Notes in conjunction with an Exchange Agreement.	(650,000)	(6,500)			(643,500)					(650,000)

Preferred Dividend accrued					8,975				(8,975)	-

Issuance of Common Stock purchase options for services @ $3.53 per share - Related Party					882,051					882,051
Issuance of Common Stock purchase options for services @ $.192 per share - Related Party					19,200					19,200
Issuance of Common Stock purchase options for services @ $.178 per share - Related Party					35,600					35,600
Issuance of Common Stock purchase options for services @ $.122 per share - Related Party					24,400					24,400
Issuance of Common Stock purchase options for services @ $.085 per share - Related Party					17,000					17,000

Issuance of Common Stock purchase options related to deferred financing costs @ $.367 per share.					146,800			(146,800)
Issuance of Common Stock purchase options related to deferred financing costs @ $.784 per share.					43,120			(43,120)
Issuance of Common Stock purchase warrants related to deferred financing costs @ $1.895 per share.					187,606			(187,606)

Financing Costs Related to Issuance of 8% Convertible Notes								(107,500)		(107,500)

Amortization of deferred compensation.						194,514				194,514
Amortization of deferred finance costs.								495,233		495,233
Amortization of prepaid interest - 8% convertible debentures							86,400			86,400

CURRENT PERIOD LOSS									(10,837,218)	(10,837,218)

BALANCE, December 31, 2006	-	$-	8,915,907	$8,916	$24,355,224	$-	$(86,400)	$(1,089,859)	$(24,597,531)	$(1,409,650)

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of Business and Nature of Operations

Description of Business

The Company was incorporated with the name “M2 extreme Sports Centers, Inc” in the State of Delaware on February 1, 2001. On November 8, 2001 the Company’s Certificate of Incorporation was amended to change the Company’s name to “Biostat Technologies S.P.A., Inc”.

On April 1, 2002 the Company’s certificate of Incorporation was amended to:

1.	Change the Company’s name to bioMETRX Technologies, Inc.
2.	Increase the total number of shares that the corporation is authorized to issue to 10,000,000 common shares, each with a par value of $0.01.
3.	Authorize a 4000 to 1 split of the then outstanding common shares.

In December 2004, the Board of Directors authorized an increase of the Company’s common stock from 10,000,000 to 20,000,000 shares, each having a par value of $0.001.

On May 27, 2005, we completed the merger (“Merger”) of Marketshare Merger Sub, Inc., (“Merger Sub”) a wholly owned subsidiary of Marketshare Recovery, Inc. (“Marketshare”) with bioMETRX Technologies, Inc. a Delaware corporation (“bioMETRX Technologies”) pursuant to the Agreement and Plan of Merger dated April 27, 2005, by and among the Company, Merger Sub and bioMETRX Technologies (“Merger Agreement”). bioMETRX Technologies is a development stage company that is engaged in the development of biometrics-based products for the home security and electronics market, including biometrically enabled residential door locks, central station alarm keypads, thermostats and garage/gate openers.

On June 1, 2005 bioMETRX Technologies merged with and into Merger Sub. The merger was treated as a reorganization of bioMETRX Technologies (reverse merger) for accounting purposes pursuant to which bioMETRX Technologies is treated as the continuing entity although Marketshare is the legal acquirer. The aggregate amount of shares of Marketshare common stock issued to the shareholders of bioMETRX Technologies pursuant to the merger represented approximately 90% of Marketshare’s issued and outstanding common stock after the merger and related cancellation of outstanding shares by certain former insiders.

The merger was accounted for as a reverse merger, which is effectively a recapitalization of the target company (bioMETRX Technologies) and the consolidated financial statements presented are those of bioMETRX Technologies.

On September 30, 2005 the Company formed two subsidiary companies, smartTOUCH Medical, Inc and smartTOUCH Security, Inc. The two subsidiaries were incorporated in the State of Delaware. smartTOUCH Security, Inc tests and markets the Company’s biometrically secured garage door openers, thermostats, deadbolts and home alarm keypads. smartTOUCH Medical, Inc designs, tests and markets biometrically secured medical crash carts, rolling medicine carts, portable patient medical information devices and, security and retrieval systems for electronic medical records.

 On October 10, 2005 Marketshare changed its name to bioMETRX, Inc. bioMETRX, Inc. and its subsidiaries are hereinafter referred to as “the Company”.

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of Business and Nature of Operations (Continued)

Nature of Operations

Founded in 2001, the Company is focused on developing simple-to-use, cost-efficient finger print activation products under the trade name SmartTOUCH™. The Company’s engineers and manufactures biometrically enabled security products. These products utilize fingerprint recognition technology designed to augment or replace conventional security methods such as keys, keypads, and PIN numbers.

The Company operates its business through three (3) wholly owned subsidiaries, bioMETRX Technologies Inc., which conducts the product engineering and design, smartTOUCH Consumer Products, Inc., the consumer-based marketing and sales group and smartTOUCH Medical, Inc. which will market medical information and products. The Company’s executive offices are located in Jericho, New York.

Note 2 - Basis of Presentation

The Company is a development stage company with no revenues and has incurred net losses of $10,837,218 and $12,173,969 during the years ended December 31, 2006 and 2005 respectively. In addition, the Company has a working capital deficiency of $838,756 and a stockholders’ deficiency of $1,409,650 at December 31, 2006. These factors raises substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the Company’s inability to generate cash flow or to raise capital from external sources would force it to substantially curtail or cease operations and would, therefore, have a material adverse effect of its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will have a significant dilutive effect on the Company’s existing stockholders.

The company plans to address its lack of liquidity by raising additional funds, either in the form of debt or equity, or some combination thereof and exiting the development stage..

There can be no assurances that the Company will be able to raise the additional funds it requires or exit the development stage.

The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

Note 3 - Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of bioMETRX, Inc and all of its wholly-owned subsidiaries. Such subsidiaries are bioMETRX Technologies, Inc., smartTOUCH Medical Inc. and smartTOUCH Consumer Products, Inc. All significant inter-company accounts and transactions have been eliminated in consolidation.

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Summary of Significant Accounting Policies (Continued)

Revenue Recognition

For revenue from product sales, the Company will recognize revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition” (SAB No. 104”), which superseded Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (SAB No. 101”). SAB No. 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments will be provided for in the same period and related sales are recorded.

Cash and Cash Equivalents

The Company considers all liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market. Inventories at December 31, 2006 consist of raw materials.

Debt Issuance Costs

Debt issuance costs are amortized over the lives of the related debt.

Property and equipment

Property and equipment consist of office equipment and is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is determined by using the straight-line method over the estimated useful lives of the related assets, generally five to seven years.

Stock Based Compensation

The Company follows the provisions of Statement of Financial Accounting Standards No. 123R, Share-Based Payment (SFAS 123R), which revised SFAS 123, Accounting for Stock-Based Compensation and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). SFAS 123R requires that new, modified and unvested share-based payment transactions with employees, such as stock options and restricted stock, be recognized in the financial statements based on their fair value and recognized as compensation expense over the requisite service period. The Company adopted SFAS 123R effective January 1, 2006.

Prior to the adoptions of SFAS 123(R), stock-based compensation expense related to employee stock options was not recognized in the statement of operations if the exercise price was at least equal to the market value of the common stock on the grant date, in accordance with Accounting Principles Board Option No. 25, “Accounting for Stock Issued to Employees.” Prior to January 1, 2006, the Company followed the disclosure-only provisions under SFAS 148. As of January 1, 2005, all outstanding employee options were vested and therefore would have been no impact on compensation costs for the Company’s stock options during the 2005 period utilizing the fair value method set forth in SFAS 123(R).

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Summary of Significant Accounting Policies (Continued)

During 2006, options were awarded to officers, employees and consultants of the Company. The fair value of the options at the dates of grant were calculated using the Black -Scholes fair value based method using the following assumptions (expected life -2-5 years; interest rate - 3.10% to 5.00%; annual rate of dividends - 0%; and volatility - 48% to 158%).

The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option-pricing models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models may not necessarily provide a reliable single measure of the fair value of its employee stock options.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts payable, accrued liabilities and other current liabilities approximates fair value because of the immediate or short term maturity of these financial instruments.

Advertising and Marketing Expenses

The costs of advertising and marketing expenses are expensed as incurred. Advertising and marketing expenses for the years December 31, 2006 and 2005 were $1,000 and $8,750 respectively

Research and Development

Research and development costs are expensed as incurred. Research and development costs amounted to $658,879 and $361,490 for the years ended December 31, 2006 and 2005, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ form those estimates. Significant estimates relate to ultimate revenue and costs for investments in research and development, design engineering, property and equipment and intangible assets. Actual results differ from those estimates.

Reclassifications

Certain items in these consolidated financial statements have been reclassified to conform to the current period presentation.

Income Taxes

The Company accounts for income taxes under the asset and liability method using the SFAS No. 109 “Accounting for Income Taxes”. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Summary of Significant Accounting Policies (Continued)

income in the years in which those temporary differences are expected to apply to taxable income to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The tax effects of temporary differences that gave rise to the deferred tax assets and deferred tax liabilities at December 31, 2006 and 2005 were primarily attributable to net operating loss carry forwards. Since the Company has a history of losses a full valuation allowance has been established. In addition, utilization of net operating loss carry-forwards are subject to a substantial annual limitation due to the “Change in Ownership” provisions of the Internal Revenue Code. The annual limitation may result in the expiration of net operating loss carry-forwards before utilization.

Loss per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. The common stock issued and outstanding with respect to the pre-merger Marketshare stockholders has been included since January 1, 2004. Diluted loss per common share is the same as basic loss per share, as the effect of potentially dilutive securities (7,001,495 and 850,495 in 2006 and 2005 respectively inclusive of all potential convertible shares, warrants and options) are anti-dilutive.

Recently Issued Accounting Pronouncements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS 157). SFAS 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS 157 is effective for the Company’s year end 2008, although early adoption is permitted. The Company is assessing the potential effect of SFAS 157 on its financial statements.

Note 4 - Property and Equipment

Property and equipment at December 31, 2006 consist of the following:

Office Equipment	$32,558
Tooling and Dies	63,255
95,813
Less: Accumulated Depreciation	3,999
$91,814

Note 5 - Notes Payable

Notes payable at December 31, 2006 consist of the following:

Notes payable to private investors; bearing interest at 10% per annum and due March 15, 2007 (see Note 7)	$700,000

Notes payable to private investors; bearing interest at 10% per annum and due March 30, 2007 (see Note 7)	55,000
$755,000

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 - Convertible Notes

On June 29, 2006, the Company entered into a Securities Purchase Agreement, with four investors relating to the issuance and sale, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, of units (the “Units”) consisting of 8% Convertible Notes in the principal amount of $950,000 (“Notes”), Series A Common Stock Purchase Warrants (“A Warrants”) and Series B Common Stock Purchase Warrants (“B Warrants”). In addition, the company entered into an Exchange Agreement with the two investors who purchased $650,000 of the Preferred Stock Units, previously reported on Form 8-K dated April 28, 2006 whereby the Company agreed to issue the Units in exchange for the return and cancellation of the previously issued Preferred Stock Units. Accordingly, at closing the Company issued its 8% Convertible Notes in the aggregate principal amount of $1,600,000, 1,600,000 A Warrants and 800,000 B Warrants to the Investors. The Company also issued an aggregate of 128,000 shares of its common stock valued at $172,800 to the investors representing one year’s of prepaid interest on the Notes.

The Notes mature 24 months from the closing. The Notes are convertible at the option of the holder into the Company’s common stock at the rate of $1.00 per share. The Notes are mandatorily convertible into the Company’s common stock if the closing bid price of the Company’s common stock is above $2.50 per share for ten (10) consecutive trading days and if the daily volume for the same period exceeds 100,000 shares per day. The Company may redeem the Notes for 125% of the principal amount of the Note together with all accrued and unpaid interest provided that (i) an event of default has not occurred, and (ii) an effective registration statement covering the shares underlying the Note exists.

Each A Warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $1.75 per share commencing on the date of issuance and expiring at the close of business on the fifth anniversary of the issuance date. Each B Warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $.10 per share commencing 181 days after issuance and expiring at the close of business on the fifth anniversary of the initial exercise date. Notwithstanding the foregoing if the Company provides the holder of a B Warrant with validation and acknowledgement, in the form of bona fide purchase order demonstrating that at least $1,000,000 of the Company’s products have been ordered, other than its initial order from a national retailer in the amount of approximately 23,000 garage door opening units, within 181 days after the date of the Securities Purchase Agreement, the B Warrants shall automatically terminate. The Company did not receive this purchase order. Both the A and B Warrants contain provisions that protect the holder against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassifications, or mergers.

Pursuant to the Selling Agent Letter Agreement between the Company and the Selling Agent, the Selling Agent was paid a cash fee of $95,000 (10% of the aggregate purchase price of the Units sold to the subscribers) in addition to the $75,000 it received, inclusive of $10,000 in expenses. The Company also issued the Selling Agent a warrant to purchase 160,000 shares of its common stock on the same terms as the A Warrants. Such warrant was valued at $182,716 using the Black Scholes model. In addition, the Company paid $15,000 to the Selling Agent’s counsel and $32,500 to its counsel.

The Company recorded a combined debt discount in the amount of $1,215,200 to reflect the beneficial conversion feature of the convertible debt and the value of the warrants. The beneficial conversion feature, was recorded pursuant to Emerging Issues Task Force (“ETIF”) 00-27: Application of EITF No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios,” to certain convertible instruments. In accordance with EITF 00-27, the Company evaluated the value of the beneficial conversation feature and recorded this amount ($207,200) as a reduction of the carrying amount of the convertible debt and as an addition to paid-in capital. Additionally, the fair value of the warrants ($1,008,000) was calculated and recorded as a further reduction to the carrying amount of the convertible debt and as addition to paid-in capital.

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 - Convertible Notes (Continued)

The Company is amortizing the discount over the term of the debt. Amortization of the debt discount for the year ended December 31, 2006 was $309,203, and this amortization is recorded as interest expense for the value of the warrants and the value of the warrants and the value of the beneficial conversion feature.

As part of the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with each subscriber who purchased Units in the Private Placement. Under the Registration Rights Agreement, the Company is obligated to file a registration statement (the “Registration Statement”) on Form SB-2, relating to the resale by the holders of the Common Stock underlying the Notes, Warrants and Selling Agent Warrant. If such Registration Statement was not filed by July 14, 2006, or does not become effective within 90 days after closing, the Company has agreed to pay to the investors 1.5% of the gross proceeds of the offering for each month in which the Company fails to comply with such requirements. The Company did not file the Registration Statement by July 14, 2006 and therefore is accruing 1.5% ($24,000) of the gross proceeds for each month the Company fails to file the Registration Statement. For the year ended December 31, 2006 the Company recorded $144,000 as additional finance costs. In December 2006 the Company issued to the Convertible Noteholders Forebearance Notes in the amount of $387,437 that included the $144,000 liquidated damages.

The Company recorded a debt discount in the amount of $387,437 to reflect the beneficial conversion feature of the forbearance convertible debt. The beneficial conversion feature, was recorded pursuant to Emerging Issues Task Force ("EITF")00-27 Application of EITF No. 98-5. "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," to certain convertible instruments. In accordance with EITF 00-27, the Company evaluated the value of the beneficial conversion feature and recorded this amount as a reduction of the carrying amount of the convertible debt and as an addition to paid-in capital.

The company is amortizing the discount over the term of the debt. Amortization of the debt discount for the year ended December 31, 2006 was $0.

On October 10, 2006 the Company amended the exercise price of the 1,600,000 Class A Warrants relating to the above referenced Private Placement from $1.75 to $1.00.

On September 21, 2006, the Company issued Jay Pitlake 50,000 shares of its common stock valued at $65,000 as a finder’s fee in connection with the sale of the convertible debentures.

Note 7 - Stockholders’ Deficit

Preferred Stock

Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of $.01 par value preferred stock, with such designation rights and preferences as may be determined from time to time by the Board of Directors. Our Board of Directors is empowered to, without shareholder approval, issue these shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. In the event of such issuances, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.

Common Stock

The Company was incorporated with the name “M2 Extreme Sports Centers, Inc.” in the State of Delaware on February 1, 2001. On November 8, 2001 the Company’s certificate of incorporation was amended to change its name to “Biostat Technologies S.P.A., Inc.” and 1,500,000 shares of no par common voting stock was issued to the sole shareholder for $.001 per share.

On April 1, 2002 the certificate of Incorporation was amended to:

1)	Change the corporation’s name to “Biometrx Technologies, Inc.”

2)	Increase the total number of shares that the corporation is authorized to issue to 10,000,000 common shares, each with a par value of $.001.

3)	Authorize a 4000 to 1 split of then outstanding common shares.

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Stockholders’ Deficit (Continued)

Common Stock (Continued)

During December 2004, the Board of Directors authorized an increase of bioMETRX’s common stock from 10,000,000 to 20,000,000 shares, each having a par value of $.001.

On May 27, 2005, we completed the merger (“Merger”) of Marketshare Merger Sub, Inc., (“Merger Sub”) a wholly owned subsidiary of Marketshare Recovery, Inc. (“Marketshare”) with bioMETRX Technologies, Inc. a Delaware corporation (“bioMETRX Technologies”) pursuant to the Agreement and Plan of Merger dated April 27, 2005, by and among the Company, Merger Sub and bioMETRX Technologies (“Merger Agreement”). bioMETRX Technologies is a development stage company that is engaged in the development of biometrics-based products for the home security and electronics market, including biometrically enabled residential door locks, central station alarm keypads, thermostats and garage/gate openers.

On June 1, 2005 bioMETRX Technologies merged with and into Merger Sub. The merger was treated as a reorganization of bioMETRX Technologies (reverse merger) for accounting purposes pursuant to which bioMETRX Technologies is treated as the continuing entity although Marketshare is the legal acquirer. The consideration for the Merger was 3,554,606 restricted shares of MarketShare’s common stock and the issuance of 45,507 Common Stock Purchase Warrants to the holders of corresponding instruments of bioMetrx Technologies. Simultaneously with the Merger, certain stockholders of MarketShare surrendered 552,130 shares of MarketShare’s common stock which was cancelled and returned to the status of authorized and unissued. In addition, 75,000 shares of the MarketShare’s common stock were deposited by these stockholders into escrow to cover contingent liabilities, if any. The aggregate amount of shares of Marketshare common stock issued to the shareholders of bioMETRX Technologies pursuant to the merger represented approximately 90% of Marketshare’s issued and outstanding common stock after the merger and related cancellation of outstanding shares by certain former insiders.

The merger was accounted for as a reverse merger, which is effectively a recapitalization of the target company (bioMETRX Technologies) and the consolidated financial statements presented are those of bioMETRX, Inc. .

On March 14, 2006, the Company filed an amendment to its Certificate of Incorporation to effect a reverse split of all of the outstanding shares of its Common Stock at a ratio of one-for-four and increase the number of authorized shares of its Common Stock to 25,000,000 shares and decrease the par value of the Company’s common stock to $.001 per share. The Company’s amended certificate of incorporation also authorized the issuance of up to 10,000,000 shares of $.01 par value preferred stock, with such designation rights and preferences as may be determined from time to time by the Board of Directors.

At various stages in the Company’s development, shares of the Company’s common stock and common stock purchase warrants have been issued at fair market value in exchange for services or property received with a corresponding charge to operations, property and equipment or additional paid-in capital depending on the nature of the services provided or property received.

During November 2001 the Company issued 275,000 shares of common stock valued at $275,000 ($1.00 per share) for services rendered.

During December 2002 the Company sold 5,000 shares of common stock for $5,000 ($1.00 per share).

During 2003 the Company sold 231,250 shares of common stock for $231,250 ($1.00 per share).

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Stockholders’ Deficit (Continued)

Common Stock (Continued)

During 2003 the Company issued 75,000 shares of common stock valued at $150,000 ($2.00 per share) for services pursuant to consulting agreements.

During 2003 the Company issued 129,500 shares of common stock valued at $129,500($1.00 per share) as commissions on sales of common stock.

During 2004 the Company sold 27,000 shares of common stock for $27,000 ($1.00per share).

During 2004 the Company sold 83,750 shares of common stock for $335,000 ($4.00 per share).

During 2004 the Company issued 8,750 shares of common stock valued at $8,750 ($1.00 per share) as commissions on sales of common stock.

In April 2005 the Company entered into a consulting agreement with Steven Horowitz and Arnold Kling, for general financial consulting services in connection with potential merger and fund raising activities. In connection with this agreement the Company issued 125,000 shares of common stock valued at $4.00 per share. The Company recognized charges amounting to $500,000 in the year ended December 31, 2005.

In 2005 the Company issued 175,000 shares of common stock valued at $2.00 per share to Mark Basile/CEO for accrued payroll owed him. The Company issued 60,000 shares of common stock valued at $2.00 cents per share to Steven Kang for accrued payroll owed him.

During 2005, the Company issued 18,750 shares of common stock for $7,500, ($.40 per share) upon exercise of stock options.

During 2005, the Company sold 125,000 shares of common stock for $200,000, ($1.60 per share).

During 2005, the Company sold 37,500 shares of common stock for $75,000, ($2.00 per share).

During 2005, the Company sold 26,250 shares of common stock for $105,000, ($4.00 per share).

During 2005, the Company issued 31,250 shares of common stock for $12,500, ($.40 per share) to a related party upon exercise of stock options.

In December 2005, the Company issued 281,250 shares of common stock for $225,000, ($.80 per share) to a related party upon exercise of stock warrants.

During 2005, the Company sold 175,000 shares of common stock for $350,000, ($2.00 per share) to a related party.

In July 2005, the Company sold 233,334 shares of common stock and 46,667 common stock purchase warrants, exercise price $.75 per share, for $700,000 ($3.00 per share) to Russell Kuhn, a related party. Pursuant to the Subscription Agreement, the Company agreed to file with the Securities and Exchange Commission (“SEC”) a Registration Statement covering the Shares. Such Registration Statement has not been filed by the Company and accordingly the Company has recorded 125,000 penalty shares. These penalty shares will continue to be issued at the rate of 25,000 shares per month until a Registration Statement has been filed with the SEC.

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Stockholders’ Deficit (Continued)

Common Stock (Continued)

During 2005, the Company issued 164,924 shares of common stock valued at $725,665 ($4.40 per share) as commissions on sales of common stock pursuant to a finder’s fee agreement (see Note 7).

In September 2005, the Company entered into two one year consulting contracts with Steven Horowitz and Arnold Kling to provide general corporate services, and in connection therewith the Company issued 62,500 common stock purchase warrants valued at $252,500 using the Black-Scholes pricing model. The warrants have an exercise price of $2 and a term of 7 years.

In October 2005, in conjunction with the issuance of 562,500 shares of common stock valued at $450,000 ($.80 per share) to Russell Kuhn, a related party, the Company also issued to Mr. Kuhn, 60-day common stock purchase warrants to purchase an additional 562,500 shares at $.80 per share. As of December 31, 2005, Mr. Kuhn exercised 281,250 options for gross proceeds of $225,000 to the Company. In addition, the Board of Directors voted to extend the remaining options for another 30 days.

During 2005, the Company issued 125,000 shares of common stock valued at $629,000 to a related party as a penalty for non registration of shares.

On July 5, 2005 the Company’s Board of Directors resolved to the following common stock and stock option issuances:

•	125,000 shares of common stock to an officer valued at $1,825,000.

•	187,500 common stock purchase options, exercise price $2.00 per share, to an officer valued at $2,362,500.

•	187,500 common stock purchase options, exercise price $2.00 per share, to the Company’s CEO valued at $2,362,500.

In 2005 the Company issued 70,625 shares of common stock valued at $282,500 ($4 per share) for services.

In 2005 the Company issued 10,000 shares of common stock valued at $10,000 ($1 per share) for services.

In December 2005 the Company issued 100,000 shares of common stock valued at $356,000 ($3.56 per share) for contract buyout.

In November 2005 the Company issued 62,500 shares of common stock valued at $325,000 ($5.20 per share) for services.

During 2005 the Company sold 175,000 shares of common stock valued at $350,000 ($2 per share) to a related party to a consultant.

During 2005 the Company issued 181,250 shares of common stock valued at $725,000 ($4 per share) for services to a related party.

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Stockholders’ Deficit (Continued)

Common Stock (Continued)

During the month of January 2006, Russell Kuhn (“Kuhn”) provided $147,000 to the Company, and the Company agreed to issue him 183,750 shares ($.80 per share) of common stock. In addition, during February 2006, the Company issued to Kuhn 281,250 shares of common stock upon exercise of warrants with an exercise price of $.80 per share for proceeds of $225,000. In connection with this transaction, the Company paid a finder’s fee to Harbor View of $37,200 and accrued commissions payable to Harbor View of 102,300 shares of its common stock.

On February 8, 2006, the Company entered into a one (1) year consulting agreement with Kuhn, and issued him 250,000 shares of common stock valued at $875,000 under the Company’s 2005 Equity Incentive Plan. Pursuant to the agreement, Mr. Kuhn is to provide the Company with consulting services in connection with corporate finance relations and, introduce the Company to various lending sources, investments advisors, or other members of financial community with whom he has establishing relationships.

During February 2006, the Company entered into a one (1) year consulting agreement with Russell Kuhn, and issued him 250,000 shares of common stock valued at $875,000 under the Company’s 2005 Equity Incentive Plan. Pursuant to the agreement, Mr. Kuhn is to provide the Company with consulting services in connection with corporate finance relations and, introduce the Company to various lending sources, investment advisors, or other members of the financial community with whom he has established relationships.

On February 27, 2006, the Company issued 25,000 restricted shares of its common stock valued at $150,000 to Empire Relations Group, Inc. pursuant to a consulting agreement between the Company and Empire Relations Group.

On March 21, 2006, Mr. Basile exercised 250,000 stock options at $1.00 per share pursuant to his amended employment agreement dated February 6, 2006. Mr. Basile exercised the options via “cash-less exercise” and was issued 179,578 shares of common stock.

On March 21, 2006, the Company received debt financing in the aggregate amount of $100,000 from Jane Petri and Joseph Panico. The principal and interest of 12% per annum was due on June 21, 2006. The note carries a default rate of 18% per annum. In addition, the Company issued an aggregate of 25,000 shares of restricted common stock valued at $71,250 to Petri and Panico as debt issuance costs.

On July 19, 2006, the Company issued an aggregate of 20,000 restricted shares of its common stock valued at $38,000 to Jane Petri (10,000) and Joseph Panico (10,000) as an incentive for them extending the maturity dates of their respective loans.

On September 18, 2006 the Company entered into a Securities Purchase Agreement, with Jane Petri and Joseph Panico relating to the issuance and sale, of the Company’s 10% Promissory Notes due March 15, 2007 in the aggregate principal amount of $400,000, In addition, the Company issued to Petri and Panico 400,000 Common Stock Purchase Warrants valued at $146,800 and 160,000 Shares of the Company’s Common Stock valued at $174, 400 as consideration for the financing. In connection with this transaction the two investors provided the Company with $300,000 and exchanged $100,000 in Notes that were previously issued by the Company to the investors. Each Warrant entitles the holder to purchase one share of the Company’s Common Stock at an exercise price of $1.00 per share commencing on the date of issuance and expiring at the close of business on September 15, 2011. As part of the Private Placement, the Company agreed to register the 400,000 shares of Common Stock underlying the Warrants and the 160,000 shares of the Common Stock issued as part of this Private Placement.

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Stockholders’ Deficit (Continued)

Common Stock (Continued)

On November 17, 2006, the Company entered into a Securities Purchase Agreement with Jane Petri and Joseph Panico relating to the issuance and sale in a private placement of the Company’s 10% Promissory Notes due March 15, 2007 in the aggregate principal amount of $300,000. In addition, the Company issued to Petri and Panico 99,000 Common Stock Purchase Warrants valued at $187,606 and 300,000 shares of the Company’s Common Stock valued at $570,000 as consideration for financing. Each Warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $1.25 per share commencing on the date of issuance and expiring at the close of business on September 14, 2011. As part of the Private Placement, the Company agreed to register the 99,000 shares of common stock underlying the Warrants and the 300,000 shares of the common stock issued as part of this private placement.

On May 3, 2006, the Company issued 180,000 restricted shares of its common stock valued at $630,000 to New Castle Consulting, LLC pursuant to a Consulting Agreement.

On May 4, 2006, the Company issued 20,000 restricted shares of its common stock valued at $71,000 to Pasadena Capital Partners, LLC pursuant to a Letter of Engagement entered into between the parties on March 17, 2006.

On May 11, 2006, the Company issued 125,000 restricted shares of its common stock valued at $368,750 to Santo Santopadre as a settlement of a dispute between Mr. Santopadre and the Company.

On June 5, 2006 the Company issued 54,201 restricted shares of its common stock valued at $108,402 to Mark Basile, the Company’s CEO, in payment of indebtedness to Mr. Basile by the Company.

On September 29, 2006 the Company entered into a Securities Purchase Agreement, with Dorothy Christofides ($30,000) and Barry and Marci Mainzer ($25,000) relating to the issuance and sale, in a private placement of the Company’s 10% Promissory Notes due March 30, 2007 in the aggregate principal amount of $55,000. In addition, the Company issued to the Noteholders 55,000 Common Stock Purchase Warrants valued at $43,120 and 22,000 Shares of the Company’s Common Stock valued at $35,200 as consideration for the financing. Each Warrant entitles the holder to purchase one share of the Company’s Common Stock at an exercise price of $1.00 per share commencing on the date of issuance and expiring at the close of business on September 15, 2011. As part of the Private Placement, the Company agreed to register the 55,000 shares of Common Stock underlying the Warrants and the 22,000 shares of the Common Stock issued as part of this Private Placement.

On October 20, 2006 the Company entered into a Consulting Agreement with Interactive Resources Group, Inc. (“IRG”). IRG was hired to provide the Company with corporate consulting services in connection with the Company’s corporate finance relations, investor relations to enhance the Company’s visibility in the financial community. The term of the agreement is six months. As compensation, the Company agreed to issue IRG an aggregate of 225,000 shares of its common stock, payable 75,000 on November 1, 2006, 75,000 payable on January 1, 2007 and 75,000 payable on March 1, 2007. The Company has issued the first 75,000 shares valued at $112,500 and the second 75,000 shares valued at $221,250. In addition, the Company has issued three hundred thousand (300,000) common stock purchase warrants valued at $101,800 which vest on or about January 20, 2007, ninety-one (91) days from the date of the Agreement.

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Stockholders’ Deficit (Continued)

Common Stock (Continued)

The warrants are exercisable for four years at the following exercise prices:

100,000 at $1.50 per share
100,000 at $2.00 per share
100,000 at $4.00 per share

On October 23, 2006 the Company issued 75,000 shares of its common stock valued at $119,750 to Brendan Hopkins (“Hopkins”) pursuant to a consulting agreement to provide investment advisory services. . These shares were issued under the Company’s Equity Incentive Plan.

In November 2006 the Company issued 18,250 common stock purchase warrants with an exercise price of $.01 per share and valued at $25,003 to a consultant pursuant to the terms of a consulting agreement. The warrants expire January 31, 2012.

In October 2006 the Company issued 40,000 shares of common stock valued at $60,000 to a consultant for providing equity research services.

During 2006, the Companies Chief Technology officer resigned and entered into a termination agreement with the Company. In connection with the termination agreement the officer returned 187,500 stock options valued at $2,362,500 and 62,500 shares of common stock valued at $237,500. The value of those stock and options were originally charged to operations in the year they were issued. Accordingly, the Company is reporting other income in the amount of $2,600,000, representing the value of the stock options returned. In addition, the officer transferred 133,664 shares of common stock to various other officers and directors. These shares were valued at $240,595 and are included in current period operations, with a corresponding credit to additional paid in capital.

2005 Equity Incentive Plan

Effective December 20, 2005, the Board of Directors approved the formation of the 2005 Equity Incentive Plan (“the Plan”) to benefit the Company’s key employees (including its directors, officers and employees) as well as consultants of the Company and its affiliates.

On January 5, 2006 the Company amended its 2005 Equity Incentive Plan by allowing for a “cashless exercise” of stock options. When this provision is utilized, the shareholder will return the cost of the exercise of the option in shares back to the Company.

The aggregate number of shares that may be issued under the Plan is 1,250,000. The Plan permits the Company to make awards of stock options, stock appreciations rights, warrants, stock awards and other equity awards. Awards under the Plan for the year ended December 31, 2006 and 2005 respectively amounted to 1,018,000 and 209,375 shares of common stock.

Stock Options

Stock option share activity and weighted average exercise prices for the years ended December 31, 2006 and 2005 were as follows:

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Stockholders’ Deficit (Continued)

Stock Options (Continued)

	2006		2005
2005 Equity Incentive Plan	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
Balance - January 1,	375,000-	$2.00-	-		$-
Options Granted	350,000	$1.00	375,000-		$2.00-
Options Cancelled	(187,500)	$2.00	-		-
Cashless Exercise	(250,000)	$1.00-	-		-
Outstanding - December 31,	287,500	$1.65	375,000-	$$	2.00
Exercisable	287,500	$1.65	375,000	$$	2.00

	Warrants Outstanding			Warrants Exercisable
		Weighted
		Average
		Remaining	Weighted		Weighted
	Number	Contracted	Average	Number	Average
Range of Exercise Price	Outstanding	Life (Years)	Exercise Price	Exercisable	Exercise Price
$ .01-.99	818,250	5.00	$.10	818,250	$.10

$1.00-1.99	2,414,000	4.53	$1.58	2,769,000	$1.49

$2.00-2.99	215,198	4.26	$2.15	115,198	$2.27

$3.00-3.99	52,698	3.50	$3.40	52,698	$3.40

$4.00	126,349	3.74	$4.00	26,349	$4.00

	3,626,495	4.58	$1.17	3,326,498	$1.09

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Stockholders’ Deficit (Continued)

Stock Options (Continued)

	2006		2005
Other Options	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price

Balance - January 1,	25,000-	$.40	-	$-
Options Granted	2,150,000	2.18	75,000-	.40-
Options Expired (1)	(25,000)-	$.40	-	.40
Options Exercised	(-)	-	50,000-	.40.
Outstanding - December 31,	2,150,000	$2.35	25,000-	$.40
Exercisable - December 31,	1,850,000	$2.35	-	-

(1) Option vested and expired in 2006 without being exercised.

The following table summarized information about stock options at December 31, 2006:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Price

$0.40	250,000	4.08	$0.40	250,000	$0.40
$1.00 - $1.99	900,000	4.70	$1.20	600,000	$1.09
$2.00	250,000	3.50	$2.00	250,000	$2.00
$3.00	250,000	3.50	$3.00	250,000	$3.00
$4.00	250,000	3.50	$4.00	250,000	$4.00
$5.00	250,000	3.50	$5.00	250,000	$5.00

$0.40 - $5.00	2,150,000	4.07	$2.18	1,850,000	$2.35

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Stockholders’ Deficit (Continued)

Stock Options (Continued)

Warrants

	2006		2005
	Number of Warrants	Weighted Average Exercise Price	Number of Warrants	Weighted Average Exercise Price
Balance - January 1,	475,495-	$1.62-	-		$-
Warrants Granted *	3,432,250	$1.27	475,495-		$1.62-
Warrants Exercised	(281,250)	$.80-	-		-
Balance - December 31,	3,626,495	$1.17	475,495-	$$	1.62-

*Includes warrants from 300,000 shares of common stock that vested on January 17, 2007.

Note 8 - Commitments and Contingencies

Employment Contracts

We have employment agreements with three of our executive officers, Mark Basile, Rick Iler and Lorraine Yarde.

Mr. Basile’s employment agreement, originally entered into in February 2002, and amended on February 6, 2006 has an initial term of five years from the date of the Amendment and a base salary of:

$360,000 for Calendar Year 2006
$500,000 for Calendar Year 2007
$560,000 for Calendar Year 2008
$620,000 for Calendar Year 2009
$700,000 for Calendar Year 2010

In addition to the base salary for 2006, Mr. Basile received a $80,000 bonus upon execution of his amended contract. The $80,000 would have had to be returned to the Company on a pro rata basis had Mr. Basile terminated his employment with the Company prior to the first anniversary of his amended employment agreement. Mr. Basile also receives a $1,500 per month car allowance and a five million dollar ($5,000,000) term life insurance policy naming Mr. Basile’s family as the beneficiary thereof.

After the initial term, Mr. Basile’s agreement automatically renews for additional one-year periods. Under the terms of this agreement, any accrued compensation may be converted into shares of the Company’s common stock at $2.00 per share. Bonuses, if any, are to be paid at the sole discretion of the Board of Directors.

Upon signing the Amendment, Mr. Basile also received options to purchase up to 1,250,000 shares of the Company’s common stock valued at $4,788,813. The options are exercisable at the following prices:

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Commitments and Contingencies (Continued)

Employment Contracts (Continued)

Number of Shares	Exercise Price

*250,000	$1.25
250,000	$2.00
250,000	$3.00
250,000	$4.00
250,000	$5.00

*Options were issued under the Company’s 2005 Equity Incentive Plan and subsequently exercised on a cashless basis.

The Company originally entered into an employment agreement with Ms. Lorraine Yarde in August 2005, and amended in January 2006, in the capacity of Chief Operating Officer. It has an initial term of three years commencing on the date of the Amendment.

On August 14, 2006, the Company entered into an amended three-year employment agreement with Lorraine Yarde with a base annual salary of:

$150,000 through December 31, 2006
$175,000 for calendar year 2007
$200,000 for the remainder of the term of the agreement

Ms. Yarde’s compensation will be automatically increased in the 2007 calendar year to $200,000 upon the Company achieving $10,000,000 in revenue and $250,000 during the last year of the agreement upon the Company achieving $15,000,000 in revenue. Ms. Yarde also receives a $750 per month car allowance.

Upon signing the employment agreement, Ms. Yarde also received immediately vested options to purchase up to 600,000 shares of the Company’s common stock valued at $77,000. The options are exercisable at the following prices:

Number of Options	Exercise Price

200,000	$1.00
200,000	$1.25
200,000	$1.50

On August 4, 2006, the Company entered into a three-year employment agreement with J. Richard Iler with a base salary of:

$180,000 for the first year of the agreement
$207,000 for the second year of the agreement
$238,050 for the third year of the agreement

Mr. Iler also receives $500 per month car allowance.

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Commitments and Contingencies (Continued)

Employment Contracts (Continued)

Upon signing the employment agreement, Mr. Iler also received options to purchase up to 400,000 shares of the Company’s common stock valued at $77,000. The options are exercisable at the following prices and subject to the vesting schedule set forth below.

Number of Options	Exercise Price	Vesting

200,000	$1.05	Immediately
100,000	$1.10	1 year from date of agreement
100,000	$1.00	2 years form date of agreement

Upon signing Mr. Iler also received 100,000 shares of the Company’s common stock valued at $85,000.

  Finder’s Fee Agreement

The Company entered into a Finder’s Fee Agreement with Harbor View Capital Group, Inc. (“Harbor View”) on March 11, 2005 whereby the Company will compensate the Finder 15% cash for funds raised by Finder and shares of the Company’s common stock equal to 15% of the amount of the financing attained by the Finder. Subsequently, this arrangement was amended by the two parties, to allow the Finder’s Fee to be paid at the rates of 10% cash and 22% of the Company’s common stock. In connection with this agreement, the Company paid Harbor View $37,200 in cash finder’s fees and issued options valued at $431,706.

Lease Obligations

The Company operates its business in leased facilities. The Company currently leases approximately 3719 square feet for its corporate office facilities located at 500 North Broadway, Jericho, New York for $8,523 with increases annually on January 31. The lease expires January 31, 2010.

Approximate future minimum commitments under these leases are as follows:
January 1, 2007 - December 31, 2007	$105,555
January 1, 2008 - December 31, 2008	109,249
January 1, 2009 - December 31, 2009	113,073
January 1, 2010 - January 31, 2010	9,449
$337,326

Rent expense under the office leases was approximately $99,623 and $28,752 for the years ended December 31, 2006 and 2005, respectively.

Legal Proceedings

On November 16, 2006, the Company was the subject of a complaint filed by Intellicon seeking a final payment of $20,000 plus accrued interest for engineering design services performed for the Company.  The Company answered and counter-claimed on January 5, 2007 asserting damages of $25,000 incurred then and continuing to incur to remedy design defects performed by Intellicon. The Company intends to vigorously defend its position in this claim.

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Commitments and Contingencies (Continued)

Legal Proceedings (Continued)

On March 7, 2007 the Company’s subsidiary, bioMETRX Technologies Inc. became the subject of a complaint filed by two individuals, a former officer and a consultant with whom it had previously severed its business relationship. The plaintiffs allege damages arising from certain inducements which were relied upon to their detriment.

The Company considers these complaints to be baseless and without merit and expects to file a Motion to Dismiss both claims of both plaintiffs and intends to vigorously pursue damages in the course of its defense of this complaint and other previous acts of the plaintiffs.

Note 9 - Income Taxes

At December 31, 2006 the Company had net operating loss carry forwards for Federal tax purposes of approximately $16,000,000 which are available to offset future taxable income, if any, from 2023 through 2026. Under Federal Tax Law IRC Section 382, certain significant changes including the reverse merger transaction of 2005, may restrict the utilization of these loss carry forwards.

At December 31, 2006, the Company had a deferred tax asset of approximately $5,440,000 representing the benefit of its net operating loss carry forwards. The Company has not recognized the tax benefit because realization of the tax benefit is uncertain and thus a valuation allowance has been fully provided against the deferred tax asset. The difference between the Federal Statutory Rate of 34% and the Company’s effective tax rate of 0% is due to an increase in the valuation of allowance of approximately $3,340,000.

Note 10 - Subsequent Events

On January 5, 2007, the Company closed on a Private Placement with three investors relating to the issuance and sale, of units (the “Units”) consisting of Senior Convertible Debentures in the principal amount of $1,500,000 (“Debentures”), 1,500,000 Series A Common Stock Purchase Warrants (“A Warrants”) and 750,000 Series B Common Stock Purchase Warrants (“B Warrants”).

The Debentures mature on June 29, 2008. The Debentures are convertible at the option of the holder into the Company’s common stock at the rate of $1.00 per share. The Debentures are convertible at the option of the Company into the Company’s common stock if the closing bid price of the Company’s common stock is above $2.50 per share for ten (10) consecutive trading days and if the shares underlying the Debentures are registered. The Company may redeem the Debentures for 125% of the principal amount of the Debenture together with all accrued and unpaid interest provided that (i) an event of default has not occurred, (ii) the price of the Company’s common stock exceeds $1.50 and (ii) an effective registration statement covering the shares underlying the Debentures exists.

Each A Warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $1.00 per share commencing on the date of issuance and expiring at the close of business on the fifth anniversary of the issuance date. Each B Warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $.10 per share at any time after July 1, 2007 and expiring at the close of business on the fifth anniversary of the initial issuance date. Notwithstanding the foregoing if the Company provides the holder of a B Warrant with validation and acknowledgement on or before June 30, 2007 that the Company has both received and booked revenues for its products totaling $1,000,000, the B Warrants shall automatically terminate. Both the A and B Warrants contain provisions that protect the holder against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassifications, or mergers.

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 - Subsequent Events (Continued)

Pursuant to the Selling Agent Letter Agreement between the Company and First Montauk Securities Corporation (“Selling Agent”), the Selling Agent was paid a cash fee of $150,000 (10% of the aggregate purchase price of the Units sold to the subscribers). The Company also issued the Selling Agent a warrant to purchase 150,000 shares of its common stock on the same terms as the A Warrants.

As part of the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with each subscriber who purchased Units in the Private Placement. Under the Registration Rights Agreement, the Company is obligated to file a registration statement (the “Registration Statement”) on Form SB-2, relating to the resale by the holders of the Common Stock underlying the Debentures, Warrants and Selling Agent Warrant.

As a condition to closing, the Company obtained consents and waivers from the investors of its private placement of $1,600,000 principal amount of Convertible Notes (“Notes”) (see Note 6) issued on June 29, 2006, pursuant to which each of the investors agreed to waive any and all existing defaults relating to the Notes and agreed to forebear from exercising any rights accruing upon default until March 31, 2007. In connection therewith, the Company issued to the investors Convertible Notes (“Forebearance Notes”) in the aggregate principal amount of $387,437 representing liquidated damages due under the Notes. The Forebearance Notes are convertible into the Company’s common stock at $1.00 per share.

On January 9, 2007, Ms. Yarde exercised 250,000 stock options at $.40 per share. Ms. Yarde exercised the options via “cash-less exercise” and was issued 217,213 shares of common stock.

On January 16, 2007, the Company issued 40,000 shares of its common stock valued at $116,000 to Brad Schwab pursuant to a consulting agreement to provide financial advisory and strategic planning

On January 16, 2007, the Company issued an aggregate of 4,000 shares of its common stock valued at $11,600 to the owners of Vintage Filings, Inc. for services rendered to the Company in connection with its SEC filings. These shares were issued under the Company’s 2005 Equity Incentive Plan.

On January 17, 2007, bioMETRX, Inc. (the “Company”) entered into several agreements with BLX Funding LLC (“BLX”) whereby BLX will purchase the Company’s accounts receivable in factoring transactions. Pursuant to the agreements, BLX will purchase accounts receivables from the Company and varying discounts from the face value of the individual accounts receivable dependent upon the age of the receivable. The discounts range from 2.5% for receivables 30 days or less to 15% for receivables that are older than 90 days. BLX will advance to the Company 80% of the face amount of each of the accounts receivable it elects to purchase.

As a condition precedent to the obligation of BLX entering into the various agreements and arrangements with the Company, its CEO was required to provide BLX a Performance Guaranty guarantying (a) the due and punctual performance by the Company of the representations contained in the agreements (b) the payment (and not merely the collectibility) of any loss, liability or expense incurred by BLX in the event any one or more of the representations is untrue in any respect or fail to be performed and (c) the payment (and not merely the collectibility) of any other obligation owed by the Company to BLX of any nature. On January 22, 2007, the Company issued 50,000 shares of its common stock to Mark Basile valued at $167,500 as consideration for Mr. Basile providing BLX his personal guarantee in connection with the opening of a Letter of Credit in the amount of $1,040,400.

On January 23, 2007, the Company issued 80,000 shares of its common stock to Mark Basile as consideration for Mr. Basile waiving $140,000 of the cash due under his employment agreement.

BIOMETRX, INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 - Subsequent Events (Continued)

On January 31, 2007, the Company issued 110,000 restricted shares of its common stock valued at $319,000 to Equity Services LLC pursuant to a consulting agreement to provide investor and public relations services. .

     On February 7, 2007, the Company deposited $200,000 into an escrow account with its counsel.  The funds are to be utilized in connection with the manufacture of the Company’s garage door openers. Approximately $31,000 has been sent to the Company’s manufacturer and the balance remaining in that account is approximately $169,000.

On February 13, 2007, the Company issued 75,000 restricted shares of its common stock valued at $221,250 to Interactive Resources Group, Inc. (“IRG”) pursuant to a consulting agreement to provide shareholder information services and management consulting. .

On February 14, 2007, the Company issued 25,000 restricted shares of its common stock to Barry and Marci Mainzer upon the exercise of a warrant for a like number of shares. The exercise price of the warrant was $1.00 per share and was paid for by exchange of the principal payment of a $25,000 promissory note due to the Mainzers (see Note 5).

On February 14, 2007 the Company issued 25,000 restricted shares of its common stock to Dorothy Christofides upon conversion of a promissory note in the principal amount of $30,000. As additional consideration for Ms. Christofides converting her promissory note, the Company issued her 20,000 common stock purchase warrants exercisable for a period of five years at $2.00 per share.

On February 14, 2007, the Company issued an aggregate of 7,000 shares of its common stock valued at $18,900 to the owners of Vintage Filings, Inc. in exchange for Vintage providing one (1) year of services. These share were issued under the Company’s 2005 Equity Incentive plan.

On March 9, 2007, the Company issued The Incredible Card Company 150,000 shares of its common stock valued at $345,000 as consideration for the purchase of a patent. Mark Basile, our CEO, is an officer and director of the Incredible Card Company.

On March 12, 2007, the Company issued Robert Jacobs 150,000 shares of its common stock valued at $330,000 as consideration for the purchase of a patent.

On March 16, 2007 The Company entered into a Service Level Agreement with A2E Technologies (“A2E”), (the “Agreement”). Pursuant to the Agreement, A2E will provide engineering and development services to be utilized in bioMETRX’ products. Under the terms of the Agreement, bioMETRX has committed to pay A2E two hundred thousand dollars ($200,000) annually for its services, payable fifty thousand dollars ($50,000) every three calendar months. In return for this commitment, A2E will provide its services to bioMETRX at a discounted rate. In addition to the cash payments, bioMETRX will also pay A2E $25 an hour in restricted common stock, payable no later than 30 days following each three calendar month period. The number of shares will be determined by multiplying the number of hours billed by A2E during the three month period by twenty-five (25) and divided by the current market price of bioMETRX’ common stock. The term of the Agreement is one (1) calendar year from the date of the Agreement.

33

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT IS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION WHERE AN OFFER OR SOLICITATION IS NOT PERMITTED. NO SALE MADE PURSUANT TO THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS BIOMETRX SINCE THE DATE OF THIS PROSPECTUS.

bioMETRX, Inc.

1,550,000 SHARES OF COMMON STOCK

PROSPECTUS

June ___, 2007

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

The Delaware General Corporation Law and our Bylaws provide for indemnification of the Registrant’s officers and directors for liabilities and expenses that they may incur in such capacities. In general, the Registrant’s directors and officers are indemnified with respect to actions taken in good faith and in a manner such person believed to be in our best interests, and with respect to any criminal action or proceedings, actions that such person has no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Registrant’s directors is limited as provided in the Registrant’s Certificate of Incorporation.

We currently carry directors and officers insurance in the amount of $1,000,000, but existing coverage may not be adequate to cover potential claims.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission (the “SEC”), such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses of the Registrant in connection with the issuance and distribution of the securities being registered, other than the underwriting discount, are estimated as follows:

SEC Registration Fee	$407.60
Printing and Engraving Expenses	$2,500.00
Legal Fees and Expenses	$25,000.00
Accountants’ Fees and Expenses	$7,500.00
Miscellaneous Costs	$2,500.00
Total	$37,907.60

All of these expenses, except for the SEC registration and filing fees, represent estimates only. We will pay all of the expenses of this offering.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

All number of shares and other securities described here reflect a 1:4 reverse stock split effective March 14, 2006

On June 2, 2005 we filed a merger certificate completing the acquisition of bioMetrx Technologies, Inc., a previously unaffiliated Delaware corporation. In connection with the merger, we issued an aggregate of 3,554,606 restricted shares of our Common Stock and 45,507 warrants to the holders of corresponding instruments in bioMetrx Technologies, Inc. The Shares were issued in reliance upon Section 4(2) and 4(6) of the Securities Act of 1933, as amended (the “Act”).

On July 5, 2005, the Company consummated the private sale of its securities to Russell Kuhn. The securities sold were 233,334 shares of the Company’s Common Stock and warrants to purchase an additional 46,667 shares of the Company’s Common Stock. The aggregate purchase price for the securities was $700,000 or $3.00 per share without allocating any part of the purchase price for the warrants. At the closing the Registrant delivered 233,334 shares and 46,667 warrants to Kuhn.

The warrants entitle Kuhn to purchase shares of the Company’s Common Stock reserved for issuance thereunder for a period of five years from the date of issuance. Twenty percent the warrants are exercisable per year on a cumulative basis at varying prices as set forth below:

Date(s) of Exercise	Amount	Exercise Price
7/5/05 - Expiration Date	9,333	$2.40
7/5/06 - Expiration Date	9,333	$2.80
7/5/07 - Expiration Date	9,333	$3.20
7/5/08 - Expiration Date	9,334	$3.60
7/5/09 - Expiration Date	9,334	$4.00
TOTAL:	46,667

Pursuant to the Subscription Agreement, the Company agreed to file with the Securities and Exchange Commission (“SEC”) a Registration Statement covering the Shares. Such Registration Statement has not been filed by the Company and the Company has delivered to Kuhn an additional 75,000 shares and the Company has recorded an additional 50,000 shares penalty which have yet to be issued of Company’s Common Stock.

The Company will utilize the proceeds from this offering for general working capital.

In April 2005 the Company entered into a consulting agreement with Steven Horowitz and Arnold Kling, for general financial consulting services in connection with potential merger and fund raising activities. In connection with this agreement, the Company issued 125,000 shares of Common Stock valued at $4.00 per share.

On July 5, 2005 the Company issued to Mr. Steven Kang, the Company’s Chief Technology Officer and Secretary, 125,000 shares of its Common Stock as compensation. In addition, the Company agreed to issue Mr. Kang an additional 62,500 shares on the second anniversary of his employment agreement (January 1, 2006).

On July 5, 2005, the Company issued an aggregate of 375,000 stock options to Mark Basile (187,500), the Company’s President and CEO, and Steven Kang (187,500), the Company’s Chief Technology Officer and Secretary. Each option is exercisable for a term of five years at $2.00 per share.

The securities discussed above were offered and sold in reliance upon exemptions from the registration requirements of Section 5 of the Act, pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder.

On October 28, 2005 the Company consummated the private sale of its securities to Kuhn. The securities sold were 562,500 shares of the Company’s Common Stock and warrants to purchase an additional 562,500 shares at an aggregate purchase price of $450,000 or $.80 per share without allocating any part of the purchase price for the warrants.

The warrant entitled the holder to purchase shares of the Company’s Common Stock reserved for issuance thereunder for a period commencing on the date of issuance and expiring on December 15, 2005 at an exercise price of $.80 per share.

Pursuant to the Subscription Agreement between the Company and Kuhn, the Company represented that it intends to file a Registration Statement with the Securities and Exchange Commission within 45 days from the closing date and granted Kuhn “piggy-back” registration rights for the Shares with respect to such Registration Statement.

The Company will utilize the proceeds from this offering for general working capital.

The securities discussed above were offered and sold in reliance upon exemptions from the registration requirements of Section 5 of the Act, pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder. Such securities were sold exclusively to accredited investors as defined by Rule 501(a) under the Act.

On November 7, 2005, the Company issued 62,500 restricted shares of its Common Stock to Ms. Wendy Borow-Johnson pursuant to a consulting agreement. In addition, upon the one (1) year anniversary of the consulting agreement, bioMetrx will issue Ms. Borow-Johnson an additional 62,500 shares of its Common Stock. These shares were issued in reliance upon exemptions form registration requirements pursuant to Section 4(2) of the Act.

On November 23, 2005, in connection with the funding transactions in July and October 2005 between the Company and Russell Kuhn, the Company issued as a finder’s fee an aggregate of 164,925 shares to the Harbor View Group, Inc. (“Harbor View”).

On November 30, 2005, the Company issued 6,250 restricted shares of its Common Stock to Mr. Clifford Zsevc in connection with the exercise of a stock option in such amount. The exercise price of the option was $.40 per share.

On November 30, 2005, the Company issued 6,250 restricted shares of its Common Stock to Ms. Lorraine Yarde in connection with the exercise of a stock option in such amount. The exercise price of the option was $.40 per share.

On November 30, 2005, the Company issued 6,250 restricted shares of its Common Stock to Mr. Frank Giannuzzi in connection with the exercise of a stock option in such amount. The exercise price of the option was $.40 per share.

On December 22, 2005, the Company issued 17,500 restricted shares of its Common Stock to Mr. Jerome Schwartz for services rendered on behalf of the Company.

On January 4, 2006, the Company issued 12,500 restricted shares of its Common Stock to Ms. Lorraine Yarde in connection with the exercise of a stock option in such amount. The exercise price of the option was $.40 per share.

In December 2005, the Company issued 100,000 restricted shares to US Security & Protection Systems, Inc. (“US Security”) in connection with the termination of an exclusive distribution and sales agreement between the Company and US. Security.

From December 2005 to February 2006, the Company sold an aggregate of 746,250 restricted shares to Kuhn for an aggregate purchase price of $597,000 or $.80 per share. As part of this transaction, Kuhn exercised 562,500 warrants, which were issued to him on October 28, 2005 in connection with a previously reported financing. In addition to the exercise of the warrants, Kuhn provided the Company with an additional $147,000 and the Company agreed to issue him the shares at the same purchase price ($.80 per share) as the warrants.

In connection with this transaction, the Company paid a finder’s fee to Harbor View of $70,950 and issued to Harbor View 102,300 restricted shares of its Common Stock.

The Company will utilize the proceeds from this transaction for general working capital.

On February 27, 2006, the Company issued 25,000 restricted shares of its Common Stock to Empire Relations Group, Inc. pursuant to a consulting agreement between the Company and Empire Relations Group.

On March 21, 2006, Mr. Basile exercised 250,000 stock options at $1.00 per share pursuant to his amended employment agreement dated February 6, 2006. Mr. Basile exercised the options via “cash-less exercise” and was issued 179,578 shares of Common Stock.

On March 21, 2006, the Company received debt financing in the aggregate amount of $100,000 from Jane Petri and Joseph Panico. The principal and interest of 12% per annum is due on June 21, 2006. The note carries a default rate of 18% per annum. In addition, the Company issued an aggregate of 25,000 restricted shares to Petri and Panico as debt issuance costs.

The securities discussed above were offered and sold in reliance upon exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder. Such securities were sold exclusively to accredited investors as defined by Rule 501(a) under the Act.

On May 4, 2006, the Company issued 20,000 restricted shares of its Common Stock to Pasadena Capital Partners, LLC pursuant to a Letter of Engagement entered into between the parties on March 17, 2006.

On May 3, 2006, the Company issued 180,000 restricted shares of its Common Stock to New Castle Consulting, LLC pursuant to a Consulting Agreement entered into between the parties on April 10, 2006.

On May 11, 2006, the Company issued 125,000 restricted shares of its Common Stock to Santo Santopadre as a settlement of a dispute between Mr. Santopadre and the Company.

On June 29, 2006, the Company entered into a Securities Purchase Agreement dated as of June 29, 2006, with four investors relating to the issuance and sale, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, of units (the “Units”) consisting of 8% Convertible Notes in the principal amount of $950,000 (“Notes”), Series A Common Stock Purchase Warrants (“A Warrants”) and Series B Common Stock Purchase Warrants (“B Warrants”). In addition, the company entered into an Exchange Agreement with the two investors who purchased $650,000 of the Preferred Stock Units, previously reported on Form 8-K dated April 28, 2006 whereby the Company agreed to issue the Units in exchange for the return and cancellation of the previously issued Preferred Stock Units. Accordingly, at closing the Company issued its 8% Convertible Notes in the aggregate principal amount of $1,600,000, 1,600,000 A Warrants and 800,000 B Warrants to the Investors. The Company also issued an aggregate of 128,000 shares of its Common Stock to the investors representing one year’s of prepaid interest on the Notes.

The Notes mature 24 months from the closing. The Notes are convertible at the option of the holder into the Company’s Common Stock at the rate of $1.00 per hare. The Notes are mandatorily convertible into the Company’s Common Stock if the closing bid price of the Company’s Common Stock is above $2.50 per share for ten (10) consecutive trading days and if the daily volume for the same period exceeds 100,000 shares per day. The Company may redeem the Notes for 125% of the principal amount of the Note together with all accrued and unpaid interest provided that (i) an event of default has not occurred, and (ii) an effective registration statement covering the shares underlying the Note exists.

Each A Warrant entitles the holder to purchase one share of the Company’s Common Stock at an exercise price of $1.75 per share commencing on the date of issuance and expiring at the close of business on the fifth anniversary of the issuance date. Each B Warrant entitles the holder to purchase one share of the Company’s Common Stock at an exercise price of $.10 per share commencing 181 days after issuance and expiring at the close of business on the fifth anniversary of the initial exercise date. Notwithstanding the foregoing if the Company provides the holder of a B Warrant with validation and acknowledgement, in the form of bona fide purchase order demonstrating that at least $1,000,000 of the Company’s products have been ordered, other than its initial order from a national retailer in the amount of approximately 23,000 garage door opening units, within 181 days after the date of the Securities Purchase Agreement, the B Warrants shall automatically terminate. Both the A and B Warrants contain provisions that protect the holder against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassifications, or mergers.

Pursuant to the Selling Agent Letter Agreement between the Company and the Selling Agent, the Selling Agent was paid a cash fee of $95,000 (10% of the aggregate purchase price of the Units sold to the subscribers) in addition to the $75,000 it received on April 28, 2006, inclusive of $10,000 in expenses. The Company also issued the Selling Agent a warrant to purchase 160,000 shares of its Common Stock on the same terms as the A Warrants. In addition, the Company paid $15,000 to the Selling Agent’s counsel and $32,500 to its counsel.

As part of the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with each subscriber who purchased Units in the Private Placement. Under the Registration Rights Agreement, the Company is obligated to file a registration statement (the “Registration Statement”) on Form SB-2, relating to the resale by the holders of the Common Stock underlying the Notes, Warrants and Selling Agent Warrant. If such Registration Statement was not filed by July 14, 2006, or does not become effective within 90 days after closing, the Company has agreed to pay to the investors 1.5% of the gross proceeds of the offering for each month in which the Company fails to comply with such requirements. The Company did not file the Registration Statement by July 14, 2006 and therefore is accruing 1.5% ($24,000) of the gross proceeds for each month the Company fails to file the Registration Statement.

On October 10, 2006 the Company amended the exercise price of the 1,600,000 Class A Warrants from $1.75 to $1.00.

On June 5, 2006 the Company issued 54,201 restricted shares of its Common Stock to Mark Basile in lieu of indebtedness to Mr. Basile by the Company.

On July 17, 2006, the Company issued 2,827 restricted shares to Mr. Dennis Rutowicz. These shares were issued to Mr. Rutowicz to correct a mistake whereby Mr. Rutowicz was accidentally omitted from a list of investors in the Company.

On July 19, 2006, the Company issued an aggregate of 20,000 restricted shares of its Common Stock to Jane Petri (10,000) and Joseph Panico (10,000) as an incentive for them extending the maturity dates of their respective loans.

On August 4, 2006, the Company granted J. Richard Iler 400,000 options to purchase shares of its Common Stock and issued 100,000 shares of its Common Stock to Mr. Iler as a bonus. 200,000 of the options are exercisable at $1.05 per share and 200,000 options are exercisable at $1.10 per share. The 200,000 options exercisable at $1.05 were issued under the Company’s 2005 Incentive Equity Plan (the “Plan”) and the other 200,000 options were issued outside the Plan. The securities were issued to Mr. Iler pursuant to his employment agreement. On October 19, 2006, Mr. Iler returned 100,000 options issued under the Plan in exchange for 100,000 options issued outside of the Plan.

On August 14, 2006, the Company granted Lorraine Yarde 600,000 options to purchase shares of its Common Stock issued 150,000 shares of its Common Stock a to Ms. Yarde as a bonus. 200,000 of the options are exercisable at $1.00 per share, 200,000 options are exercisable at $1.25 per share and 200,000 options are exercisable at $1.50 per share. The 200,000 options exercisable at $1.00 were issued under the Plan and the other 400,000 options were issued outside the Plan. On October 19, 2006, Ms. Yarde returned 100,000 options issued under the Plan in exchange for 100,000 options issued outside of the Plan.

On September 21, 2006, the Company issued Jay Pitlake 50,000 restricted shares of its Common Stock as a finder’s fee in connection with the sale of the units described above.

The Company entered into a Securities Purchase Agreement dated September 18, 2006, with Jane Petri and Joseph Panico relating to the issuance and sale, in a private placement exempt from the registration requirements of the Securities Act of the Company’s 10% Promissory Notes due March 15, 2007 in the aggregate principal amount of $400,000, 400,000 Common Stock Purchase Warrants and 160,000 Shares of the Company’s Common Stock. In connection with this transaction the two investors provided the Company with $300,000 and exchanged $100,000 in Notes, described above, that were previously issued by the Company to the investors.

Each Warrant entitles the holder to purchase one share of the Company’s Common Stock at an exercise price of $1.00 per share commencing on the date of issuance and expiring at the close of business on September 15, 2011.

As part of the Private Placement, the Company agreed to register the 400,000 shares of Common Stock underlying the Warrants and the 160,000 shares of the Common Stock issued as part of this Private Placement.

The Company entered into a Securities Purchase Agreement dated September 30, 2006, with Dorothy Christofides ($30,000) and Barry and Marci Mainzer ($25,000) relating to the issuance and sale, in a private placement exempt from the registration requirements of the Securities Act of the Company’s 10% Promissory Notes due March 30, 2007 in the aggregate principal amount of $55,000, 55,000 Common Stock Purchase Warrants and 22,000 restricted shares of Common Stock.

Each Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $1.00 per share commencing on the date of issuance and expiring at the close of business on September 15, 2011.

As part of the Private Placement, the Company agreed to register the 55,000 shares of Common Stock underlying the Warrants and the 22,000 shares of the Common Stock issued as part of this Private Placement.

On October 20, 2006, the Company issued 75,000 restricted shares of its Common Stock to Interactive Resources Group, Inc. (“IRG”) pursuant to a consulting agreement between the Company and IRG.

On October 23, 2006 the Company issued 25,000 shares of its Common Stock to Brendan Hopkins (“Hopkins”) pursuant to a consulting agreement between the Company and Hopkins. These shares were issued pursuant to the Company’s Plan.

On November 17, 2006, the Company entered into a Securities Purchase Agreement with Jane Petri and Joseph Panico relating to the issuance and sale in a private placement exempt from the registration requirements of the Securities Act of the Company’s 10% Promissory Notes due March 15, 2007 in the aggregate principal amount of $300,000, 99,000 Common Stock Purchase Warrants and 300,000 restricted shares of Common Stock. In connection with this transaction, the two investors provided the Company with $300,000.

Each Warrant entitles the holder to purchase one share of the Company’s Common Stock at an exercise price of $1.25 per hare commencing on the date of issuance and expiring at the close of business on September 14, 2011.

As part of the Private Placement, the Company agreed to register the 99,000 shares of Common Stock underlying the Warrants and the 300,000 shares of the Common Stock issued as part of this private placement.

On October 20, 2006 the Company entered into a Consulting Agreement with Interactive Resources Group, Inc. (“IRG”). IRG was hired to provide the Company with corporate consulting services in connection with the Company’s corporate finance relations, investor relations to enhance the Company’s visibility in the financial community. The term of the agreement is six months. As compensation, the Company agreed to issue IRG an aggregate of 225,000 restricted shares of its Common Stock, payable 75,000 on November 1, 2006, 75,000 payable on January 1, 2007 and 75,000 payable on March 1, 2007. The Company has issued the first 75,000 shares. In addition, the Company agreed to issue three hundred thousand (300,000) Common Stock purchase warrants which vest on or about January 20, 2007, ninety-one (91) days from the date of the Agreement.

The warrants are exercisable for four years at the following exercise prices:

100,000 at $1.50 per share
100,000 at $2.00 per share
100,000 at $4.00 per share

The Company entered into a Securities Purchase Agreement dated as of December 28, 2006, with three investors relating to the issuance and sale, in a private placement (“Private Placement”) exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), of units (the “Units”) consisting of Senior Convertible Debentures in the principal amount of $1,500,000 (“Debentures”), 1,500,000 Series A Common Stock Purchase Warrants (“A Warrants”) and 750,000 Series B Common Stock Purchase Warrants (“B Warrants”). The closing occurred on January 5, 2007.

The Debentures mature on June 29, 2008. The Debentures are convertible at the option of the holder into the Company’s Common Stock at the rate of $1.00 per hare. The Debentures are convertible at the option of the Company into the Company’s Common Stock if the closing bid price of the Company’s Common Stock is above $2.50 per share for ten (10) consecutive trading days and if the shares underlying the Debentures are registered. The Company may redeem the Debentures for 125% of the principal amount of the Debenture together with all accrued and unpaid interest provided that (i) an event of default has not occurred, (ii) the price of the Company’s Common Stock exceeds $1.50 and (ii) an effective registration statement covering the shares underlying the Debentures exists.

Each A Warrant entitles the holder to purchase one share of the Company’s Common Stock at an exercise price of $1.00 per share commencing on the date of issuance and expiring at the close of business on the fifth anniversary of the issuance date. Each B Warrant entitles the holder to purchase one share of the Company’s Common Stock at an exercise price of $.10 per share at any time after July 1, 2007 and expiring at the close of business on the fifth anniversary of the initial issuance date. Notwithstanding the foregoing if the Company provides the holder of a B Warrant with validation and acknowledgement on or before June 30, 2007 that the Company has both received and booked revenues for its products totaling $1,000,000, the B Warrants shall automatically terminate. Both the A and B Warrants contain provisions that protect the holder against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassifications, or mergers.

Pursuant to the Selling Agent Letter Agreement between the Company and First Montauk Securities Corporation (“Selling Agent”), the Selling Agent was paid a cash fee of $150,000 (10% of the aggregate purchase price of the Units sold to the subscribers). The Company also issued the Selling Agent a warrant to purchase 150,000 shares of its Common Stock on the same terms as the A Warrants.

As part of the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with each subscriber who purchased Units in the Private Placement. Under the Registration Rights Agreement, the Company is obligated to file a registration statement (the “Registration Statement”) on Form SB-2, relating to the resale by the holders of the Common Stock underlying the Debentures, Warrants and Selling Agent Warrant.

As a condition to closing, the Company obtained consents and waivers from the investors of its private placement of $1,600,000 principal amount of Convertible Notes (“Notes”) issued on June 29, 2006, pursuant to which each of the prior investors agreed to waive any and all existing defaults relating to the Notes and agreed to forebear from exercising any rights accruing upon default until March 31, 2007. In connection therewith, the Company issued to the investors Convertible Notes (“Forebearance Notes”) in the aggregate principal amount of $387,437.39, representing liquidated damages due under the Notes. The Forbearance Notes are convertible into the Company’s Common Stock at $1.00 per share.

On January 9, 2007, Ms. Yarde exercised 250,000 stock options at $.40 per share. Ms. Yarde exercised the options via “cash-less exercise” and was issued 217,213 restricted shares of Common Stock.

On January 9, 2007, the Company issued an aggregate of 44,250 bonus shares of its Common Stock pursuant to the Company’s 2005 Equity Incentive Plan to the following individuals:

Mark Basile	15,000
Lorraine Yarde	12,500
J. Richard Iler	10,000
Bernie Lee	2,000
Peter O’Neil	1,500
Donna Basile	2,000
Jon Guttman	1,000
Christina Romita	250
Total	44,250

On January 16, 2007, the Company issued an aggregate of 40,000 restricted shares of its Common Stock to Patricia Giberson (26,000) and Oceana Partners (14,000) pursuant to a consulting agreement between the Company and Oceana Partners.

On January 16, 2007, the Company issued 40,000 restricted shares of its Common Stock to Brad Schwab pursuant to a consulting agreement between the Company and Mr. Schwab.

On January 16, 2007, the Company issued an aggregate of 4,000 shares of its Common Stock to the owners of Vintage Filings, Inc. (Seth Farbman 2,000 and Shai Stern 2,000) for services rendered to the Company in connection with its SEC filings. These shares were issued under the Company’s 2002 Equity Incentive Plan.

On January 22, 2007, the Company issued 50,000 restricted shares of its Common Stock to Mark Basile as consideration for Mr. Basile providing the Company his personal guarantee in connection with the opening of a Letter of Credit in the amount of $1,040,400.

On January 23, 2007, the Company issued 80,000 restricted shares of its Common Stock to Mark Basile in exchange for Mr. Basile foregoing $140,000 of his 2007 salary.

On January 31, 2007, the Company issued 110,000 restricted shares of its Common Stock to Equity Services LLC pursuant to a consulting agreement between the Company and ICR, LLC.

On February 13, 2007, the Company issued 75,000 restricted shares of its common stock to Interactive Resources Group, Inc. (“IRG”) pursuant to a consulting agreement between the Company and IRG.

On February 14, 2007, the Company issued 25,000 restricted shares of its common stock to Barry and Marci Mainzer upon the exercise of a warrant for a like number of shares. The exercise price of the warrant was $1.00 per share and was paid for by forgiving the principal payment of a $25,000 promissory note due to the Mainzers.

On February 14, 2007 the Company issued 25,000 restricted shares of its common stock to Dorothy Christofides upon conversion of a promissory note in the principal amount of $30,000. As additional consideration for Ms. Christofides converting her promissory note, the Company issued her 20,000 common stock purchase warrants exercisable for a period of five years at $2.00 per share.

On February 14, 2007, the Company issued an aggregate of 7,000 shares of its common stock to the owners of Vintage Filings, Inc. (Seth Farbman 3,500 and Shai Stern 3,500) in exchange for Vintage providing one (1) year of filing the Company’s reports with the SEC via the Edgar filing system. These shares were issued under the Company’s 2005 Equity Incentive plan.

On March 6, 2007, the Company issued The Incredible Card Company 150,000 restricted shares of its common stock as consideration for the purchase of a patent the Company acquired in January 2007. Mr. Basile, the Company’s Chairman and CEO, was a former officer and director of The Incredible Card Company.

On March 12, 2007, the Company issued Robert Jacobs 150,000 restricted shares of its common stock as consideration for the purchase of a patent.

On April 11, 2007, the Company’s Chief Operating Officer cashlessly exercised 200,000 warrants exercisable at $1.00. The market value of the Company’s common stock on that date was $2.00. Accordingly, the Company issued 100,000 shares to Ms. Yarde pursuant to such cashless exercise. The stock was issued under the Company’s Employee Stock Plan.

On April 11, 2007, the Company’s Chief Financial Officer cashlessly exercised 200,000 warrants exercisable at $1.05. The market value of the Company’s common stock on that date was $2.00. Accordingly, the Company issued 95,000 shares to Mr. Iler pursuant to such cashless exercise. The stock was issued under the Company’s Stock Incentive Plan

On April 24, 2007, the Company issued 1,750 to the partners of its legal counsel, Sommer & Schneider LLP, in consideration for legal services rendered in the ordinary course of business. The stock was issued under the Company’s Stock Incentive Plan.

On April 24, 2007, the Company issued 140,000 shares of its common stock and 140,000 warrants exercisable at $1.00 per share to Mark Basile, the Company’s President and CEO as consideration for providing the Company a loan in the amount of $130,000.

The securities discussed above were offered and sold in reliance upon exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder. Such securities were sold exclusively to accredited investors as defined by Rule 501(a) under the Act.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2.

Exhibit No.	Description of Exhibit	If Incorporated by Reference, Document with which Exhibit was Previously Filed with SEC

3.1	Certificate of Incorporation	Annual Report on Form 10-KSB for the year ended December 31, 1987, filed March 30, 1988

3.1	Certificate of Amendment to Certificate of Incorporation filed May 2, 1988	Annual Report on Form 10-KSB for the year ended December 31, 1988 filed December 28, 1989

3.1	Certificate of Amendment to Certificate of Incorporation filed September 12, 1990	Annual Report on Form 10-KSB for the year ended December 31, 1990 filed April 15, 1991

3.1.1	Certificate of Amendment to Certificate of Incorporation filed August 26, 2003	Annual Report on Form 10-KSB for the year ended December 31, 2003

3.1.2	Certificate of Amendment to Certificate of Incorporation filed August 28, 2003	Annual Report on Form 10-KSB for the year ended December 31, 2003

3.1.3	Certificate of Amendment to Certificate of Incorporation filed December 14, 2004	Annual Report on Form 10-KSB for the year ended December 31, 2005

3.1.4	Certificate of Amendment to Certificate of Incorporation filed September 23, 2005	Annual Report on Form 10-KSB for the year ended December 31, 2005

3.1.5	Certificate of Amendment to Certificate of Incorporation filed March 10, 2006	Annual Report on Form 10-KSB for the year ended December 31, 2005

3.2	Bylaws	Annual Report on Form 10-KSB for the year ended December 31, 2003

4	Designation of Preference with respect to Series A Preferred Stock, filed August 23, 2000	Annual Report on Form 10-KSB for the year ended December 31, 2000, filed April 2, 2001

4.1	Amended Designation of Preference with respect to Series A Preferred Stock, filed August 23, 2000	Current Report on Form 8-K, filed July 18, 2003

4.2	Certificate of Designations of Preferences, Rights and Limitations of Series A 5% Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on April 26, 2006	Current Report on Form 8-K filed May 2, 2006

4.3
Certificate of Correction filed to Correct Error in the Certificate of Designations of Preferences, Rights and Limitations of Series A 5% Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on April 27, 2006
Current Report on Form 8-K filed May 2, 2006

4.4
Certificate of Correction filed to Correct Error in the Certificate of Designations of Preferences, Rights and Limitations of Series A 5% Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on May 11, 2006
Registration Statement on Form SB-2/A filed April 24, 2007

5.1	Opinion of Sommer & Schneider LLP	Registration Statement on Form SB-2/A filed April 24, 2007

10.1	Asset Purchase Agreement dated October 7, 2004 between the Registrant and Palomar Enterprises, Inc.	Current Report on Form 8-K, filed October 13, 2004

10.2	Capital Stock Purchase Agreement dated October 7, 2004 between shareholders of the Registrant and Palomar Enterprises, Inc.	Current Report on Form 8-K, filed October 13, 2004

10.3	Agreement and Plan of Merger dated as of April 27, 2005 between the Registrant, its Merger Subsidiary and bioMETRX Technologies, Inc.	Current Report on Form 8-K, filed May 3, 2005

10.4	Subscription Agreement dated July 5, 2005 between the Registrant and Russell Kuhn	Current Report on Form 8-K, filed July 8, 2005

10.5	Common Stock Purchase Warrant issued to Russell Kuhn on July 5, 2005	Current Report on Form 8-K, filed July 8, 2005

10.6	Employment Agreement dated December 12, 2002 between Mark Basile and bioMetrx Technologies, Inc.	Annual Report on Form 10-KSB for the year ended December 31, 2005

10.7	Amendment to Employment Agreement dated February 6, 2006 between the Registrant and Mark Basile	Annual Report on Form 10-KSB for the year ended December 31, 2005

10.8	Employment Agreement dated January 1, 2004 between Steven Kang and bioMetrx Technologies, Inc.	Annual Report on Form 10-KSB for the year ended December 31, 2005

10.9	Employment Agreement dated August 5, 2005 between Lorraine Yarde and bioMetrx Technologies, Inc.	Annual Report on Form 10-KSB for the year ended December 31, 2005

10.10	Amendment to Employment Agreement dated January 26, 2006 between the Registrant and Lorraine Yarde	Annual Report on Form 10-KSB for the year ended December 31, 2005

10.11	Finder’s Fee Agreement dated November 28, 2005 between the Registrant and Harbor View Group, Inc.	Annual Report on Form 10-KSB for the year ended December 31, 2005

10.12	Finder’s Fee Agreement dated February 8, 2006 between the Registrant and Harbor View Group, Inc.	Annual Report on Form 10-KSB for the year ended December 31, 2005

10.13	Subscription Agreement dated October 28, 2005 between the Registrant and Russell Kuhn	Current Report on Form 8-K, filed November 1, 2005

10.14	Common Stock Purchase Warrant issued to Russell Kuhn on October 28, 2005	Current Report on Form 8-K, filed November 1, 2005

10.15	Settlement Agreement dated January 12, 2006 between the Registrant and Adam Laufer, Esq.	Annual Report on Form 10-KSB for the year ended December 31, 2005

10.16	Consulting agreement dated November 7, 2005 between the Registrant and Wendy Borow-Johnson	Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005, filed November 18, 2005

10.17	2005 Equity Incentive Plan	Registration Statement on Form S-8 filed December 23, 2005

10.18	Form of Stock Option issued pursuant to 2005 Equity Incentive Plan	Annual Report on Form 10-KSB for the year ended December 31, 2005

10.19	Form of Stock Option issued outside of plan	Annual Report on Form 10-KSB for the year ended December 31, 2005

10.20	Letter of Engagement dated March 17, 2006 between the Registrant and Pasadena Capital Partners, LLC	Quarterly Report on From 10-QSB for the quarter ended March 31, 2006, filed May 15, 2006

10.21	Consulting Agreement dated April 20, 2006 between the Registrant and New Castle Consulting, Inc.	Quarterly Report on From 10-QSB for the quarter ended March 31, 2006, filed May 15, 2006

10.22	Form of Securities Purchase Agreement	Current Report on Form 8-K filed May 2, 2006

10.23	Form of Series A Common Stock Purchase Warrant	Current Report on Form 8-K filed May 2, 2006

10.24	Form of Series B Common Stock Purchase Warrant	Current Report on Form 8-K filed May 2, 2006

10.25	Form of Registration Rights Agreement	Current Report on Form 8-K filed May 2, 2006

10.26	Form of Escrow Agreement	Current Report on Form 8-K filed May 2, 2006

10.27	Termination Agreement dated July 11, 2006 between the Registrant and Steven Kang	Current Report on Form 8-K filed July 14, 2006

10.28	Consulting Agreement dated October 20, 2006 between the Registrant and Interactive Resources Group, Inc.	Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006

10.29	Consulting Agreement dated October 23, 2006 between the Registrant and Brendan Hopkins	Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006

10.30	Form of Warrant issued to Interactive Resources Group, Inc.	Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006

10.31	Form of Warrant issued to Investors	Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006

10.32	Form of Securities Purchase Agreement entered into between the Registrant and Investors	Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006

10.33	Form of Note issued by the Registrant to Investors	Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006

10.34	Form of Securities Purchase Agreement	Current Report on Form 8-K filed January 8, 2007

10.35	Form of Series A Common Stock Purchase Warrant	Current Report on Form 8-K filed January 8, 2007

10.36	Form of Series B Common Stock Purchase Warrants	Current Report on Form 8-K filed January 8, 2007

10.37	Form of Registration Rights Agreement	Current Report on Form 8-K filed January 8, 2007

10.38	Form of Convertible Debenture	Current Report on Form 8-K filed January 8, 2007

10.39	Form of Consent and Waiver	Current Report on Form 8-K filed January 8, 2007

10.40	Form of Forbearance Note	Current Report on Form 8-K filed January 8, 2007

10.41	Employment Agreement dated August 4, 2006 between the Registrant and J. Richard Iler	Current Report on Form 8-K filed August 9, 2006

10.42	Consulting Agreement dated as of January 15, 2007 between the Registrant and ICR, LLC	Annual Report on Form 10-KSB for the year ended December 31, 2006

10.43	Factoring Agreement between BLX Funding LLC and the Registrant effective January 17, 2007	Current Report on Form 8-K filed January 22, 2007

10.44	Funding Agreement between BLX Funding LLC and the Registrant effective January 17, 2007	Current Report on Form 8-K filed January 22, 2007

10.45	Letter Amending Factoring Agreement dated January 17, 2007 between BLX Funding LLC and the Registrant	Current Report on Form 8-K filed January 22, 2007

10.46	Performance Guaranty between BLX Funding LLC and Mark Basile	Current Report on Form 8-K filed January 22, 2007

10.47	Purchase and Sale Agreement between BLX Funding LLC and Registrant effective January 17, 2007	Current Report on Form 8-K filed January 22, 2007

10.48	Right of Set-Off Letter dated January 17, 2007	Current Report on Form 8-K filed January 22, 2007

10.49	Security Agreement between BLX Funding LLC and the Registrant effective January 17, 2007	Current Report on Form 8-K filed January 22, 2007

10.50	Assignment of Intellectual Property Technology Purchase Agreement dated as of March 16, 2007	Current Report on Form 8-K filed March 16, 2007

10.51	Service Level Agreement between A2E Technologies and the Registrant dated March 16, 2007	Current Report on Form 8-K filed March 17, 2007

16	Letter on Change In Certifying Accountants	Current Report on Form 8K, filed August 20, 2003 and an amendment thereto on Form 8K/a filed March 5, 2004.

16.1	Letter on Change In Certifying Accountants	Current Report on Form 8K, filed April 25, 2005

21	List of Subsidiaries	Annual Report on Form 10-KSB for the year ended December 31, 2005

23.1	Consent of Sommer & Schneider LLP is contained in Exhibit 5.1 to this Registration Statement	Registration Statement on Form SB-2/A filed April 24, 2007

23.2	Consent of Wolinetz, Lafazan & Company, P.C.	Contained herein.

24.1	Power of Attorney is contained on Signature Page of this Registration Statement	Contained herein.

99.2	Code of Ethics, as Adopted by the Board of Directors	Annual Report on Form 10-KSB for the year ended December 31, 2003

ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(1) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(2)  Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering  price set forth in the  “Calculation  of the Registration  Fee” table in the effective registration statement, and

(3)  Include any additional or changed material information on the plan of distribution.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of an included in the registration statement as of he date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part f the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

For determining any liability under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

File a post-effective amendment to remove any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Jericho, State of New York, on this 8th day of June, 2007.

BIOMETRX, INC.

By:	/s/ Mark Basile
Name: Mark Basile
Title: Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Mark Basile and J. Richard Iler as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do them in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed below by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Mark Basile	Chief Executive Officer and	June 8, 2007
Mark Basile	Chairman of the Board (principal executive officer)

/s/ J. Richard Iler	Chief Financial Officer and Director	June 8, 2007
J. Richard Iler	(principal financial and accounting officer)

/s/ Lorraine Yarde	Chief Operating Officer, Director	June 8, 2007
Lorraine Yarde